Exhibit 10.1

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT (this “Amendment and Restatement Agreement”), dated as of July 26, 2013, by and among ALLIANCE ONE INTERNATIONAL, INC., a Virginia corporation (the “Company”), INTABEX NETHERLANDS B.V., a company formed under the laws of The Netherlands and a Subsidiary of the Company (the “Dutch Borrower”; together with the Company, collectively the “Borrowers,” and each individually, a “Borrower”), ALLIANCE ONE INTERNATIONAL AG, a Swiss corporation (“Alliance AG”), the Lenders (as defined below) party hereto, the New Lenders (as defined below) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (together with any successor administrative agent, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Original Credit Agreement referred to below or the Amended and Restated Credit Agreement referred to below after giving effect to this Amendment and Restatement Agreement (the “Restated Credit Agreement”). For the purposes hereof, “Credit Agreement” shall mean (i) before giving full effect to this Amendment and Restatement Agreement, the Original Credit Agreement and (ii) after giving full effect to this Amendment and Restatement Agreement, the Restated Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers, Alliance AG, the lenders party thereto (the “Lenders”), the Administrative Agent and others are parties to that certain Credit Agreement dated as of July 2, 2009, (as amended by that certain First Amendment to Credit Agreement dated as of August 24, 2009, that certain Second Amendment to Credit Agreement dated as of June 9, 2010, that certain Third Amendment to Credit Agreement dated as of June 6, 2011, that certain Fourth Amendment to Credit Agreement dated as of November 3, 2011, that certain Fifth Amendment to Credit Agreement dated as of June 13, 2012, and, upon effectiveness thereof pursuant to Section 6 hereof, Part I Section 1 of this Amendment and Restatement Agreement, the “Original Credit Agreement”);

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Original Credit Agreement and thereafter amend and restate the Original Credit Agreement; and

WHEREAS, the Lenders party hereto have consented to amend certain provisions of the Original Credit Agreement and thereafter amend and restate the Original Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed:

I.	Amendments and Agreements with respect to the Original Credit Agreement.

1. On the Initial Effective Date (as defined below), the Original Credit Agreement is hereby amended as set forth in in Annex I hereto.

2. On the Effective Date (as defined below):

(i) (x) At the election of each Revolving Lender, all or a portion of the Existing Revolving Commitment (as defined in the Restated Credit Agreement) of such Revolving Lender (together with its related Existing Revolving Exposure (as defined in the Restated Credit Agreement)) shall be converted on such date into an Extended Revolving Commitment (as defined in the Restated Credit Agreement) of such Revolving Lender denominated in Dollars in an aggregate amount (if any) as is set forth on such Revolving Lender’s signature page hereto (such Revolving Lender, an “Extended Revolving Lender”) and (y) all or a portion of the Existing Revolving Commitment (as defined in the Restated Credit Agreement) of each Revolving Lender (together with its related Existing Revolving Exposure (as defined in the Restated Credit Agreement)) shall be automatically converted on such date into a Non-Extended Revolving Commitment (as defined in the Restated Credit Agreement) of such Revolving Lender denominated in Dollars in an aggregate amount equal to the difference of (I) such Revolving Lender’s Existing Revolving Commitment (as defined in the Restated Credit Agreement) less (II) if such Revolving Lender is an Extended Revolving Lender, such Revolving Lender’s Extended Revolving Commitment (as defined in the Restated Credit Agreement) as is set forth on such Revolving Lender’s signature page hereto as an Extended Revolving Lender;

(ii) Each Extended Revolving Lender may elect to provide Extended Revolving Commitments in an amount in excess of the aggregate principal amount of such Extended Revolving Lender’s Existing Revolving Commitment (as such terms are defined in the Restated Credit Agreement) as such excess amount is set forth opposite its name on its signature page hereto (each such Extended Revolving Lender, together with each New Lender, the “Additional Extended Revolving Lenders”, and, such excess commitment amount, together with Extended Revolving Commitments provided by the New Lenders on the Effective Date pursuant to clause (iii) below, the “Additional Extended Revolving Commitments”) and hereby severally agree to provide its Additional Extended Revolving Commitments (which are provided in the form of Incremental Revolving Commitments on the Effective Date) on the terms, and subject to the conditions, set forth in the Restated Credit Agreement and in this Amendment and Restatement Agreement;

(iii) Each other party hereto that is not a Credit Party or Revolving Lender (each as defined in the Original Credit Agreement) with a signature page hereto (any such Person, a “New Lender”) hereby severally agree to provide Extended Revolving Commitments in an amount set forth opposite its name on its signature page hereto (which are provided in the form of Incremental Revolving Commitments on the Effective Date) on the terms, and subject to the conditions, set forth in the Restated Credit Agreement and in this Amendment and Restatement Agreement.

(iv) The Additional Extended Revolving Commitments provided pursuant to this Amendment and Restatement Agreement shall be provided in the form of Incremental Revolving Commitments on the Effective Date and thereafter constitute Extended Revolving Commitments and, on the Effective Date (immediately after giving effect to clause (i) above) shall be added to (and thereafter become a part of), the Extended Revolving Commitment of such Additional Extended Revolving Lender for all purposes of the Restated Credit Agreement and the other applicable Credit Documents.

(v) Each New Lender party to this Amendment and Restatement Agreement, (A) confirms that it is an Eligible Assignee (as defined in the Restated Credit Agreement), (B) confirms that it has received a copy of the Restated Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Restated Credit Agreement and to become a Lender thereunder, (C) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Restated Credit Agreement and the other Credit Documents, (D) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Restated Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (E) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Restated Credit Agreement and the other Credit Documents are required to be performed by it as a Lender and Extended Revolving Lender, as applicable.

(vi) Each Additional Extended Revolving Lender (A) shall be obligated to make the Revolving Loans provided to be made by it as provided herein on the terms, and subject to the conditions, set forth herein and in the Restated Credit Agreement and (B) shall have the rights and obligations of a Lender and Extended Revolving Lender under the Restated Credit Agreement and under the other applicable Credit Documents.

(vii) Each Borrower acknowledges and agrees that (A) a Borrower shall be severally liable for all of such Borrower’s Credit Party Obligations with respect to the Additional Extended Revolving Commitments provided under this Amendment and Restatement Agreement as provided in the Restated Agreement including, without limitation, all of such Borrower’s Revolving Loans made pursuant thereto, and (B) all applicable Credit Party Obligations (including all applicable Revolving Loans) shall be entitled to the benefits of the Security Documents and the Guaranties (to the extent provided in accordance with the express terms thereof).

(viii) Each Guarantor acknowledges and agrees that all Credit Party Obligations with respect to the Additional Extended Revolving Commitments provided under this Amendment and Restatement Agreement and all Revolving Loans made pursuant thereto shall (A) be fully guaranteed pursuant to the Guaranties as, and to the extent, provided in this Agreement and (B) be entitled to the benefits of the Credit Documents as, and to the extent, provided therein and in this Agreement.

(ix) The Original Credit Agreement, including all schedules thereto, is hereby amended and restated in its entirety in the form of the Restated Credit Agreement set forth in Annex II hereto.

(x) The Required Lenders hereby consent to, authorize and direct the Administrative Agent to enter into the Intercreditor Agreement (as defined in the Restated Credit Agreement) on the Effective Date substantially in the form of Schedule 1 to this Amendment and Restatement Agreement.

II.	Miscellaneous Provisions.

1. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and Restatement Agreement, each Credit Party hereby represents and warrants that (i) no Default or Event of Default exists as of the Initial Effective Date and the Effective Date, both immediately before and after giving effect to the applicable provisions in this Amendment and Restatement Agreement on each such date, (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Initial Effective Date and the Effective Date, both immediately before and after giving effect to the applicable provisions in this Amendment and Restatement Agreement on each such date, with the same effect as though such representations and warranties had been made on and as of the Initial Effective Date and the Effective Date, respectively, or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date, (iii) the execution, delivery and performance of this Amendment and Restatement Agreement has been duly authorized by all necessary action on the part of each Credit Party, has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each of them in accordance with its terms, except to the extent that the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (iv) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with (A) any organizational document of any Credit Party or (B) any Requirement of Law applicable to such Credit Party or result in a breach of any provision of or constitute a default under any Contractual Obligation of any Credit Party.

2. The Credit Parties acknowledge and agree and hereby represent and warrant that (x) this Amendment and Restatement Agreement, the Credit Agreement and each other Credit Document, and all Credit Party Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind and (y) the perfected status and priority of each Lien and security interest created under any Credit Document remains in full force and effect in accordance with the requirements of the Credit Agreement and the other Credit Documents on a continuous basis, unimpaired, uninterrupted and undischarged, in each case as of the Initial Effective Date and the Effective Date, both immediately before and immediately after giving effect to the applicable provisions in this Amendment and Restatement Agreement on each such date.

3. This Amendment and Restatement Agreement is limited precisely as written and, except as expressly set forth herein (including in the Annexes hereto), shall not constitute or be deemed to constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document and shall not prejudice any right or rights that the Administrative Agent or the Lenders may have now or in the future under or in connection with the Credit Agreement or any other Credit Document.

4. This Amendment and Restatement Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

5. THIS AMENDMENT AND RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

6. This Amendment and Restatement Agreement (other than Part I Section 2 hereof) shall become effective on the first date (the “Initial Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Administrative Agent shall have received executed signature pages from Extended Revolving Lenders and Additional Extended Revolving Lenders for Extended Revolving Commitments and Additional Extended Revolving Commitments in an aggregate principal amount of at least $150,000,000;

(ii) the Company shall have paid to the Administrative Agent for the benefit of each Extended Revolving Lender (other than New Lenders) which has executed and delivered a counterpart hereof as provided in following clause (ix) on or prior to 10:00 a.m. (New York City time) on July 25, 2013, an amendment fee in an amount equal to 1.50% of the Existing Revolving Commitment of such Extended Revolving Lender that it elects to extend pursuant to Part I Section 2(i) hereof as in effect on such time and date;

(iii) the Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Company dated the Initial Effective Date stating that both before and immediately after giving effect to this Amendment and Restatement Agreement and all amendments to the Credit Agreement and other Credit Documents, and other transactions contemplated to occur on the Initial Effective Date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein, in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, (D) the conditions set forth in clauses (v), (vi), (vii) and (viii) are satisfied and (E) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 of the Original Credit Agreement (as amended by Part I Section 1);

(iv) the Administrative Agent shall have received (A) true and complete copies of resolutions of the board of directors of each of the Borrowers and Alliance AG approving and authorizing the execution, delivery and performance of this Amendment and Restatement Agreement, the Credit Agreement and the Credit Documents, in each case as modified by this Amendment and Restatement Agreement, certified as of the Initial Effective Date by a Responsible Officer, secretary or assistant secretary of each such party as being in full force and effect without modification or amendment and (B) good standing certificates (or the equivalent thereof) for each of the Borrowers and Alliance AG from each jurisdiction in which such Borrower or Alliance AG, as the case may be, is organized;

(v) there shall not exist any pending or, to the knowledge of a Responsible Officer of the Company, threatened litigation, investigation, injunction, order or claim affecting or relating to the Company or any of its Subsidiaries, this Agreement or the other Credit Documents that could materially adversely affect the Company and its Subsidiaries, taken as a whole, this Agreement or the other Credit Documents, or such Person’s ability to perform their obligations under the Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Initial Effective Date;

(vi) the Administrative Agent shall have received evidence that (A) all governmental, shareholder and material third party consents and approvals necessary in connection with the closing of the Credit Agreement have been obtained and (B) no law or regulation (including any requirement of the Securities Exchange Commission or other applicable regulatory authority), or event shall have occurred that, enjoins, restrains, restricts, sets aside or prohibits, or seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of the Initial Effective Date;

(vii) there shall be no bankruptcy or insolvency proceedings with respect to the Company or any of its Subsidiaries;

(viii) no material adverse change shall have occurred since March 31, 2013 in the business, assets, liabilities, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

(ix) the Borrowers, Alliance AG, the other Credit Parties, each Extended Revolving Lender, each New Lender (if any) and the Lenders constituting the Required Lenders and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Michael Brown (facsimile number: 212-354-8113 / e-mail address: michael.brown@whitecase.com);

(x) the Company shall have paid to the Administrative Agent all fees, costs and expenses (including, without limitation, legal fees and expenses of White and Case LLP, payable to the Administrative Agent to the extent then due and payable (including the Arranger Fee (as defined in the Fee Letter dated June 13, 2013 among the Company and Deutsche Bank Trust Company Americas) payable to Deutsche Bank Trust Company Americas);

7. Part I Section 2 of this Amendment and Restatement Agreement shall become effective on the first date (the “Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Initial Effective Date shall have occurred on, or not more than 10 days prior to, the Effective Date;

(ii) the Company shall have paid to each Additional Extended Revolving Lender (including any New Lender) an initial yield payment equal to 1.50% of the Additional Extended Revolving Commitment of such Additional Extended Revolving Lender on the Effective Date with such payment being earned by, and payable to, such Additional Extended Revolving Lender on the Effective Date (it being understood that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2));

(iii) the Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Company dated the Effective Date stating that both before and immediately after giving effect to this Amendment and Restatement Agreement and all amendments to the Credit Agreement and other Credit Documents, and other transactions contemplated to occur on the Effective Date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein, in the Restated Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct as of such date), (D) the conditions set forth in clauses (v), (vi), (vii), (viii), (ix), (xvii), (xx) and (xxi) are satisfied and (E) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 of the Restated Credit Agreement (with the foregoing compliance with the financial covenants calculated on a pro forma basis after giving effect to the issuance of Senior Secured Notes (as defined in the Restated Credit Agreement));

(iv) the Administrative Agent shall have received (A) a certification as of the Effective Date by a Responsible Officer, secretary or assistant secretary of each of the Borrowers and Alliance AG that the resolutions of the board of directors of each of the Borrowers and Alliance AG delivered to the Administrative Agent pursuant to Part II Section 6(iv) are in full force and effect without modification or amendment and (B) good standing certificates (or the equivalent thereof) for each of the Borrowers and Alliance AG from each jurisdiction in which such Borrower or Alliance AG, as the case may be, is organized;

(v) there shall not exist any pending or, to the knowledge of a Responsible Officer of the Company, threatened litigation, investigation, injunction, order or claim affecting or relating to the Company or any of its Subsidiaries, this Agreement or the other Credit Documents that could materially adversely affect the Company and its Subsidiaries, taken as a whole, this Agreement or the other Credit Documents, or such Person’s ability to perform their obligations under the Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Effective Date;

(vi) the Administrative Agent shall have received evidence that (A) all governmental, shareholder and material third party consents and approvals necessary in connection with the closing of the Credit Agreement have been obtained, (B) all applicable waiting periods have expired without any action being taken by any authority or third party that could restrain, prevent or impose any material adverse conditions on the Refinancing or that could seek or threaten any of the foregoing and (C) no law or regulation (including any requirement of the Securities Exchange Commission or other applicable regulatory authority), or event shall have occurred that, enjoins, restrains, restricts, sets aside or prohibits, or seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of the Effective Date;

(vii) there shall be no bankruptcy or insolvency proceedings with respect to the Company or any of its Subsidiaries;

(viii) no material adverse change shall have occurred since March 31, 2013 in the business, assets, liabilities, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

(ix) the Credit Documents, the Senior Secured Notes Documents (as defined in the Restated Credit Agreement) and the financings contemplated thereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations);

(x) the Administrative Agent shall have received (A) an opinion (including an opinion as to no conflict with the Senior Secured Notes Documents and the Original Credit Agreement (as in effect immediately prior to giving effect to the Amendment and Restatement Agreement)) from Robinson, Bradshaw & Hinson, P.A., U.S. counsel to the Credit Parties, (B) an opinion of Clifford Chance LLP, special Dutch legal advisor to the Dutch Borrower, (C) an opinion of Bär & Karrer, special Swiss legal advisor to Alliance AG, in each case addressed to the Administrative Agent and each of the Lenders party to the Restated Credit Agreement on the Effective Date covering such matters incidental to this Amendment and Restatement Agreement and the transactions contemplated hereby as the Administrative Agent may reasonably request;

(xi) each Credit Party shall have delivered such documents and agreements, and taken such other actions, as the Administrative Agent may reasonably request in order to create, continue or maintain the effectiveness of each Guaranty and the security interests of the Administrative Agent in the Collateral and the perfection thereof, including (in each case in form and substance satisfactory to the Administrative Agent):

a) Except as set forth on Schedule 5.13 to the Restated Credit Agreement set forth in Annex II hereto, the third amendment to the Quota Pledge Agreement by and among Intabex Netherlands B.V., Alliance One International Tabak B.V. and Deutsche Bank Trust Company Americas and Alliance One Brasil Exportadora de Tabacos Ltda. as consenting intervening party;

b) deed of confirmation by Alliance One International AG in favor of Deutsche Bank Trust Company Americas;

c) addendum to the Charge of Shares by and between Standard Commercial Tobacco Company (UK) Limited and Deutsche Bank Trust Company Americas; and

d) security confirmation by Standard Commercial AG in favor of Deutsche Bank Trust Company Americas in connection with pledge of shares in Alliance One Tütün Anonim Sirketi;

(xii) all outstanding Swingline Loans under, and as defined in, the Credit Agreement shall have been repaid in full and all accrued but unpaid interest thereon accruing prior to the Effective Date shall have been paid in accordance with the terms of the Credit Agreement;

(xiii) the Company shall have paid to the Administrative Agent all fees, costs and expenses (including, without limitation, legal fees and expenses of White and Case LLP) payable to the Administrative Agent to the extent due under the Credit Agreement;

(xiv) the Company shall have delivered (x) a fully executed counterpart of an amendment to the existing Mortgage and (y) a date down and modification endorsement in connection with each existing lender’s title insurance policy insuring the existing Mortgage, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(xv) on the Effective Date, the issuance of the Senior Secured Notes shall have been consummated in accordance with the terms and conditions of the Senior Secured Notes Documents and all applicable law providing gross cash proceeds of not less than $650,000,000;

(xvi) on the Effective Date, (x) the Administrative Agent shall have received true and correct copies of all Senior Secured Notes Documents (as defined in the Restated Credit Agreement) to be in the form so executed (and finalized), in each case certified as such by an officer of the Company, (y) all terms and conditions thereof shall be reasonably satisfactory to the Required Lenders (provided that the terms and conditions in the draft offering memorandum dated July 17, 2013 (as supplemented by the pricing supplement dated July 26, 2013) is reasonably satisfactory to the Required Lenders (as such terms and conditions may be amended or modified so long as such amended and modified terms and conditions are is no less favorable in any material respect to the Company or the Lenders than the terms and conditions of such draft offering memorandum (as supplemented by such pricing supplement)) and (z) all such documents shall be in full force and effect;

(xvii) all conditions precedent to the consummation of the issuance of the Senior Secured Notes (as defined in the Restated Credit Agreement), as set forth in the Senior Secured Notes Documents (as defined in the Restated Credit Agreement), shall have been satisfied, and not waived unless consented to by the Required Lenders, to the reasonable satisfaction of the Administrative Agent;

(xviii) on the Effective Date, (x) the proceeds from the issuance of the Senior Notes (as defined in the Restated Credit Agreement), the Company shall have irrevocably deposited with the Trustee under the Existing Senior Notes (as defined in the Restated Credit Agreement) Dollars in an amount sufficient to pay the principal of, redemption premium and interest on the Existing Senior Notes (together with the redemption of any Existing Convertible Notes pursuant to the Existing Convertible Notes Tender Offer, collectively (the “Refinancing”) and (y) the Company shall have deposited in the Blocked Account (as defined in the Restated Credit Agreement) any remaining proceeds of the Senior Notes (as defined in the Restated Credit Agreement) after giving effect to the Transactions on the Effective Date;

(xix) on the Effective Date and after giving effect to the consummation of the Refinancing, the Company and its Subsidiaries shall have no outstanding Indebtedness, except for (x) Indebtedness pursuant to or in respect of the Credit Documents, (y) the Senior Secured Notes (as defined in the Restated Credit Agreement) and (z) certain other indebtedness (including, without limitation, (I) the Indebtedness set forth on Schedule 6.1(a) to the Restated Credit Agreement and (II) the Existing Convertible Notes (as defined in the Restated Credit Agreement), provided that the aggregate principal amount of Indebtedness outstanding under such Existing Convertible Notes shall not exceed $115,000,000 on the Effective Date) existing on the Effective Date to the extent permitted under the Restated Credit Agreement (with the Indebtedness described in this sub-clause (z) being herein called the “Existing Indebtedness”);

(xx) on and as of the Effective Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the transactions contemplated by this Amendment and Restatement Agreement without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the transactions contemplated by this Amendment and Restatement Agreement;

(xxi) after giving effect to the Effective Date, and to any prepayments of the Revolving Loans made on the Effective Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the lesser of (x) the Revolving Committed Amount or (y) the Working Capital Amount;

(xxii) the Intercreditor Agreement shall have been executed and delivered on the Effective Date by the Administrative Agent, the collateral trustee for the Senior Secured Notes, the Company and the Domestic Guarantors; and

(xxiii) at the request of the Administrative Agent, the Administrative Agent, the Company and the financial institution with respect to the Blocked Account shall have entered into an account control agreement in form and substance satisfactory to the Administrative Agent.

8. This Amendment and Restatement Agreement constitutes a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents. No provision of this Amendment and Restatement Agreement may be amended, modified, waived or supplemented, except as provided in Section 9.1 of the Credit Agreement.

9. By executing and delivering a copy hereof, each Credit Party (a) consents to the terms of this Amendment and Restatement Agreement and the Credit Documents (as modified by this Amendment and Restatement Agreement), (b) reaffirms all of its obligations and liabilities under each Credit Document (as such Credit Documents are modified by this Amendment and Restatement Agreement), all of which obligations and liabilities shall remain in full force and effect and (c) hereby agrees that all Credit Party Obligations of the Credit Parties shall be fully guaranteed pursuant to the Guarantees and shall be fully secured pursuant to the Credit Documents, in each case in accordance with the respective terms and provisions thereof and that this Amendment and Restatement Agreement does not in any manner constitute a novation of any Credit Party Obligations under any of the Credit Documents.

10. For the avoidance of doubt, in furtherance of (and not for purposes of limiting) Part II Section 9 above, the Parties hereby confirm and agree that, at the time of the entering into the deed of share pledge between Intabex Netherlands B.V. as pledgor, Alliance One International Tabak B.V. as company and Deutsche Bank Trust Company Americas as pledgee and the deed of share pledge between International Tobacco Funding, S.L.U. as pledgor, Intabex Netherlands B.V. as company and Deutsche Bank Trust Company Americas as pledgee (the “Deeds”), it was their intention and agreement (and it is still their intention and agreement) that:

(i) the security rights created pursuant to the Deeds secure the Secured Obligations (as defined in the Deeds) corresponding to any obligations of a Debtor (as defined in the Deeds) to a Secured Party (as defined in the Deeds) under any Finance Document (as defined in the Deeds) as they may be so varied, amended, modified or restated from time to time (however fundamentally and whether or not more onerously, including any change in the purpose of, extension of, or any increase in any facility or the addition of any facility under them) including but not limited to any obligations of a Debtor to a Secured Party under the Restated Credit Agreement; and

(ii) the validity and enforceability of the security rights created under the Deeds will not be affected by this Amendment and Restatement Agreement and that those security rights are and remain valid and in full force and effect in respect of the Secured Obligations (which include, but are not limited to, the corresponding obligations to any obligations of a Debtor to a Secured Party under the Restated Credit Agreement).

11. For the avoidance of doubt, in furtherance of (and not for purposes of limiting) Part II Section 9 above, the parties hereby confirm and agree that, at the time of the entering into the pledge of shares between Alliance One International AG as pledger and Deutsche Bank AG, Abu Dhabi Branch, as UAE Security Agent (the “Pledge”), it was their intention and agreement (and it is still their intention and agreement) that:

(i) the security rights created pursuant to the Pledge secure the Secured Obligations (as defined in the Pledge) corresponding to all Credit Party Obligations of Alliance One International AG and Intabex Netherlands B.V. under any Finance Document and the Secured Hedging Agreement (each as defined in the Pledge) as they may be so varied, amended, modified or restated from time to time (however fundamentally and whether or not more onerously, including any change in the purpose of, extension of, or any increase in any facility or the addition of any facility under them) including but not limited to any obligations of a Obligor to a Finance Party under the Restated Credit Agreement; and

(ii) the validity and enforceability of the Security (as defined in the Pledge) created under the Pledge will not be affected by this Amendment and Restatement Agreement and that such Security will remain valid and in full force and effect in respect of the Secured Obligations (as defined in the Pledge) (which include, but are not limited to, the corresponding Credit Party Obligations of Alliance One International AG and Intabex Netherlands B.V. under the Restated Credit Agreement).

12. For the avoidance of doubt, in furtherance of (and not for purposes of limiting) Part II Section 9 above, the parties hereby confirm and agree that, the security created pursuant to the Share Pledge Agreement between Standard Commercial AG as pledger, Alliance One Tutun Anomin Sirketi as company and Deutsche Bank Trust Company Americas as administrative agent for the Secured Parties, dated August 10, 2009, shall (a) remain in full force and effect notwithstanding the amendments referred to herein and (b) continue to secure its Secured Obligations under the Restated Credit Agreement.

13. From and after (i) the Initial Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Restated Credit Agreement as modified hereby on the Initial Effective Date and (ii) the Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Restated Credit Agreement.

14. No Lender party hereto may assign any Revolving Commitment from and after the Initial Effective Date until the earlier to occur of (x) the Effective Date and (y) 10 days after the Initial Effective Date, without the consent of the Administrative Agent (which may be withheld in its sole discretion).

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment and Restatement Agreement as of the date first written above.

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Name:	Robert A. Sheets
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Joel Thomas
Name:	Joel Thomas
Title:	Vice President and Treasurer

DUTCH BORROWER:

INTABEX NETHERLANDS B.V.

By:	/s/ Joel Thomas
Name:	Joel Thomas
Title:	Authorized Signatory

FOREIGN GUARANTOR:

ALLIANCE ONE INTERNATIONAL AG

By:	/s/ Robert A. Sheets
Name:	Robert A. Sheets
Title:	Authorized Signatory

Signature page to AOI Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Name:	Robert A. Sheets
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Joel Thomas
Name:	Joel Thomas
Title:	Vice President and Treasurer

Signature page to Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

INTABEX NETHERLANDS B.V.

By:	/s/ Joel Thomas
Name:	Joel Thomas
Title:	Authorized Signatory

Signature page to Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

ALLIANCE ONE INTERNATIONAL AG

By:	/s/ Robert A. Sheets
Name:	Robert A. Sheets
Title:	Authorized Signatory

Signature page to Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED

By:	/s/ Christian Cypher
Name:	Christian Cypher
Title:	Regional Director, Europe

By:	/s/ Carol Hosier
Name:	Carol Hosier
Title:	Company Secretary

Signature page to Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

INTERNATIONAL TOBBACO FUNDING, S.L.U.

By:	/s/ José María Costa
Name:	José María Costa
Title:	Chairman

By:	/s/ Luis de Azua
Name:	Luis de Azua
Title:	Director

Signature page to Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

STANDARD COMMERCIAL AG

By:	/s/ B. Lynne Finney
Name:	B. Lynne Finney
Title:	Authorized Signatory

Signature page to Amendment and Restatement Agreement

Each of the undersigned, each being a pledgor of certain Pledged Foreign Subsidiaries hereby consents to the entering into of the Amendment and Restatement Agreement and agrees to the provisions thereof.

ALLIANCE ONE INTERNATIONAL TABAK B.V.

By:	/s/ B. Lynne Finney
Name:	B. Lynne Finney
Title:	Authorized Signatory

Signature page to Amendment and Restatement Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent, as Swingline Lender and as Issuing Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE TO THE AMENDMENT AND RESTATEMENT AGREEMENT TO ORIGINAL CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, THE OTHER CREDIT PARTIES THERETO, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

By executing the signature page below:

A.	as an existing Revolving Lender that is an Extended Revolving Lender, the undersigned institution agrees (i) to the terms of the Amendment and Restatement Agreement and the Restated Credit Agreement, (ii) on the terms and subject to the conditions set forth in the Amendment and Restatement Agreement and the Restated Credit Agreement, to extend and convert all or a portion of its Existing Revolving Commitment (and related Existing Revolving Exposure) in the aggregate amount set forth below under the heading “Amount of Existing Revolving Commitment to be Extended”, together with all related Revolving Exposure and (iii) if applicable, on the terms and subject to the conditions set forth in the Amendment and Restatement Agreement and the Restated Credit Agreement to increase its Existing Revolving Commitment in the aggregate amount set forth below under the heading “Amount of Additional Extended Revolving Commitment”; or

B.	as an existing Revolving Lender that is a Non-Extended Revolving Lender, the undersigned institution agrees to the terms of the Amendment and Restatement Agreement and the Restated Credit Agreement, but NOT to extend and convert any of its Existing Revolving Commitment (and related Existing Revolving Exposure) into Extended Revolving Commitments (and related Revolving Exposure); or

C.	as a New Lender that is an Extended Revolving Lender, the undersigned institution agrees (i) to the terms of the Amendment and Restatement Agreement and the Restated Credit Agreement and (ii) on the terms and subject to the conditions set forth in the Amendment and Restatement Agreement and the Restated Credit Agreement, to provide Extended Revolving Commitments in the aggregate amount set forth below under the heading “Amount of Extended Revolving Commitment”.

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR EXTENDED REVOLVING LENDER

NAME OF LENDER: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Executing as an EXTENDED REVOLVING LENDER:

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

By:	/s/ Michael D-Onofrio
	Name:	Michael D’Onofrio
	Title:	Authorized Signatory

Existing Revolving Commitment

Principal amount of Existing Revolving Commitment held by Extended Revolving Lender	Amount of Existing Revolving Commitment to be Extended

$30,172,413.79	$30,172,413.79

Additional Extended Revolving Commitments

Amount of Additional Extended Revolving Commitment

$	None

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR EXTENDED REVOLVING LENDER

NAME OF LENDER: Standard Chartered Bank

Executing as an EXTENDED REVOLVING LENDER:

By:	/s/ Brendan Herley
	Name:	Brendan Herley
	Title:	Director - Syndications

For any Lender requiring a second signature line:

By:	/s/ Andrew Y. Ng
	Name:	Andrew Y. Ng
	Title:	Director

Existing Revolving Commitment

Principal amount of Existing Revolving Commitment held by Extended Revolving Lender	Amount of Existing Revolving Commitment to be Extended

$17,241,379.31	$17,241,379.31

Additional Extended Revolving Commitments

Amount of Additional Extended Revolving Commitment

US$	2,758,620.69

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR EXTENDED REVOLVING LENDER

NAME OF LENDER: NATIXIS, New York Branch

Executing as an EXTENDED REVOLVING LENDER:

By:	/s/ Stephen A. Jendras
	Name:	Stephen A. Jendras
	Title:	Managing Director

For any Lender requiring a second signature line:

By:	/s/ Alisa Trani
	Name:	Alisa Trani
	Title:	Director

Existing Revolving Commitment

Principal amount of Existing Revolving Commitment held by Extended Revolving Lender	Amount of Existing Revolving Commitment to be Extended

$38,706,896.55	$38,706,896.55

Additional Extended Revolving Commitments

Amount of Additional Extended Revolving Commitment

$1,293,103.45

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR EXTENDED REVOLVING LENDER

NAME OF LENDER:	ING Belgium, Brussels
Geneva Branch 6, rue Petitot P.O. Box 5613 CH-1211 GENEVA 11

Executing as an EXTENDED REVOLVING LENDER:

By:	/s/ Michele Provinciael
	Name:	Michele Provinciael
	Title:	Head of Credit Risk

For any Lender requiring a second signature line:

By:	/s/ Serge Stolitza
	Name:	Serge Stolitza
	Title:	Group Head

Existing Revolving Commitment

Principal amount of Existing Revolving Commitment held by Extended Revolving Lender	Amount of Existing Revolving Commitment to be Extended

$43,103,448.28	$40,000,000.00

Additional Extended Revolving Commitments

Amount of Additional Extended Revolving Commitment

None

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR EXTENDED REVOLVING LENDER

NAME OF LENDER: Goldman Sachs Bank USA

Executing as an EXTENDED REVOLVING LENDER:

By:	/s/ Lauren Havens
	Name:	Lauren Havens
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

By:
Name:
Title:

Existing Revolving Commitment

Principal amount of Existing Revolving Commitment held by Extended Revolving Lender	Amount of Existing Revolving Commitment to be Extended

$86,206.90	$86,206.90

Additional Extended Revolving Commitments

Amount of Additional Extended Revolving Commitment

None

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR EXTENDED REVOLVING LENDER

NAME OF LENDER: Deutsche Bank Trust Company Americas

Executing as an EXTENDED REVOLVING LENDER:

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

For any Lender requiring a second signature line:

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

Existing Revolving Commitment

Principal amount of Existing Revolving Commitment held by Extended Revolving Lender	Amount of Existing Revolving Commitment to be Extended

$30,172,413.79	$30,172,413.79

Additional Extended Revolving Commitments

Amount of Additional Extended Revolving Commitment

9,827,586.21

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR NON-EXTENDED REVOLVING LENDER

NAME OF LENDER: AgFirst Farm Credit Bank

Executing as a NON-EXTENDED REVOLVING LENDER:

By:	/s/ Steven J. O’Shea
	Name:	Steven J. O’Shea
	Title:	Vice President

Signature page to Amendment and Restatement Agreement

SIGNATURE PAGE FOR NEW LENDER

NAME OF LENDER: ICBC (London) PLC

Executing as a NEW LENDER:

By:	/s/ Bo Jiang
	Name:	Bo Jiang
	Title:	Deputy Managing Director

For any Lender requiring a second signature line:

By:	/s/ Julian Madgett
	Name:	Julian Madgett
	Title:	Head Commodities & Structured Finance

Amount of Additional Extended Revolving Commitment

$40,000,000

Signature page to Amendment and Restatement Agreement

ANNEX I

Amendments to the Credit Agreement

1. Section 1.1 of the Original Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of July 26, 2013, among the Borrowers, the Guarantors, the Extended Revolving Lenders (as defined therein), each Additional Extended Revolving Lender (as defined therein), the “Required Lenders” under this Agreement immediately prior to the Initial Effective Date (as defined therein) and the Administrative Agent.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning set forth in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each, an “ECP”) at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Minority Interest Consolidated Entity” shall have the meaning set forth in Section 1.3.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligations under any interest rate protection agreement or other Hedging Agreement to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2. The definition of “Consolidated EBIT” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBIT” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the sum (without duplication) of (a) Consolidated Net Income plus (b) to the extent included in the determination of such Consolidated Net Income, (i) Consolidated Income Tax Expense plus (ii) Consolidated Interest Expense minus (iii) any extraordinary items of gain minus (iv) any items of gain attributable to Financial Accounting Standards Board Statements No. 121, 123R, 133 (solely with respect to any interest rate swap, cap or collar agreement), 142 and 144 plus (v) any items of loss attributable to Financial Accounting Standards Board Statements No. 121, 123R, 133 (solely with respect to any interest rate swap, cap or collar agreement), 142 and 144 plus (vi) costs and expenses incurred in connection with (A) exit and disposal activities associated with discontinued foreign operations and/or (B) making minority-ownership Investments in joint ventures with customers of the Company and its Subsidiaries, in each case referred to in (A) and (B) of this clause (vi), determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, provided that not more than $5,000,000 in the aggregate for any Calculation Period may be added back pursuant to this clause (vi) plus (vii) the Permitted Allowance, provided that not more than $10,000,000 in the aggregate for any Calculation Period may be added back pursuant to this clause (vii) plus (viii) out-of-pocket costs and expenses paid in cash relating to Permitted Acquisitions and Investments, in each case which would have been capitalized under GAAP prior to the application of Financial Accounting Standards Board Statement No. 141(R) minus (ix) write-ups of the Permitted Allowance minus (x) write downs of the Permitted Allowance plus (xi) for any Calculation Period ended on or prior to December 31, 2014, any FCPA Settlement Expenses incurred during such Calculation Period so long as not in excess of $6,000,000 during such Calculation Period, plus (xii) for any Calculation Period ended on or prior to December 31, 2014, any losses of Alliance AG with respect to Investments made in WLT pursuant to Section 6.5(p) of the Existing Credit Agreement incurred during such Calculation Period so long as not in excess of $10,000,000 in the aggregate for all fiscal quarters, plus (xiii) if the transaction contemplated by Section 6.4(a)(x) occurred during such Calculation Period, any amounts that are deducted in Consolidated Net Income in such Calculation Period pursuant to clause (e) of the definition of Consolidated Net Income that would not have been deducted if such transaction had not occurred during such Calculation Period.

3. The definition of “Consolidated Net Income” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Net Income” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the sum (without duplication) of (a) the net income (or net loss) of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP plus (b) to the extent deducted in determining such net income (or net loss), (i) any non-cash charge related to the write-off of deferred financing cost plus (ii) to the extent deducted in determining such net income (or net loss), the Transaction Costs incurred during such Calculation Period, plus (c) any dividends or distributions to the extent paid in cash by WLT to Alliance AG, the Company or any of its Subsidiaries minus (d) for the avoidance of doubt, to the extent included in determining net income (or net loss) in clause (a) above, the net income (or net loss) of WLT (other than any amounts described in clause (c) above), minus, (e) any amounts exceeding $10,000,000 with respect to each fiscal year, commencing with the fiscal year ending March 31, 2013, to the extent added in determining such net income as a result of the sale by the Company and its Subsidiaries of

2

property, plant, equipment and growers’ contracts. Notwithstanding the above, for the purposes of Sections 6.5(k), 6.5(l) and 6.10(d) Consolidated Net Income of the Company shall be determined based on (x) for all periods ending on or prior to June 30, 2013, Consolidated Net Income (as defined in the Existing Credit Agreement immediately prior to giving effect to the Effective Date), and (y) for all periods ending after June 30, 2013, Consolidated Net Income (as defined herein).

4. The definition of “Consolidated Total Senior Debt to Working Capital Amount Ratio” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Total Senior Debt to Working Capital Amount Ratio” shall mean, at any date, the ratio of (a) Consolidated Total Senior Debt on such date minus cash and Cash Equivalents of the Company and its Subsidiaries on such date to (b) the Working Capital Amount on such date.

5. The definition of “Credit Documents” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by inserting the text “, the Amendment and Restatement Agreement” immediately after the text “the Fifth Amendment” appearing therein.

6. The definition of “FCPA Settlement” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“FCPA Settlement” shall mean those certain settlements by the Company in 2010 with the Securities and Exchange Commission and the U.S. Department of Justice regarding potential criminal and civil violations of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., that resulted in the disgorgement in profits and fines totaling $19,450,000.

7. The definition of “FCPA Settlement Expense” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“FCPA Settlement Expense” shall mean the incurrence by the Company and its Subsidiaries of all monitoring and legal expenses incurred in connection with compliance with the FCPA Settlement.

8. The definition of “Guaranty Obligations” is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will Guaranty Obligations include any Excluded Swap Obligations.”

9. The definition of “Hedging Agreement Provider” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by replacing the text “the Credit Agreement” appearing therein with the text “this Agreement” in lieu thereof.

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10. Section 1.3 of the Original Credit Agreement is hereby amended by (i) replacing the text “, each Zimbabwe Subsidiary” appearing therein with the text “and any of the calculations of Consolidated Net Income, Consolidated EBITDA or any financial ratio, (i) each Zimbabwe Subsidiary” in lieu thereof and (ii) inserting the text “and (ii) each Person that is not a Subsidiary of the Company shall not be consolidated with the Company and its Subsidiaries (notwithstanding the fact that such Person may actually be consolidated for purposes of GAAP) (any such Person, a “Minority Interest Consolidated Entity”)” immediately before the text “; provided further” appearing therein.

11. Section 5.1 of the Original Credit Agreement is hereby amended by (i) replacing the text “(other than the Zimbabwe Subsidiaries)” in each instance that it appears therein with the text “(other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities)” in lieu thereof and (ii) replacing the text “(other than the Zimbabwe Subsidiary)” appearing therein with the text “(other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities)” in lieu thereof.

12. Section 5.2(b) of the Original Credit Agreement is hereby amended by (i) replacing the text “shall (t)” appearing therein with the text “shall (s)” in lieu thereof, (ii) replacing the text “(u)” appearing therein with the text “(t)” in lieu thereof, (iii) replacing the text “preceding clause (t)” appearing therein with the text “preceding clause (s)” in lieu thereof and insert the following new clause (u) immediately before clause (v) appearing therein:

“(u) include related financial statements (which may be in summary form) reflecting adjustments necessary to eliminate the accounts of Minority Interest Consolidated Entities (if any) (together with supporting detail as may be requested by the Administrative Agent),”.

13. Section 5.9(a) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Minimum Consolidated Interest Coverage Ratio. Maintain at all times a Consolidated Interest Coverage Ratio of not less than the following:

Period	Ratio
January 1, 2013 through and including June 30, 2013	1.90 to 1.00
July 1, 2013 through and including September 30, 2013	1.80 to 1.00
October 1, 2013 through and including December 31, 2013	1.85 to 1.00
January 1, 2014 and thereafter	1.90 to 1.00

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14. Section 5.9(b) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Maximum Consolidated Leverage Ratio. Maintain at all times a Consolidated Leverage Ratio of not more than the following:

Period	Ratio
January 1, 2013 through and including March 31, 2013	5.90 to 1.00
April 1, 2013 through and including June 30, 2013	7.25 to 1.00
July 1, 2013 through and including September 30, 2013	7.80 to 1.00
October 1, 2013 through and including December 31, 2013	6.95 to 1.00
January 1, 2014 through and including March 31, 2014	6.10 to 1.00
April 1, 2014 through and including June 30, 2014	6.95 to 1.00
July 1, 2014 through and including September 30, 2014	7.25 to 1.00
October 1, 2014 through and including December 31, 2014	6.95 to 1.00
January 1, 2015 through and including March 31, 2015	5.85 to 1.00
April 1, 2015 through and including June 30, 2015	6.75 to 1.00
July 1, 2015 through and including September 30, 2015	6.95 to 1.00
October 1, 2015 through and including December 31, 2015	6.45 to 1.00
January 1, 2016 through and including March 31, 2016	5.50 to 1.00
April 1, 2016 through and including June 30, 2016	6.25 to 1.00
July 1, 2016 through and including September 30, 2016	6.45 to 1.00
October 1, 2016 through and including December 31, 2016	6.25 to 1.00
January 1, 2017 and thereafter	5.10 to 1.00

15. Section 5.9(e) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“[Reserved]”.

16. Section 5.11(b) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) The Company and its Subsidiaries will cause 100% of the Capital Stock (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held

5

by local nationals, in each case to the extent required by applicable law) of (i) the Dutch Borrower, (ii) Alliance AG, (iii) the Foreign Subsidiaries set forth on Schedule 1.1(b), (iv) each of their respective Material Foreign Subsidiaries, and (v) WLT to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the ratable benefit of the Secured Parties to secure the Dutch Borrower’s and Alliance AG’s obligations pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request; provided, however, that (x) a pledge of the Capital Stock of China Brasil Tabacos Exportadora Ltda. shall not be required pursuant to this clause (b) prior to August 1, 2014, and (y) if at any time more than 65% of the aggregate issued and outstanding Voting Stock of any Foreign Subsidiary is pledged (any such excess Voting Stock being herein called “Excess Material Foreign Subsidiary Voting Stock”), such Excess Material Foreign Subsidiary Voting Stock shall only secure Credit Party Obligations consisting of the Credit Party Obligations of the Dutch Borrower and guarantees by one or more Guarantors of Credit Party Obligations of the Dutch Borrower.”

17. Section 6.1(l) of the Original Credit Agreement is hereby amended by (i) replacing the text “$675,000,000” appearing therein with the text “$875,000,000” in lieu thereof and (ii) replacing the text “$500,000,000” appearing therein with the text “$550,000,000” in lieu thereof.

18. Section 6.2(p) of the Original Credit Agreement is hereby amended by (i) inserting the text “securities,” immediately before the text “cash and Cash Equivalents” appearing therein, (ii) inserting the text “securities accounts,” immediately before the text “deposit accounts” appearing therein and (iii) replacing the text “provided that such deposit account” appearing therein with the text “provided that such securities account or deposit account” in lieu thereof.

19. Section 6.2 of the Original Credit Agreement is hereby further amended by (i) deleting the text “and” appearing at end of clause (s) therein, (ii) replacing the period appearing at the end of clause (t) therein with the text “; and” in lieu thereof and (iii) inserting the following new clause (u) at the end thereof:

“(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business.”

20. Section 6.5 of the Original Credit Agreement is hereby amended by (i) replacing the text “Section 5.9(a), (b), (c) and (e)” appearing therein with the text “Section 5.9(a), (b) and (c)” in lieu thereof and (ii) replacing the text “Sections 5.9(a), (b), (c) and (e)” in each instance that it appears therein with the text “Sections 5.9(a), (b) and (c)” in lieu thereof.

21. Section 6.10 of the Original Credit Agreement is hereby amended by replacing the text “Sections 5.9(a), (b), (c) and (e)” in each instance that it appears therein with the text “Sections 5.9(a), (b) and (c)” in lieu thereof.

6

22. Section 9.6(b)(iii) of the Original Credit Agreement is hereby amended by inserting the following text immediately after the text “Approved Fund” appearing therein:

“; provided that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof”.

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ANNEX II

AMENDED AND RESTATED CREDIT AGREEMENT

among

ALLIANCE ONE INTERNATIONAL, INC.,

as the Company and a Borrower,

INTABEX NETHERLANDS B.V.,

as the Dutch Borrower

THE MATERIAL DOMESTIC SUBSIDIARIES OF THE COMPANY

FROM TIME TO TIME PARTIES HERETO,

as Domestic Guarantors,

ALLIANCE ONE INTERNATIONAL AG, as a Guarantor,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent,

CREDIT SUISSE SECURITIES (USA) LLC,

NATIXIS,

ING BELGIUM, BRUSSELS, GENEVA BRANCH,

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, LONDON BRANCH,

as Syndication Agents,

STANDARD CHARTERED BANK,

as Documentation Agent

DEUTSCHE BANK SECURITIES INC.,

as Sole Lead Arranger and Sole Book Manager,

and

CREDIT SUISSE SECURITIES (USA) LLC,

NATIXIS,

ING BELGIUM, BRUSSELS, GENEVA BRANCH,

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, LONDON BRANCH,

STANDARD CHARTERED BANK,

as Co-Arrangers

Dated as of August [    ], 20131,

[1]	First date on which all of the conditions set forth in Part II Section 7 of the Amendment and Restated Agreement are either satisfied or waived by the Required Lenders to be inserted into final document.

i

Schedules

Schedule 1.1(a)	Form of Account Designation Letter
Schedule 1.1(b)	Pledged Foreign Subsidiaries
Schedule 1.1(c)	Foreign Pledge Agreements
Schedule 1.1(d)	Revolving Commitment Schedule
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Swingline Note
Schedule 2.3(b)	Form of Letter of Credit Request
Schedule 2.8	Form of Notice of Conversion/Extension
Schedule 2.23	Form of Incremental Revolving Commitment Agreement
Schedule 3.12	Subsidiaries
Schedule 3.24	Secured Hedging Agreements
Schedule 5.2(c)	Form of Working Capital Amount Certificate
Schedule 5.10	Form of Joinder Agreement
Schedule 5.13	Post-Closing Covenant
Schedule 6.1(b)	Indebtedness
Schedule 6.1(d)	Form of Intercompany Note
Schedule 6.2(b)	Liens
Schedule 6.5(o)	Investments
Schedule 9.6	Form of Assignment and Assumption
Schedule 9.19	Form of Argentinean Power of Attorney

v

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 2, 2009, among ALLIANCE ONE INTERNATIONAL, INC., a Virginia corporation (the “Company”), INTABEX NETHERLANDS B.V., a company formed under the laws of The Netherlands and a Subsidiary of the Company (the “Dutch Borrower”; together with the Company, collectively the “Borrowers,” and individually, a “Borrower”), those Material Domestic Subsidiaries of the Company identified as a “Domestic Guarantor” on the signature pages hereto and such other Domestic Subsidiaries of the Company as may from time to time become a party hereto (collectively the “Domestic Guarantors”), ALLIANCE ONE INTERNATIONAL AG, a Swiss corporation (“Alliance AG”; together with the Company and the Domestic Guarantors, collectively the “Guarantors” and individually, a “Guarantor”), the several banks and other financial institutions from time to time party hereto (collectively the “Lenders,” and individually, a “Lender”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”) and as the Swingline Lender and as an Issuing Lender, as amended by First Amendment To Credit Agreement, dated as of August 24, 2009, by Second Amendment To Credit Agreement, dated as of June 9, 2010, by Third Amendment To Credit Agreement, dated as of June 6, 2011, by Fourth Amendment to Credit Agreement, dated as of November 3, 2011 and effective as of September 29, 2011, and by Fifth Amendment To Credit Agreement, dated as of June 13, 2012 (as so amended, the “Existing Credit Agreement”), and as amended and restated by the Amendment and Restatement Agreement, dated as of August [    ], 20132.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement as more particularly described herein pursuant to the terms of the Amendment and Restated Agreement (defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Amendment and Restatement Agreement and herein, the Borrowers, the Guarantors, the Extended Revolving Lenders , each Additional Extended Revolving Lender (as defined therein), the “Required Lenders” under the Existing Credit Agreement immediately prior to the Initial Effective Date (as defined therein) and the Administrative Agent hereby agree as follows:

[2]	First date on which all of the conditions set forth in Part II Section 7 of the Amendment and Restated Agreement are either satisfied or waived by the Required Lenders to be inserted into final document.

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Account Designation Letter” shall mean the Account Designation Letter dated as of the Original Effective Date from the Administrative Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1 (a).

“Acquisition” shall mean any transaction, or any series of related transactions, by which the Company and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Additional Extended Revolving Commitment” shall have the meaning assigned to such term in the Amendment and Restatement Agreement.

“Additional Extended Revolving Lender” shall have the meaning assigned to such term in the Amendment and Restatement Agreement.

“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

“Administrative Borrower” shall mean the Company.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Advances on Tobacco” shall mean loans, advances and extensions of credit made by the Company or any of its Subsidiaries to growers and other suppliers of tobacco (including Affiliates) and tobacco growers’ cooperatives, whether short-term or long-term, in the ordinary course of business to finance the growing or processing of tobacco.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” shall mean the Administrative Agent, and Credit Suisse Securities (USA) LLC, Natixis, ING Belgium, Brussels, Geneva Branch and Industrial and Commercial Bank Of China Limited, London Branch, as Syndication Agents, and Standard Chartered Bank, as Documentation Agent.

“Agreement” or “Credit Agreement” shall mean this Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Alliance AG” shall have the meaning set forth in the preamble of this Agreement.

“Alliance AG Guaranty” shall have the meaning set forth in Section 11.9.

“Alliance AG Guaranty Payments” shall have the meaning set forth in Section 11.9(b).

“Allocable Revolving Percentage” shall mean, at any time, (a) with respect to the Non-Extended Revolving Commitments or the Non-Extended Revolving Lenders, the percentage of the Revolving Commitments represented at such time by the Non-Extended Revolving Commitments and (b) with respect to the Extended Revolving Commitments or the Extended Revolving Lenders, the percentage of the Revolving Commitments represented at such time by the Extended Revolving Commitments; provided that if any such Revolving Commitment, Non-Extended Revolving Commitment or Extended Revolving Commitment, as the case may be, has been terminated, then the Allocable Revolving Percentage of each applicable Lender shall be determined based on the Allocable Revolving Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent, as its prime lending rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of July 26, 2013, among the Borrowers, the Guarantors, the Extended Revolving Lenders (as defined therein), each Additional Extended Revolving Lender, the “Required Lenders” under the Existing Credit Agreement immediately prior to the Initial Effective Date (as defined therein) and the Administrative Agent.

“Applicable Borrower” shall mean, (a) with respect to any Revolving Loan or Swingline Loan, the Borrower that has borrowed such Revolving Loan or Swingline Loan and (b) with respect to any Letter of Credit, the Borrower for whose account the Administrative Borrower has requested such Letter of Credit be issued.

“Applicable Lending Office” shall mean, with respect to each Lender, such Lender’s Domestic Lending Office in the case of an Alternate Base Rate Loan and such Lender’s LIBOR Lending Office in the case of LIBOR Rate Loans.

“Applicable Percentage” shall mean, at any time, the rate set forth below opposite the applicable Level then in effect, and based on the Consolidated Interest Coverage Ratio as follows:

Level	Consolidated Interest Coverage Ratio	Applicable Percentage for Revolving Loans		Commitment Fee
		Alternate Base Rate Margin	LIBOR Rate Margin and Letter of Credit Fees
I	< 1.75 to 1.0	3.00%	4.00%	1.00%
II	≥ 1.75 to 1.0 but < 2.25 to 1.0	2.75%	3.75%	1.00%
III	≥ 2.25 to 1.0 but < 2.75 to 1.0	2.50%	3.50%	1.00%
IV	≥ 2.75 to 1.0	2.25%	3.25%	1.00%

The Applicable Percentages for Revolving Loans, Letter of Credit Fees and the Commitment Fee shall be those set forth in Level II from and after the Effective Date until the Interest Determination Date occurring after the delivery of the officer’s compliance certificate pursuant to Section 5.2(b) for the fiscal quarter ending September 30, 2013. The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Company the annual or quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a) and (b) and Section 5.2(b), in each case with respect to a fiscal quarter or fiscal year ending on or after September 30, 2013 (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest

Determination Date. After the Effective Date, if the Company shall fail to provide the annual or quarterly financial information and certifications in accordance with the provisions of Sections 5.1(a) and (b) and Section 5.2(b), the Applicable Percentage from the date five (5) Business Days after the date by which the Company was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, shall, in each case, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Interest Coverage Ratio (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Percentage shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate). In the event that any financial statement or certification delivered pursuant to Section 5.1 or 5.2(b) is shown to be inaccurate (regardless of whether this Agreement or any Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, and only in such case, then the Company shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, and (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected compliance certificate, and (iii) then for all purposes of this Agreement, the “Applicable Percentage” for any day occurring within the Applicable Period shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Interest Coverage Ratio for such Applicable Period; and any shortfall in the interest or fees theretofore paid by the Applicable Borrower for the relevant Applicable Period pursuant to Sections 2.1(d), 2.2(c), 2.4(a) and 2.4(b) as a result of the miscalculation of the Consolidated Interest Coverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Sections 2.1(d), 2.2(c), 2.4(a) or 2.4(b), as applicable, at the time the interest or fees for such Applicable Period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.7, in accordance with the terms of this Agreement).

It is understood and agreed that (x) the “Applicable Percentage” (as defined in the Existing Credit Agreement immediately prior to giving effect to the Effective Date) shall apply for all periods prior to the Effective Date, and (y) the “Applicable Percentage” (as defined herein) shall apply for all periods on and after the Effective Date.

“Approved Accounting Firm” shall mean Deloitte & Touche or any other independent public accountants selected by the Company and reasonably satisfactory to the Administrative Agent.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean the Sole Lead Arranger and the Co-Arrangers.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any of its Subsidiaries, whether by sale, lease, transfer or otherwise, in a single transaction or in a series of related transactions. The term “Asset Disposition” shall not include (a) the sale, lease, transfer or other disposition of assets permitted by Section 6.4(a)(i), (ii), (iii), (iv), (v), (vi) or (vii) or (b) any Equity Issuance.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Schedule 9.6 or any other form approved by the Administrative Agent.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean the occurrence of an Event of Default under Section 7.1(e).

“Blocked Account” shall have the meaning set forth in Section 2.25(a).

“Blocked Account Collateral” shall mean and include the Blocked Account and all Blocked Account Proceeds.

“Blocked Account Control Agreement” shall mean the account control agreement among the Company, the Administrative Agent and the financial institution acting as a depository bank with respect to the Blocked Account, entered into pursuant to Part II Section 7(xxiii) of the Amendment and Restatement Agreement.

“Blocked Account Proceeds” shall mean any and all assets of whatever type or kind deposited in the Blocked Account, whether now owned or hereafter acquired, including all moneys, checks, drafts, instruments, securities or interests therein of any type or nature deposited in the Blocked Account and all investments and all certificates and other instruments from time to time representing or evidencing the same, and all interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all Proceeds (as defined in Section 9 102(a)(64) of the Uniform Commercial Code of New York as in effect on the date hereof) of any or all of the foregoing.

“Borrower” shall have the meaning set forth in the preamble of this Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Period” shall mean as of the last day of any fiscal quarter the four (4) fiscal quarter period of the Company ending on such date.

“Capital Expenditure” shall mean all expenditures for the acquisition or leasing of any fixed assets or improvements, or for replacements, substitutions or additions thereto, which are or should be reflected on the Company’s consolidated statement of cash flows for such period as capital expenditures in accordance with GAAP.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, shares or membership interests, as the case may be, and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”), (b) Investments in deposits in (including money market funds of), or certificates of deposits or bankers’ acceptances of, (i) any bank or trust company organized under the laws of the United States or any state thereof having capital and surplus in excess of $100,000,000, (ii) any international bank organized under the laws of any country which is a member of the OECD or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, or (iii) leading banks in a country where the Company or the Subsidiary making such Investment does business; provided, that all such Investments mature within 270 days of the date of such Investment; and provided, further, that all Investments pursuant to clause (iii) above are (A) solely of funds generated in the ordinary course of business by operations of the relevant investor in the country where such Investment is made, and (B) denominated in the currency of the country in which such Investment is made or in Dollars, (c) commercial paper maturing within 270 days and having one of the two highest ratings of either S&P, Moody’s or Fitch Investors’ Service, Inc., (d) money market funds (other than those referred to in clause (c) above) that have assets in excess of $2,000,000,000, are managed by recognized and responsible institutions and invest solely in obligations of the types referred to in clauses (a), (b)(i) and (ii) and (c) above, (e) repurchase agreements with a bank or trust company (including a Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or directly and fully guaranteed by the United States of America, and (f) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment.

“Change of Control” shall mean such time as:

(a) any Person or group (within the meaning of Section l3(d) or 14(d) of the Securities Exchange Act) has become, directly or indirectly, the beneficial owner, by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for Voting Stock of the Company (whether or not such securities are then currently convertible or exercisable); or

(b) the sale, lease or transfer of all or substantially all of the consolidated assets of the Company to any Person or group; or

(c) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Company then in office; or

(d) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company; or

(e) the Company shall fail to own and control, directly or indirectly, 100% of the outstanding Capital Stock of the Dutch Borrower.

“Co-Arrangers” shall mean Credit Suisse Securities (USA) LLC, Natixis, ING Belgium, Brussels, Geneva Branch, Industrial and Commercial Bank of China Limited, London Branch and Standard Chartered Bank, as Co-Arrangers.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral that is identified in, and at any time will be covered by, any Security Document and any other collateral that may from time to time secure any Credit Party Obligations (including the Blocked Account Collateral).

“Commitment Fee” shall have the meaning set forth in Section 2.4(a).

“Commitment Period” shall mean (a) with respect to the Non-Extended Revolving Commitment, the period from and including the Effective Date to but not including the Non-Extended Maturity Date, and (b) with respect to the Extended Revolving Commitment, the period from and including the Effective Date to but not including the Extended Maturity Date.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Committed Inventories” shall mean tobacco inventories for which the Company or any of its Subsidiaries has received a Confirmed Order, which such inventories have been reflected on the books and records of the Company or any of its Subsidiaries as committed inventories in accordance with GAAP.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control of any Credit Party or any Subsidiary of a Credit Party within the meaning of Section 4001 of ERISA or is part of a group which includes the any Credit Party or any Subsidiary of a Credit Party and which is treated as a single employer under Section 414 of the Code.

“Company” shall have the meaning set forth in the preamble hereof.

“Company LOC Obligations” shall mean the LOC Obligations in respect of Letters of Credit issued for the account of the Company.

“Compliance Certificate” shall have the meaning set forth in Section 5.2(b).

“Confirmed Order” shall mean an order or other indication of interest, in accordance with industry standards, by a customer not an Affiliate of the Company or any of its Subsidiaries which has been accepted in the ordinary course of business by representatives of the Company or any of its Subsidiaries.

“Consolidated Capital Expenditures” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, all Capital Expenditures by the Company and its Subsidiaries.

“Consolidated EBIT” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the sum (without duplication) of (a) Consolidated Net Income plus (b) to the extent included in the determination of such Consolidated Net Income, (i) Consolidated Income Tax Expense plus (ii) Consolidated Interest Expense minus (iii) any extraordinary items of gain minus (iv) any items of gain attributable to Financial Accounting Standards Board Statements No. 121, 123R, 133 (solely with respect to any interest rate swap, cap or collar agreement), 142 and 144 plus (v) any items of loss attributable to Financial Accounting Standards Board Statements No. 121, 123R, 133 (solely with respect to any interest rate swap, cap or collar agreement), 142 and 144 plus (vi) costs and expenses incurred in connection with (A) exit and disposal activities associated with discontinued foreign operations and/or (B) making minority-ownership Investments in joint ventures with customers of the Company and its Subsidiaries, in each case referred to in (A) and (B) of this clause (vi), determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, provided that not more than $5,000,000 in the aggregate for any

Calculation Period may be added back pursuant to this clause (vi) plus (vii) the Permitted Allowance, provided that not more than $10,000,000 in the aggregate for any Calculation Period may be added back pursuant to this clause (vii) plus (viii) out-of-pocket costs and expenses paid in cash relating to Permitted Acquisitions and Investments, in each case which would have been capitalized under GAAP prior to the application of Financial Accounting Standards Board Statement No. 141(R) minus (ix) write-ups of the Permitted Allowance minus (x) write downs of the Permitted Allowance plus (xi) for any Calculation Period ended on or prior to December 31, 2014, any FCPA Settlement Expenses incurred during such Calculation Period so long as not in excess of $6,000,000 during such Calculation Period, plus (xii) for any Calculation Period ended on or prior to December 31, 2014, any losses of Alliance AG with respect to Investments made in WLT pursuant to Section 6.5(p) of the Existing Credit Agreement incurred during such Calculation Period so long as not in excess of $10,000,000 in the aggregate for all fiscal quarters, plus (xiii) if the transaction contemplated by Section 6.4(a)(x) occurred during such Calculation Period, any amounts that are deducted in Consolidated Net Income in such Calculation Period pursuant to clause (e) of the definition of Consolidated Net Income that would not have been deducted if such transaction had not occurred during such Calculation Period.

“Consolidated EBITDA” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the sum of (a) Consolidated EBIT, plus (b) the aggregate amount of the depreciation expense and amortization expense of the Company and its Subsidiaries to the extent deducted in determining Consolidated Net Income, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the income tax expense of the Company and its Subsidiaries, determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the ratio of (a) Consolidated EBITDA minus Consolidated Interest Income to (b) Consolidated Net Interest Expense, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the cash interest expense of the Company and its Subsidiaries (including, without limitation, the cash interest component of payments under Capital Leases and interest expense related to sales of receivables), determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Income” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the cash interest income of the Company and its Subsidiaries, determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (i) (x) Consolidated Total Debt as of such date, provided that the outstanding principal amount of Existing Convertible Notes included on such date in the definition of Consolidated Total Debt shall be reduced by the amounts in the Blocked Account on such date minus (y) the aggregate amount on such date of cash and Cash Equivalents of the Company and its Subsidiaries (other than amounts in the Blocked Account) to the extent such cash and Cash Equivalents under this clause (y) exceeds $25,000,000, to (ii) Consolidated EBITDA for the Calculation Period ending on such date.

“Consolidated Net Income” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the sum (without duplication) of (a) the net income (or net loss) of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP plus (b) to the extent deducted in determining such net income (or net loss), (i) any non-cash charge related to the write-off of deferred financing cost plus (ii) to the extent deducted in determining such net income (or net loss), the Transaction Costs incurred during such Calculation Period, plus (c) any dividends or distributions to the extent paid in cash by WLT to Alliance AG, the Company or any of its Subsidiaries minus (d) for the avoidance of doubt, to the extent included in determining net income (or net loss) in clause (a) above, the net income (or net loss) of WLT (other than any amounts described in clause (c) above), minus, (e) any amounts exceeding $10,000,000 with respect to each fiscal year, commencing with the fiscal year ending March 31, 2013, to the extent added in determining such net income as a result of the sale by the Company and its Subsidiaries of property, plant, equipment and growers’ contracts. Notwithstanding the above, for the purposes of Sections 6.5(k), 6.5(l) and 6.10(d) Consolidated Net Income of the Company shall be determined based on (x) for all periods ending on or prior to June 30, 2013, Consolidated Net Income (as defined in the Existing Credit Agreement immediately prior to giving effect to the Effective Date), and (y) for all periods ending after June 30, 2013, Consolidated Net Income (as defined herein).

“Consolidated Net Interest Expense” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, Consolidated Interest Expense minus Consolidated Interest Income, determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” shall mean, at any date, the Company’s total stockholders’ equity at such date, without giving effect to (a) foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52, “Foreign Currency Translation”, (b) adjustments to the value of the investments of the Company and its Subsidiaries in debt and equity securities under Financial Accounting Standards Board Statement No. 115, “Accounting For Certain Investments In Debt And Equity Securities”, (c) the cost of postretirement benefits to employees of the Company and its Subsidiaries under Financial Accounting Standards Board Statement No. 106, “Employer’s Accounting for Postretirement Benefits Other Than Pensions”, and (c) derivative transactions adjustments under Financial Accounting Standards Board Statement No. 133, determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Net Worth” shall mean, at any date, the sum of (a) Consolidated Net Worth, minus (b) the amount of the intangible assets of the Company and its Subsidiaries at such date, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), capitalized expenses, patents, trademarks, tradenames, copyrights, franchises, licenses and deferred charges (such as, without limitation, unamortized costs and costs of research and development), all determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” shall mean, at any date, the total assets of the Company and its Subsidiaries on such date, as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” shall mean, at any date, and without duplication, the sum of (a) the outstanding principal amount of Loans on such date, (b) the outstanding principal amount of local revolving credit facility borrowings in jurisdictions outside the United States and other outstanding revolving Indebtedness for borrowed money of Foreign Subsidiaries on such date, (c) the outstanding principal amount of the Existing Notes and the Senior Secured Notes on such date and (d) the outstanding amount of all other Indebtedness (other than Indebtedness as describe in clauses (a), (b), and (c) above) of the Company and its Subsidiaries as same would be shown on a consolidated balance sheet of the Company in accordance with GAAP on such date.

“Consolidated Total Senior Debt” shall mean, at any date, and without duplication, the aggregate principal amount of (a) outstanding Loans on such date, (b) outstanding local credit facility borrowings in jurisdictions outside the United States on such date and other outstanding Indebtedness for borrowed money of Foreign Subsidiaries on such date, (c) customer advances on such date, in each case as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP and (d) other outstanding Indebtedness (excluding the Subordinated Indebtedness, the Existing Notes and the Senior Secured Notes) of the Company and its Subsidiaries as same would be shown on a consolidated balance sheet of the Company in accordance with GAAP on such date.

“Consolidated Total Senior Debt to Working Capital Amount Ratio” shall mean, at any date, the ratio of (a) Consolidated Total Senior Debt on such date minus cash and Cash Equivalents of the Company and its Subsidiaries (other than amounts in the Blocked Account) on such date to (b) the Working Capital Amount on such date.

“Constructive Profit Distribution” shall have the meaning set forth in Section 11.9(a).

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Debt” shall have the meaning set forth in Section 2.21(b).

“Credit Documents” shall mean a collective reference to this Agreement, the Intercreditor Agreement, the Notes, the Security Documents, the Original Fee Letter, each Incremental Revolving Commitment Agreement, any Joinder Agreement, each Notice of Borrowing, each Letter of Credit Request, each Notice of Conversion, the Amendment and Restatement Agreement and all other documents delivered by any Credit Party to the Administrative Agent or any Lender in connection herewith or therewith, excluding any Hedging Agreement.

“Credit Party” shall mean any of (i) the Borrowers, (ii) the Guarantors and (iii) the pledgors of the Pledged Foreign Subsidiaries in their capacity as such.

“Credit Party Obligations” shall mean, without duplication, (a) all of the obligations of the Credit Parties to any Lender, the Swingline Lender, any Issuing Lender and any Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from any Borrower or any Guarantor to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

“Debt Issuance” shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Section 6.1).

“Debt Rating” shall mean the debt rating for the Company’s senior, unsecured, non credit enhanced long term Indebtedness for money borrowed as determined by Moody’s and S&P.

“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Decree” shall mean the Besluit definitiebepalingen Wft, dated 12 October 2006, as amended from time to time.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” shall mean any Lender that (i) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit or Swingline Loans requested and permitted to be made hereunder in accordance with the terms hereof, (ii) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline

Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (iii) has failed, within five Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in Letters of Credit and Swingline Loans, (iv) has failed to pay to the Administrative Agent or any Lender when due an amount owed by such Lender pursuant to the terms of this Agreement, or (v) has become the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it; provided that for purposes of Section 2.2 and Section 2.3 only and any documentation extended into pursuant to Back-Stop Arrangements/and the term “Defaulting Lender” as used therein, the term “Defaulting Lender” shall also include (a) any Lender with an Affiliate that (x) either (A) Controls such Lender or (B) at the election of the Administrative Agent, is under common Control with such Lender and (y) has become the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it or is subject to a takeover by a Governmental Authority or does not meet a capital adequacy or liquidity requirement applicable to such Affiliate as determined by the relevant Governmental Authority, (b) any Lender that previously constituted a “Defaulting Lender” under this Agreement, unless such Lender has ceased to constitute a “Defaulting Lender” for a period of at least 90 consecutive days, and (c) any Lender that the Swingline Lender, any Issuing Lender or Administrative Agent believes in good faith has defaulted in its obligations under any other credit facility to which such Lender is a party.

“Deutsche Bank” shall mean Deutsche Bank Trust Company Americas, together with its successors and assigns.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Secured Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under Section 6.9.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Guaranteed Party” shall mean the Company and each Subsidiary of the Company party to any Secured Hedging Agreements.

“Domestic Guarantor” shall have the meaning set forth in the preamble of this Agreement.

“Domestic Guaranty” shall mean the guaranty of the Domestic Guarantors set forth in ARTICLE X.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Administrative Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Dutch Banking Act” shall mean the Act on the Supervision of the Financial Markets of 28 September 2006 (Wet op het financieel toezicht), as amended from time to time, including any regulations pursuant to it.

“Dutch Borrower” shall have the meaning set forth in the preamble hereof.

“ECP” shall have the meaning set forth in the definition of Excluded Swap Obligation.

“Effective Date” shall mean August [    ], 20133.

“Eligible Assignee” shall mean (a) a Lender, and (b) (i) an Affiliate of a Lender, (ii) an Approved Fund, and (iii) any other Person (other than a natural person), in each case, approved by (I) the Administrative Agent, (II) each Issuing Lender, (III) the Swingline Lender and (IV) unless an Event of Default has occurred and is continuing and so long as the primary syndication of the Loans has been completed, the Administrative Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

“Eligible Inventory” shall mean, as of any date of determination and without duplication, the lower of the aggregate book value (based on an average cost valuation, consistently applied in accordance with GAAP principles) or fair market value of all raw materials and finished goods inventory owned by the Company or any of its Subsidiaries less appropriate reserves determined in accordance with GAAP but excluding in any event (i) inventory subject to a Lien that is not a Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or salable and (iv) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

[3]	First date on which all of the conditions set forth in Part II Section 7 of the Amendment and Restated Agreement are either satisfied or waived by the Required Lenders to be inserted into final document.

“Eligible Receivables” shall mean, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the “Receivables”), owned by or owing to the Company or any of its Subsidiaries, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person’s internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is subject to a Lien that is not a Permitted Lien, (ii) Receivables which are more than ninety (90) days past due (net of reserves for bad debts in connection with any such Receivables), (iii) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (iv) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (v) Receivables for which any direct or indirect Subsidiary or any Affiliate of the Company or any of its Subsidiaries is the account debtor and (vi) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

“Environmental Claim” shall mean any claim, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release into or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, investigation, removal, remedial or response costs, litigation costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions, releases or threatened releases) of any Hazardous Material at, in, or from property, whether or not owned by the Company or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” shall mean any federal, state or local law, statute, ordinance, code, rule, regulation, decree, order, judgment, or principles of common law relating to (i) releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or (iii) otherwise relating to the environment or to the protection of human health.

“Environmental Permits” shall have the meaning set forth in Section 3.10(b).

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equity Issuance” shall mean any issuance by any Credit Party or any of its Subsidiaries to any Person which is not a Credit Party of (a) shares of or interests in its Capital

Stock, (b) any shares of or interests in its Capital Stock pursuant to the exercise of options or warrants or other similar rights, (c) any shares of or interests in its Capital Stock pursuant to the conversion of any debt securities to equity or (d) warrants or options or other similar rights which are exercisable for or convertible into shares of or interests in its Capital Stock. Notwithstanding the foregoing, the term “Equity Issuance” shall not include (i) any Asset Disposition, (ii) any Debt Issuance, (iii) any equity issuance to officers or employees of any Credit Party, (iv) the conversion of the Existing Convertible Notes, or (v) the delivery of the Company’s common stock in any settlement of the Permitted Warrants.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement contained in said Section 7.1 for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Excluded Inventory” shall mean (a) tobacco inventories for which title has passed to a customer and (b) Committed Inventories to the extent a customer is providing financing to the Company or any of its Subsidiaries for such Committed Inventories.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each, an “ECP”) at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to a Lender or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office, located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or other Extension of Credit pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or other Extension of Credit (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to the failure of such Lender or the Administrative Agent to comply with Section 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Convertible Notes” shall mean the Company’s 5 1/2% convertible senior subordinated Notes due 2014, in an original principal amount of up to $115,000,000, issued by the Company pursuant to the Existing Convertible Notes Indenture.

“Existing Convertible Notes Documents” shall mean the Existing Convertible Notes, the Existing Convertible Notes Indenture and all other documents executed and delivered with respect to the Existing Convertible Notes or Existing Convertible Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing Convertible Notes Indenture” shall mean the Indenture, dated July 2, 2009, among the Company, Deutsche Bank Trust Company Americas, as registrar, conversion agent and paying agent, and Law Debenture Trust Company of New York, as trustee, as supplemented, amended or otherwise modified from time to time prior to the date hereof.

“Existing Convertible Notes Tender Offer” shall mean the cash tender offer to purchase and repay the Existing Convertible Notes commenced on July 17, 2013 without modification thereto (other than (i) any amendment to the size of the tender offer (to the extent such redemption is permitted under clause (d) of the definition of Restricted Payment), (ii) any amendment to extend the expiration date of the tender offer to a date ending on or before September 30, 2013 or (iii) a waiver of any condition thereto).

“Existing Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Existing Notes” shall mean the Existing Senior Notes and the Existing Convertible Notes.

“Existing Revolving Commitment” shall mean, with respect to each Revolving Lender, the Revolving Commitment of such Revolving Lender as defined in the Existing Credit Agreement, and as in effect, in each case immediately prior to giving effect to the Effective Date.

“Existing Revolving Exposure” shall mean, as to each Revolving Lender, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations, in each case as defined in the Existing Credit Agreement, and as in effect, in each case immediately prior to giving effect to the Effective Date.

“Existing Revolving Loan” shall mean, with respect to each Revolving Lender, each Revolving Loan of such Revolving Lender as defined in the Existing Credit Agreement and as in effect, in each case, immediately prior to giving effect to the Effective Date.

“Existing Senior Indenture” shall mean that certain Indenture, dated as of July 2, 2009, by and among the Company, as issuer, Deutsche Bank Trust Company Americas, as registrar and paying agent, and Law Debenture Trust Company of New York, as trustee with respect to the Existing Senior Notes as supplemented by the First Supplemental Indenture, dated as of August 26, 2009 and as further supplemented, amended, restated, extended, renewed, replaced or otherwise modified from time to time prior to the date hereof.

“Existing Senior Notes” shall mean, collectively, the 10.00% initial Senior Secured Notes due 2016 in an original principal amount of $670,000,000, issued by the Company pursuant to the Existing Senior Indenture, as such Existing Senior Notes may be supplemented, amended, restated, extended, renewed, replaced or otherwise modified from time to time prior to the date hereof.

“Existing Senior Notes Documents” shall mean the Existing Senior Notes, the Existing Senior Indenture and all other documents executed and delivered with respect to the Existing Senior Notes or Existing Senior Notes Indenture, as in effect on the Effective Date.

“Extended Maturity Date” shall mean April 15, 2017; provided, that if on April 15, 2014 the funds in the Blocked Account on such date would be insufficient to repay in full all of the Company’s outstanding Existing Convertible Notes on such date upon final maturity thereof, then the Extended Maturity Date shall be April 15, 2014.

“Extended Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding not to exceed the amount of such Revolving Lender’s Existing Revolving Commitment subject to a Revolver Extension Election plus the amount of such Revolving Lender’s Additional Extended Revolving Commitments (if any) (with such Revolving Lender’s Extended Revolving Commitment on the Effective Date set forth beside such Revolving Lender’s name on Schedule 1.1(d) under the heading “Extended Revolving Commitment”) or the amount in the Assignment and Assumption relating to Extended Revolving Commitments pursuant to which such Lender becomes a party hereto on or after the Effective Date, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including, if applicable, pursuant to Section 2.5 or 2.23.

“Extended Revolving Commitment Percentage” shall mean, with respect to each Revolving Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Extended Revolving Commitment of such Revolving Lender at such time and the denominator of which is the amount of the Extended Revolving Commitments of all Revolving Lenders at such time; provided that if such Extended Revolving Commitment has been terminated, then the Extended Revolving Commitment

Percentage of each Revolving Lender shall be determined based on the Extended Revolving Commitment Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Extended Revolving Committed Amount” shall mean, on the Effective Date, $[        ], as such amount may be adjusted from time to time in accordance with this Agreement, including, if applicable, pursuant to Section 2.5 or 2.23.

“Extended Revolving Lender” shall mean, as of any date of determination, a Lender (including any Additional Extended Revolving Lenders) holding an Extended Revolving Commitment, a portion of the outstanding Extended Revolving Loans and/or a participation in any outstanding Swingline Loans and/or outstanding LOC Obligations relating to Extended Revolving Commitments, in each case, on such date.

“Extended Revolving Loans” shall mean a Revolving Loan made by an Extended Revolving Lender pursuant to its Extended Revolving Commitment.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender, the participation by such Lender in a Swingline Loan or the issuance of, or participation in, a Letter of Credit by such Lender.

“Fair Market Value” shall mean, with respect to any asset (including any Capital Stock of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA Settlement” shall mean those certain settlements by the Company in 2010 with the Securities and Exchange Commission and the U.S. Department of Justice regarding potential criminal and civil violations of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., that resulted in the disgorgement in profits and fines totaling $19,450,000.

“FCPA Settlement Expense” shall mean the incurrence by the Company and its Subsidiaries of all monitoring and legal expenses incurred in connection with compliance with the FCPA Settlement.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.4.

“Foreign Guaranteed Party” shall mean the Dutch Borrower and each Foreign Subsidiary party to any Secured Hedging Agreements.

“Foreign Guaranty” shall mean the guaranty of the Guarantors set forth in ARTICLE XI.

“Foreign Pledge Agreements” shall mean (a) those pledge agreements and charges listed on Schedule 1.1(c), (as amended, restated, supplemented or modified from time to time), executed by certain Subsidiaries of the Company in favor of the Administrative Agent and (b) any other Pledge Agreement, Memorandum of Charge Over Shares or similar document or instrument entered into by the Company or any of its Subsidiaries with respect to the Pledged Foreign Subsidiaries.

“Foreign Subsidiary” shall mean any Subsidiary of the Company that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning set forth in Section 2.4(b).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject to the provisions of Section 1.3.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall have the meaning set forth in the preamble of this Agreement.

“Guaranty” shall mean, collectively, the Domestic Guaranty and the Foreign Guaranty.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made. Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will Guaranty Obligations include any Excluded Swap Obligations.

“Hazardous Materials” shall mean (i) those substances defined in or regulated as toxic or hazardous under the following federal statutes and their state counterparts, as well as the statutes’ implementing regulations, as amended from time to time: the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Water Act; the Safe Drinking Water Act; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Federal Food, Drug, and Cosmetic Act; and the Clean Air Act; and (ii) any pollutant, contaminant or other substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

“Hedging Agreement” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement, or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements, or other interest or exchange rate or commodity price hedging agreements. Notwithstanding the foregoing, the term “Hedging Agreement” shall not include any Permitted Bond Hedges or any other hedging agreements (or substantively equivalent derivative transactions) with respect to the Company’s Equity Interests.

“Hedging Agreement Provider” shall mean any Person that enters into a Hedging Agreement with any Borrower or any Guarantor that is permitted by Section 6.1(e) to the extent such Person is (a) a Lender, (b) an Affiliate of a Lender, (c) a Person (or an Affiliate of such Person) that becomes a Lender subsequent to entering into the Hedging Agreement or (d) a Person that was a Lender (or an Affiliate of a Lender) at the time it entered into such Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under this Agreement.

“Hostile Acquisition” shall mean any Acquisition involving a tender offer or proxy contest that has not been recommended or approved by the board of directors of the Person that is the subject of the Acquisition prior to the first public announcement or disclosure relating to such Acquisition.

“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary (other than a Credit Party) that (i) contributed, (x) together with its Subsidiaries, less than 4.0% of Consolidated EBITDA or (y) together with its Subsidiaries and each other Subsidiary which the Company is treating as an “Immaterial Subsidiary” for purposes of one or more of the Subject Provisions and their respective Subsidiaries (without duplication), less than 8.0% of Consolidated EBITDA, in each case, for the Calculation Period most recently ended for which the Company has delivered financial statements to the Administrative Agent prior to the date of determination, (ii) contributed, (x) together with its Subsidiaries, less than 4.0% of Consolidated Net Income or (y) together with its Subsidiaries and each other Subsidiary which the Company is treating as an “Immaterial Subsidiary” for purposes of one or more of the Subject Provisions and their respective Subsidiaries (without duplication), less than 8.0% of Consolidated Net Income, in each case, for the Calculation Period most recently ended for which the Company has delivered financial statements to the Administrative Agent prior to the date of determination, or (iii) had, (x) together with its Subsidiaries, total assets (as determined in accordance with GAAP) representing less than 4.0% of Consolidated Total Assets or (y) together with its Subsidiaries and each other Subsidiary which the Company is treating as an “Immaterial Subsidiary” for purposes of one or more of the Subject Provisions and their respective Subsidiaries (without duplication), total assets (as determined in accordance with GAAP) representing less than 8.0% of Consolidated Total Assets, in each case, as of the last day of the calculation period most recently ended for which the Company has delivered financial statements to the Administrative Agent prior to the date of determination.

“Incremental Lender” shall have the meaning provided in Section 2.23(b).

“Incremental Revolving Commitment” shall mean, for any Lender, any Extended Revolving Commitment provided by such Lender on or after the Effective Date in an Incremental Revolving Commitment Agreement delivered pursuant to Section 2.23; it being understood, however, that on each date upon which an Incremental Revolving Commitment of any Lender becomes effective, such Incremental Revolving Commitment of such Lender shall be added to (and thereafter become a part of) the Extended Revolving Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.23.

“Incremental Revolving Commitment Agreement” shall mean the Amendment and Restatement Agreement and each Incremental Revolving Commitment Agreement in substantially the form of Schedule 2.23 (appropriately completed, and with such modifications as may be reasonably satisfactory to the Administrative Agent) executed and delivered in accordance with Section 2.23.

“Incremental Revolving Commitment Date” shall mean each date upon which an Incremental Revolving Commitment under an Incremental Revolving Commitment Agreement becomes effective as provided in Section 2.23(b).

“Incremental Revolving Commitment Requirements” shall mean, with respect to any provision of an Incremental Revolving Commitment on a given Incremental Revolving Commitment Date, the satisfaction of each of the following conditions on the Incremental Revolving Commitment Date of the respective Incremental Revolving Commitment Agreement: (i) no Default or Event of Default exists or would exist after giving effect thereto; (ii) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); (iii) the delivery by the Company to the Administrative Agent of an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent and executed by each Credit Party, acknowledging that such Incremental Revolving Commitment and/or Revolving Loans subsequently incurred, and Letters of Credit issued, as applicable, pursuant to such Incremental Revolving Commitment shall constitute Credit Party Obligations under the Credit Documents and secured on a pari passu basis with the Credit Party Obligations under the Security Documents; (iv) the delivery by the Company to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (v) the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as the Administrative Agent shall reasonably request; (vi) the Company shall have delivered a certificate executed by an Responsible Officer of the Company, certifying to the knowledge of the Company, compliance with the requirements of preceding clauses (i) and (ii); and (vii) the completion by each Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Revolving Commitment in order to create, continue or maintain the security interests of the Administrative Agent in the Collateral and the perfection thereof (including such other documents reasonably requested by the Administrative Agent to be delivered in connection therewith).

“Indebtedness” of any Person shall mean, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business), (d) all obligations of such Person as lessee under Capital Leases, (e) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (f) all non-contingent obligations of such Person to reimburse any other Person in respect of amounts paid under letters of credit, surety and appeal bonds and performance bonds or similar instruments assuring any other Person of the performance of any act or acts or the payment of any obligation, (g) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, (h) the principal portion of all obligations of such Person under any synthetic lease or other similar off-balance sheet financing product and (i) all obligations owing under Secured Hedging Agreements and other Hedging Agreements.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Insolvent” shall mean being in a condition of Insolvency.

“Intercompany Note” shall mean the intercompany note substantially in the form of Schedule 6.1(d).

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Effective Date among the Administrative Agent, the collateral trustee for the Senior Secured Notes, the Company and the Domestic Guarantors substantially in the form of Schedule 1 to the Amendment and Restatement Agreement (as amended, restated, supplemented or modified from time to time).

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and on (i) in the case of Alternate Base Rate Loans made by a Non-Extended Revolving Lender pursuant to its Non-Extended Revolving Commitment, the Non-Extended Maturity Date and (ii) in the case of Alternate Base Rate Loans made by a Extended Revolving Lender pursuant to its Extended Revolving Commitment, the Extended Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, each day which is three (3) months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Administrative Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending (x) one or two weeks thereafter to the extent agreed to by each Lender, or (y) one, two, three or six months thereafter, in each case, as selected by the Administrative Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Administrative Borrower shall fail to give notice as provided above, the Administrative Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) any Interest Period in respect of any Loan that would otherwise extend beyond a Maturity Date with respect to such Loan shall end on (i) in the case of LIBOR Rate Loans made by a Non-Extended Revolving Lender pursuant to its Non-Extended Revolving Commitment, the Non-Extended Maturity Date and (ii) in the case of LIBOR Rate Loans made by a Extended Revolving Lender pursuant to its Extended Revolving Commitment, the Extended Maturity Date; and

(v) no more than ten (10) LIBOR Rate Loans may be in effect at any one time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan.

“Investment” shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P or Moody’s are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, as the case may be, or if such Person does not have a rating of its long-term unsecured debt securities, then if the corporate credit rating of such Person, if any exists, from S&P is BBB- or higher or the issuer rating of such Person, if any exists, from Moody’s is Baa3 or higher.

“Issuing Lender” shall mean Deutsche Bank (or an affiliate thereof) and any such other Lender as agreed to by the Administrative Agent and the Administrative Borrower.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“Judgment Currency” shall have the meaning set forth in Section 9.17.

“Leaseholds” of any Person shall mean all right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.3(a).

“Letter of Credit Fee” shall have the meaning set forth in Section 2.4(b).

“Letters of Credit” shall mean any letter of credit issued by any Issuing Lender pursuant to the terms hereof, as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

“Letter of Credit Request” shall mean a request for the issuance of a Letter of Credit, in substantially the form of the letter of credit request attached hereto as Schedule 2.3(b).

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Page LIBOR 01 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 AM. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Administrative Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan, as appropriate.

“LOC Committed Amount” shall have the meaning set forth in Section 2.3(a).

“LOC Obligations” shall mean, at any time, the sum of (a) the maximum amount that is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.3(e).

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.2(b)(ii).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of the Company (or, for purposes of Sections 5.10 and 5.11 and Article X, but not for purposes of Article VI, any Foreign Subsidiary of the Company that guarantees or otherwise provides direct credit support for any Indebtedness of the Company), in each case that would constitute a “significant subsidiary” of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the Securities and Exchange Commission except that for purposes of this definition all references in such Rule 1.02 to “ten percent (10%)” shall be deemed to be references to “five percent (5%)”.

“Material Foreign Subsidiary” shall mean any Foreign Subsidiary of the Company that would constitute a “significant subsidiary” of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the Securities and Exchange Commission.

“Material Local Credit Facilities” shall mean those local credit facilities of any of the Company’s Subsidiaries with an outstanding principal balance at any time after the Effective Date of more than $15,000,000.

“Maturity Date” shall mean (a) with respect to the Non-Extended Revolving Commitments and the Non-Extended Revolving Loans, the Non-Extended Maturity Date, and (b) with respect to the Extended Revolving Commitments and the Extended Revolving Loans, the Extended Maturity Date.

“Minority Interest Consolidated Entity” shall have the meaning set forth in Section 1.3.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, debenture or similar security instrument.

“Mortgage Policy” shall mean a Lender’s title insurance policy (Form 2006).

“Mortgaged Property” shall mean the Value Added Processing Facility of the Company which is encumbered (or required to be encumbered) by the Mortgage pursuant to the terms hereof.

“Multiemployer Plan” shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Credit Party, any Subsidiary of a Credit Party or any Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the immediately preceding five (5) plans years made or accrued an obligation to make contributions.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by the Credit Parties and their Subsidiaries in respect of any Asset Disposition or Recovery Event, net of (a) direct costs paid or payable as a result thereof (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Credit Parties and their Subsidiaries in respect of any Asset Disposition or Recovery Event and any cash released from escrow as part of the purchase price in connection with any Asset Disposition.

“Non-Extended Maturity Date” shall mean April 15, 2014.

“Non-Extended Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding not to exceed (i) an amount equal to the sum of (x) the Existing Revolving Commitment of such Revolving Lender on the Effective Date (immediately prior to giving effect thereto) minus (y) if such Revolving Lender is an Extended Revolving Lender, the amount of such Revolving Lender’s Existing Revolving Commitment subject to a Revolver Extension Election (with such Revolving Lender’s Non-Extended Revolving Commitment on the Effective Date set forth beside such Revolving Lender’s name on Schedule 1.1(d) under the heading “Non-Extended Revolving Commitment”) or (ii) the amount in the Assignment and Assumption relating to Non-Extended Revolving Commitments pursuant to which such Revolving Lender becomes a party hereto on or after the Effective Date, as applicable, in each case as such amount may be adjusted from time to time in accordance with this Agreement, including, if applicable, pursuant to Section 2.5.

“Non-Extended Revolving Commitment Percentage” shall mean, with respect to each Revolving Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Non-Extended Revolving Commitment of such Revolving Lender at such time and the denominator of which is the amount of the Non-Extended Revolving Commitments of all Revolving Lenders at such time; provided that if such Non-Extended Revolving Commitment has been terminated, then the Non-Extended Revolving Commitment Percentage of each Revolving Lender shall be determined based on the Non-Extended Revolving Commitment Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Non-Extended Revolving Committed Amount” shall mean, on the Effective Date, $[            ], as such amount may be adjusted from time to time in accordance with this Agreement, including, if applicable, pursuant to Section 2.5.

“Non-Extended Revolving Lender” shall mean, as of any date of determination, a Lender holding a Non-Extended Revolving Commitment, a portion of the outstanding Non-Extended Revolving Loans and/or a participation in any outstanding Swingline Loans and/or outstanding LOC Obligations relating to Non-Extended Revolving Commitments, in each case, on such date.

“Non-Extended Revolving Loans” shall mean a Revolving Loan made by a Non-Extended Revolving Lender pursuant to its Non-Extended Revolving Commitment.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by any Credit Party, any Subsidiary of a Credit Party or any Commonly Controlled Entity primarily for the benefit of its employees residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral or income in contemplation or retirement or payments to be made upon termination or employment, and which plan is not subject to ERISA or the Code.

“Note” or “Notes” shall mean the Revolving Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean (a) a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i), or (b) a request for a Swingline Loan borrowing pursuant to Section 2.2(b)(i), as appropriate, in substantially the form of the notice of borrowing attached hereto as Schedule 2.1(b)(i).

“Notice of Conversion” shall mean the written notice of extension or conversion as referenced in Section 2.8.

“Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, NYC60-0208, 2nd Floor, New York, New York 10005-2858, Attention Scottye Lindsey, Telephone No.: (212) 250-6115, Telecopier No.: (646) 736-7095, and email: scottye.d.lindsey@db.com and (ii) for operational notices, the office of the Administrative Agent located at 5022 Gate Parkway, Suite 400, Jacksonville, Florida 32256, Attention Francisco Lam, Telephone No.: (904) 527 6868, email: francisco.lam@db.com, or (in either case) such office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“OECD” shall mean the Organization for Economic Cooperation and Development and any successor thereto.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Effective Date” shall mean July 2, 2009.

“Original Fee Letter” shall mean that certain Fee Letter dated July 2, 2009 among the Company, Deutsche Bank and Deutsche Bank Securities Inc (as amended, restated, supplemented or modified from time to time).

“Other Allocable Percentage” shall mean, at any time, (a) with respect to any Non-Extended Revolving Lender (or its Non-Extended Revolving Commitment (and related Revolving Exposure)), its Non-Extended Revolving Commitment Percentage and (b) with respect to any Extended Revolving Lender (or its Extended Revolving Commitment (and related Revolving Exposure)), its Extended Revolving Commitment Percentage; provided that if such Extended Revolving Commitment or Non-Extended Revolving Commitment, as the case may be, has been terminated, then the Other Allocable Percentage of each applicable Lender shall be determined based on the Other Allocable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document or Loan or any other Extension of Credit).

“Parallel Debt” shall have the meaning set forth in Section 2.21(b).

“Participant” shall have the meaning assigned to such term in clause (d) of Section 9.6.

“Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.3 and in Swingline Loans as provided in Section 2.2.

“Participant Register” has the meaning set forth in Section 9.6(d).

“Patriot Act” shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisition” shall mean an Acquisition permitted pursuant to the terms of Section 6.5(a).

“Permitted Allowance” shall mean, an allowance offsetting long-term advances to tobacco farmers guaranteed by Foreign Subsidiaries that were brought onto the balance sheet on March 31, 2008 or from time to time thereafter excluding any adjustments for foreign currency changes.

“Permitted Bond Hedges” shall mean the call or capped call options (or substantively equivalent derivative transactions) on the Company’s common stock purchased by the Company (i) on or prior to the date of the initial issuance of the Existing Convertible Notes in connection with an issuance of Existing Convertible Notes and (ii) on or prior to the 13th day after the date of the initial issuance of the Existing Convertible Notes, in connection with an issuance of Existing Convertible Notes following the exercise by initial purchasers of all or a portion of their overallotment option with respect to the Existing Convertible Notes.

“Permitted Encumbrance” shall mean, with respect to the Mortgaged Property, (i) the liens securing ad valorem real estate taxes and assessments by any taxing authority for the year in which the Mortgage Policy is issued and subsequent years, which are not yet due and payable (ii) all restrictions, covenants, conditions, easements, zoning restrictions and other matters of record affecting the Mortgaged Property, in each case not securing Indebtedness and which do not materially impair the value of the Mortgaged Property or the operations conducted on the Mortgaged Property; and (iii) such state of facts as are disclosed by the survey of the Mortgaged Property delivered to the Administrative Agent pursuant to Section 5.12(d) of the Existing Credit Agreement and which do not materially impair the value of the Mortgaged Property or the operations conducted on the Mortgaged Property.

“Permitted Investments” shall have the meaning set forth in Section 6.5.

“Permitted Liens” shall have the meaning set forth in Section 6.2.

“Permitted Warrants” shall mean the call options or warrants (or substantively equivalent derivative transactions) on the Company’s common stock sold by the Company substantially concurrently with the Permitted Bond Hedges.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party, any Subsidiary of a Credit Party or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean (a) the Pledge and Security Agreement, (b) the Foreign Pledge Agreements, and (c) any other pledge agreement or security agreement entered into by a Credit Party or a Subsidiary thereof pursuant to the terms of this Agreement and/or the Credit Documents, in each case as amended, modified, restated or supplemented from time to time.

“Pledge and Security Agreement” shall mean the Pledge and Security Agreement dated as of the Original Effective Date, entered into by the Company and the Domestic Guarantors in favor of the Administrative Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

“Pledged Foreign Subsidiaries” shall mean the Foreign Subsidiaries set forth on Schedule 1.1(b) and any other Material Foreign Subsidiaries the Capital Stock of which are pledged pursuant to the Foreign Pledge Agreements.

“PMP” shall mean a professional market party, as defined in the Dutch Banking Act, being (a) a qualified investor, including, but not limited to, a legal person or a company that holds a license or is otherwise regulated to be active in the financial markets; (b) a subsidiary of a qualified investor that is included in the supervision of the qualified investor on a consolidated basis; or (c) any other person or company designated by the Decree as a professional market party.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Pro Forma Basis” shall mean, with respect to any transaction, that such transaction (together with each other transaction that occurred after the first day of the four (4) fiscal-quarter period referenced below to the extent previously given effect (or tested) on a Pro Forma Basis for the purposes of (or pursuant to the requirements of this Agreement) shall be deemed to have occurred as of the first day of the four (4) fiscal-quarter period ending as of the last day of the most recent fiscal quarter preceding the date of such transaction with respect to which the Administrative Agent and the Lenders shall have received the financial statements referred to in Section 5.1(a) or (b), as applicable.

“Qualifying Equity Interests” shall mean Equity Interests of the Company other than Disqualified Stock.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds, in each case located in the United States (including any state or territory thereof).

“Recovery Event” shall mean the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Refinancing” shall have the meaning set forth in the Amendment and Restatement Agreement.

“Refinancing Documents” shall mean all pay-off letters, guaranty releases, Lien releases (including, without limitation, UCC termination statements) and other documents and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligation” shall mean, with respect to a Letter of Credit issued for the account of a Borrower, the obligation of such Borrower to reimburse the Issuing Lender of such Letter of Credit for a drawing under such Letter of Credit plus accrued (but unpaid) interest on the amount so paid or disbursed by such Issuing Lender.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Removed Lender” shall have the meaning provided in Section 2.22(a)(B).

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Replaced Lender” shall have the meaning provided in Section 2.22(a).

“Replacement Lender” shall have the meaning provided in Section 2.22(a).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. § 4043.22, .23, .25, .27 or .28.

“Required Lenders” shall mean, as of any date of determination, Lenders holding in the aggregate greater than 50% of the sum of (i) the Revolving Commitments or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests (including the Participation Interests of Deutsche Bank, in its capacity as a Lender, in any Letters of Credit and Swingline Loans); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, such Defaulting Lender’s Revolving Commitment or, after termination of the Revolving Commitments, the principal balance of the Revolving Loans owing to such Defaulting Lender and such Defaulting Lender’s Participation Interests.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to (a) a Borrower, the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer or (b) any other Credit Party, any duly authorized officer thereof.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Senior Secured Notes or any Subordinated Indebtedness (excluding, in each case, any payments made as part of the Refinancing on the Effective Date with respect to the Existing Senior Notes and the payments made with respect to the Existing Convertible Notes pursuant to the Existing Convertible Notes Tender Offer, in each case, to the extent funded with the proceeds of the Senior Secured Notes and up to $[            ]4 of the Company’s cash on hand) or (e) any cash payments by the Company or any of its Subsidiaries with respect to any Permitted Bond Hedge (other than any payments made as part of the Refinancing with respect to the Permitted Bond Hedges).

“Revolver Extension Election” shall mean an election by a Revolving Lender provided in accordance with the procedures set forth in the Amendment and Restatement Agreement to have all or a portion of its Existing Revolving Commitment (together with all related Revolving Exposure) converted into an Extended Revolving Commitment (and related Revolving Exposure, as applicable) pursuant to Part I Section 1 of the Amendment and Restatement Agreement.

“Revolving Commitment” shall mean an Extended Revolving Commitment and/or a Non-Extended Revolving Commitment, as the context may require.

“Revolving Commitment Percentage” shall mean, with respect to each Revolving Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitments of such Revolving Lender at such time and the denominator of which is the amount of the Revolving Commitments of all Revolving Lenders at such time; provided that if such Revolving Commitments have been terminated, then the Revolving Commitment Percentage of each Revolving Lender shall be determined based on the Revolving Commitment Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Revolving Committed Amount” shall mean, at any time, the sum of (a) the Extended Revolving Committed Amount at such time and (b) the Non-Extended Revolving Committed Amount at such time.

“Revolving Exposure” shall mean, at any time, as to each Revolving Lender, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans at such time and its Revolving Commitment Percentage of the LOC Obligations and the outstanding Swingline Loans at such time.

[4]	To insert number equal to $807 million less the gross proceeds of the Senior Secured Notes.

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment, a portion of the outstanding Revolving Loans and/or a participation in any outstanding Swingline Loans and/or outstanding LOC Obligations, in each case, on such date.

“Revolving Loan” shall have the meaning set forth in Section 2.1.

“Revolving Note” or “Revolving Notes” shall mean each of the promissory notes of the Borrowers in favor of each of the Revolving Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw Hill, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and made publicly available from time to time.

“Sanctioned Person” shall mean (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC and made publicly available from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Secured Hedging Agreement” shall mean any Hedging Agreement between any Borrower or any Guarantor and any Hedging Agreement Provider; provided, in the case of a Secured Hedging Agreement with a Hedging Agreement Provider who is no longer a Lender, such Secured Hedging Agreement shall cease to be a Secured Hedging Agreement hereunder after the stated maturity date (without extension or renewal) of such Secured Hedging Agreement (unless there are and remain uncured defaults in payment thereunder).

“Secured Parties” shall mean the Administrative Agent, the Issuing Lenders, the Swingline Lenders, the Lenders and the Hedging Agreement Providers.

“Security Documents” shall mean Section 2.25 of this Agreement, the Pledge Agreements, the Mortgage and such other documents executed and delivered and/or filed in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements; provided, that any cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Credit Documents” solely for purpose of Sections 3.4, 3.18, 6.1(a), 6.2(a) and 9.5.

“Senior Indenture” shall mean that certain Indenture, dated as of the Effective Date, by and among the Company, as issuer, Deutsche Bank Trust Company Americas, as registrar and paying agent, and Law Debenture Trust Company of New York, as trustee with respect to the Senior Secured Notes as in effect on the Effective Date, as supplemented, amended, restated, extended, renewed, replaced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes” shall mean, collectively, the [            ]%5 initial Senior Secured Notes due 2021 in an original principal amount of [            ]6, issued by the Company pursuant to the Senior Indenture, as such Senior Secured Notes are in effect on the Effective Date and as the same may be supplemented, amended, restated, extended, renewed, replaced or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Indenture and all other documents executed and delivered with respect to the Senior Secured Notes or Senior Secured Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Shortfall on Enforcement” shall have the meaning set forth in Section 11.9(e).

“Single Employer Plan” shall mean any Plan which is not a Multiemployer Plan.

“Sole Lead Arranger” shall mean Deutsche Bank Securities, Inc. as Sole Lead Arranger.

“Solvent” shall mean, with respect to any Person, that (a) the fair saleable value of each such Person’s assets, measured on a going concern basis, exceeds all debts of such Person (including any liabilities to be incurred pursuant to this Agreement), (b) such Person does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (c) such Person has not incurred debts beyond its ability to pay such debts as such debts mature.

“Specified Default” shall mean any Event of Default or Default under Section 7.1(a) or (e).

“Specified Sales” shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (b) the conversion of cash into Cash Equivalents or Cash Equivalents into cash.

“Subject Provisions” shall mean and include each of Sections 6.9(vi), 6.13(e), 7.1(e), and 7.1(f).

“Subordinated Indebtedness” shall mean any Indebtedness incurred by any Credit Party which by its terms is subordinated in right of payment to the prior payment of the Credit

[5]	To insert final rate for Senior Secured Notes when issued on Effective Date.
[6]	To insert original principal amount of Senior Secured Notes issued on the Effective Date which in any event shall not exceed $790,000,000.

Party Obligations (for purposes of the definition of “Consolidated Total Senior Debt”, on terms acceptable to the Administrative Agent), including, without limitation, the Existing Convertible Notes.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Notwithstanding the foregoing, except for purposes of Sections 3.6, 3.9, 3.10, 3.14, 5.4(d), 5.7(b), 5.8 and 7.1(g) (and, solely for the purposes of such Sections, any definitions used therein), WLT shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligations under any interest rate protection agreement or other Hedging Agreement to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.2(a).

“Swingline Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Swingline Lender” shall mean Deutsche Bank, in its capacity as such, or any successor swingline lender hereunder.

“Swingline Loan” or “Swingline Loans” shall have the meaning set forth in Section 2.2(a).

“Swingline Note” shall mean the promissory notes of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.2(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Costs” shall mean the costs, fees, expenses and premiums (including tender premiums in an amount not to exceed 3% of the principal amount of the Indebtedtedness then being redeemed under the Existing Convertible Notes and redemption premiums in an amount not to exceed 5% of the principal amount of the Indebtededness then being redeemed under the Existing Senior Notes) associated with the Refinancing, including, without limitation, the issuance of the Senior Secured Notes, the termination or unwinding by the Company of the Permitted Bond Hedges, the cash tender process with respect of the Existing Notes, the entry into and funding under the Credit Documents on the Effective Date, and the other transactions in connection with the foregoing.

“Unasserted Obligations” shall mean, at any time, Credit Party Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Loan and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under, and fees relating to, Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Credit Party Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uncommitted Inventories” shall mean tobacco inventories for which the Company or any of its Subsidiaries has not received a Confirmed Order, which such inventories are reflected on the books and records of the Company or any of its Subsidiaries as uncommitted inventories in accordance with GAAP.

“Unutilized Existing Revolving Loan Commitment Amount” shall mean, with respect to any Revolving Lender at any time prior to the Effective Date, such Revolving Lender’s portion of Revolving Commitment Amount at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Revolving Lender at such time, (ii) such Revolving Lender’s Revolving Commitment Percentage of the LOC Obligations outstanding at such time and (iii) solely in the case the Revolving Lender that is the Swingline Lender, its Revolving Commitment Percentage of the aggregate outstanding principal amount of Swingline Loans at such time

“Unutilized Extended Revolving Loan Commitment Amount” shall mean, with respect to any Extended Revolving Lender at any time, such Extended Revolving Lender’s portion of the Extended Revolving Committed Amount at such time less the sum of (i) the aggregate outstanding principal amount of all Extended Revolving Loans made by such Extended Revolving Lender at such time, (ii) such Extended Revolving Lender’s Extended Revolving Commitment Percentage of the Allocable Revolving Percentage of the LOC Obligations outstanding at such time and (iii) solely in the case the Revolving Lender that is the Swingline Lender, its Extended Revolving Commitment Percentage of the Allocable Revolving Percentage of the aggregate outstanding principal amount of Swingline Loans at such time.

“Unutilized Non-Extended Revolving Loan Commitment Amount” shall mean, with respect to any Non-Extended Revolving Lender at any time, such Non-Extended Revolving Lender’s portion of the Non-Extended Revolving Committed Amount at such time less the sum of (i) the aggregate outstanding principal amount of all Non-Extended Revolving Loans made by such Non-Extended Revolving Lender at such time, (ii) such Non-Extended Revolving Lender’s Non-Extended Revolving Commitment Percentage of the Allocable Revolving Percentage of the LOC Obligations outstanding at such time and (iii) solely in the case the Non-Extended Revolving Lender that is the Swingline Lender, its Non-Extended Revolving Commitment Percentage of the Allocable Revolving Percentage of the aggregate outstanding principal amount of Swingline Loans at such time.

“Value Added Processing Facility” shall the tobacco processing facility located along Baldree Road and Wilco Boulevard in Wilson, North Carolina.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“WLT” shall mean World Leaf Tobacco, which, to the extent formed, will at all times be a wholly owned subsidiary of Alliance AG; provided that, to the extent reasonably requested by the Company for the purposes of providing a pledge of the equity interests in WLT, Alliance AG may form a direct wholly owned subsidiary which shall be a passive holding company whose sole material assets shall consist of 100% of the equity interests in World Leaf Tobacco, with such passive holding company and World Leaf Tobacco being collectively referred to herein as “WLT”.

“Working Capital Amount” shall mean, as of any day, the sum of (a) 80% of Eligible Receivables, plus (b) 80% of total Advances on Tobacco, plus (c) 90% of Committed Inventories constituting Eligible Inventory, plus (d) 60% of Uncommitted Inventories constituting Eligible Inventory, in each case as set forth in the most recent Working Capital Amount Certificate delivered to the Administrative Agent and the Lenders in accordance with the terms of Section 5.2(c).

“Working Capital Amount Certificate” shall have the meaning set forth in Section 5.2(c).

“Zimbabwe Subsidiaries” shall mean any Subsidiaries (so long as they remain Subsidiaries) that (x) are organized in Zimbabwe and (y) have been, and for so long as they continue to be, deconsolidated from the Company’s consolidated financial statements for the purposes of (and in accordance with) GAAP.

Section 1.2 Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to the Lenders prior to the Original Effective Date; provided that, for the purposes of calculating the financial covenants set forth in Section 5.9 and the Applicable Percentages and any of the calculations of Consolidated Net Income, Consolidated EBITDA or any financial ratio, (i) each Zimbabwe Subsidiary shall be treated as if it was a consolidated Subsidiary of the Company in accordance with GAAP (notwithstanding the fact that it is actually deconsolidated for purposes of GAAP) and (ii) each Person that is not a Subsidiary of the Company shall not be consolidated with the Company and its Subsidiaries (notwithstanding the fact that such Person may actually be consolidated for purposes of GAAP) (any such Person, a “Minority Interest Consolidated Entity”); provided further that, if the Administrative Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 or any financial term as used in the definition of Applicable Percentages to eliminate the effect of any change in GAAP on the operation of such covenant or financial term (or if the Administrative Agent notifies the Administrative Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrowers’ compliance with such covenant or financial term shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.

The Administrative Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

Section 1.4 Time References. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5 Execution of Documents. Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer; provided that the Assistant Treasurer of the Company may execute Notices of Borrowing and/or Notices of Conversion in conjunction with a Responsible Officer’s execution of the same.

Section 1.6 Dutch Terms. In this Agreement, where it relates to an entity organized under the laws of the Netherlands, a reference to:

(a) a winding-up, administration or dissolution includes an entity organized under the laws of the Netherlands being:

(i) declared bankrupt (failliet verklaard);

(ii) dissolved (ontbonden);

(b) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(c) a trustee in bankruptcy includes a curator;

(d) an administrator (or similar person) includes a bewindvoerder;

(e) a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(f) an attachment includes a beslag.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1 Revolving Loans.

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrowers from time to time for the purposes hereinafter set forth; provided, however, that (i) the aggregate principal amount of outstanding Revolving Loans and Swingline Loans made to the Company plus the outstanding Company LOC Obligations shall not exceed $200,000,000 at any time outstanding, (ii) no Revolving Loans shall be made if after incurrence of such Revolving Loans (but after giving effect to the expected uses of the proceeds thereof within 2 Business Days of the respective Revolving Loans for purposes other than investing in Cash Equivalents) there will be more than $160,000,000 of unrestricted cash and Cash Equivalents in the aggregate on the consolidated balance sheet of the Company and its Subsidiaries (excluding any amounts held in the Blocked Account that are included on such balance sheet as cash or Cash Equivalents); provided that in making calculations pursuant to this clause (ii), the Company may disregard changes in the consolidated balances of cash and Cash Equivalents of the Company and its Subsidiaries to the extent the Company is not actually aware of a material increase in such balances during the period beginning 24 hours before the time the respective Notice of Borrowing for such respective Revolving Loans is required to be delivered and ending on (but including) the date on which such respective Revolving Loans are to be made, (iii) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (iv) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loan plus outstanding LOC Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Working Capital Amount. For purposes hereof, the aggregate amount of Revolving Loans available hereunder shall be the Revolving Committed Amount. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Administrative Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. For the avoidance of doubt, all Revolving Loans will be made by Revolving Lenders (including both Extended Revolving Lenders and Non-Extended Revolving Lenders) in accordance with their Revolving Commitment Percentage (acting as a single class) until the Non-Extended Maturity Date; thereafter, all Revolving Loans will be made by the Extended Revolving Lenders in accordance with their Extended Revolving Commitment Percentage.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Administrative Borrower shall request a Revolving Loan borrowing by delivering to the Administrative Agent a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivering to the Administrative Agent a Notice of Borrowing, which delivery may be by fax) not later than 11:00 A.M. (New York City time) on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor and (E) the Borrower requesting such borrowing. If the Administrative Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate principal amount of (A) with respect to LIBOR Rate Loans, $3,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less) or (B) with respect to Alternate Base Rate Loans, $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). More than one borrowing may occur on the same date, but at no time shall there be outstanding more than ten borrowings of LIBOR Rate Loans in the aggregate for all Loans.

(iii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Applicable Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (New York City time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available in Dollars to the Applicable Borrower by the Administrative Agent by crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that, if, on the date of a borrowing of Revolving Loans (other than a Mandatory Swingline Borrowing), there are outstanding Reimbursement Obligations or Swingline Loans then outstanding with respect to such Borrower, then the proceeds of such borrowing shall be applied, first, to the payment in full of any such outstanding Reimbursement Obligations with respect to Letters of Credit, second, to the payment in full of any such Swingline Loans, and third, to such Borrower as otherwise provided above.

(c) Repayment. The principal amount of (i) all Non-Extended Revolving Loans shall be due and payable in full on the Non-Extended Maturity Date and (ii) all Extended Revolving Loans shall be due and payable in full on the Extended Maturity Date.

(d) Interest. Subject to the provisions of Section 2.7, Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

(iii) Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. Each Revolving Lender’s Revolving Commitment shall, if requested by such Revolving Lender, be evidenced by duly executed promissory notes of the Borrowers to such Revolving Lender in substantially the form of Schedule 2.1(e) (with such modifications thereto as may be necessary to reflect differing classes of Revolving Commitments).

Section 2.2 Swingline Loan Subfacility.

(a) Swingline Commitment. During the Commitment Period of the Extended Revolving Commitment, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) from time to time for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FORTY MILLION DOLLARS ($40,000,000) (the “Swingline Committed Amount”), (ii) the aggregate principal amount of outstanding Revolving Loans and Swingline Loans made to the Company plus the outstanding Company LOC Obligations shall not exceed $200,000,000 at any time outstanding, and (iii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Working Capital Amount and (iv) no Swingline Loans shall be made if after incurrence of such Swingline Loans (but after giving effect to the expected uses of the proceeds thereof within 2 Business Days of the respective Swingline Loans for purposes other than investing in Cash Equivalents) there will be more than $160,000,000 of unrestricted cash and Cash Equivalents in the aggregate on the consolidated balance sheet of the Company and its Subsidiaries (excluding any amounts held in the Blocked Account that are included on such balance sheet as cash or Cash Equivalents); provided that in making calculations pursuant to this clause (iv), the Company may disregard changes in the consolidated balances of cash and Cash Equivalents of the Company and its Subsidiaries to the extent the Company is not actually aware of a material increase in such balances during the period beginning 24 hours before the time the respective Notice of Borrowing for such respective Swingline Loans is required to be delivered and ending on (but including) the date on which such respective Swingline Loans are to be made. Notwithstanding anything to the contrary contained in this Section 2.2, (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender is a Defaulting Lender unless the Swingline Lender has entered into arrangements with one or more Borrowers satisfactory to it and the Administrative Borrower to eliminate the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by a Borrower cash collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”), and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Administrative Borrower, or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(b) Swingline Loan Borrowings.

(i) Notice of Borrowing and Disbursement. The Administrative Borrower shall request a Swingline Loan borrowing by delivering to the Administrative Agent a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivering to the Administrative Agent a Notice of Borrowing, which delivery may be by fax) not later than 12:00 Noon (New York City time) on the date of the requested borrowing. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) the Borrower requesting such borrowing. The Administrative Agent shall give notice to the Swingline Lender promptly upon receipt of each Notice of Borrowing and the contents thereof. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.

(ii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable in full on the Extended Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Administrative Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Applicable Borrower or Applicable Borrowers shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall also be deemed to have been given one (1) Business Day prior to each of the following: (i) the Extended Maturity Date, (ii) the occurrence of any Event of Default described in Section 7.1(e), (iii) the acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default and (iv) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Mandatory Swingline Borrowing”). The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt from the Swingline Lender of demand for repayment of its Swingline Loans and upon any deemed request for repayment through a Mandatory Swingline Borrowing. Each Revolving Lender hereby irrevocably agrees to fund its Revolving Commitment Percentage (determined after giving effect to the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)) of each such Revolving Loan on the date such notification is received if such notification is received by such Revolving Lender at or before 12:00 Noon (New York City time), otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the next succeeding Business Day, in each case notwithstanding (I) the amount of such Revolving Loan may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Loan to be made by the Extended

Maturity Date, (V) the date of such Revolving Loan borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Revolving Loan borrowing or contemporaneously therewith (other than the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)). In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Borrower) (it being understood and agreed that a Mandatory Swingline Borrowing cannot be made, if on the Non-Extended Maturity Date any Specified Default exists, during the period commencing on the Non-Extended Maturity Date and ending on the first date thereafter on which no Specified Default exists), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Applicable Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Revolving Commitments pursuant to Section 7.2 and, if a Specified Default has existed from and after the Non-Extended Maturity Date to and including such time, the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)); provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased, (B) at the time any purchase of a Participation Interest pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such Participation Interest purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the earlier to occur of (x) the date of payment for such Participation Interest and (y) the reallocation of such Participation Interest pursuant to clause (C) below, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate and (C) the Participation Interest of each Non-Extended Revolving Lender in all outstanding Swingline Loans shall automatically terminate with respect to such Non-Extended Revolving Lender and be reallocated in accordance with Section 2.5(d).

(c) Interest on Swingline Loans. Subject to the provisions of Section 2.7, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date or as may be mutually agreed upon by the Borrowers and the Swingline Lender.

(d) Swingline Note. The Swingline Loans shall be evidenced by duly executed promissory notes of the Borrowers to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.2(d).

Section 2.3 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and any other terms and conditions which an Issuing Lender may reasonably require, during the Commitment Period of the Extended Revolving Commitment such Issuing Lender shall issue (in the case of trade Letters of Credit, subject to the Issuing Lender of such respective Letter of Credit and the Applicable Borrower agreeing on Trade Fronting Fees to be payable with respect thereto), and the Revolving Lenders shall participate in the manner provided in clause (c) below in, trade or standby Letters of Credit for the account of the Applicable Borrower from time to time upon request by the Administrative Borrower in a form acceptable to such Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FORTY MILLION DOLLARS ($40,000,000) (the “LOC Committed Amount”), (ii) the aggregate principal amount of outstanding Revolving Loans and Swingline Loans made to the Company plus the outstanding Company LOC Obligations shall not exceed $200,000,000 at any time outstanding, (iii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the lesser of (A) the Revolving Committed Amount and (B) the Working Capital Amount, (iv) all Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only and (v) Letters of Credit shall be issued for any lawful corporate purposes of the Applicable Borrower and its Subsidiaries and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. Except as otherwise agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions of the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Administrative Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that (A) no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date which is five (5) Business Days prior to the Extended Maturity Date and (B) no Letter of Credit as originally issued or as extended shall have a stated expiry date extend beyond the date which is five (5) Business Days prior to the Non-Extended Maturity Date if at the time of such issuance or extension, the aggregate stated amount of all Letters of Credit having stated expiry dates after the Non-Extended Maturity Date, when added to the aggregate Revolving Exposure of all Extended Revolving Lenders (exclusive of LOC Obligations) as of such date, would exceed the aggregate amount of the Extended Revolving Commitments then in effect. The issuance and expiry date of each Letter of Credit shall be a Business Day. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, renew, extend or amend any Letter of Credit, unless such Issuing Lender has entered into arrangements with one or more Borrowers satisfactory to it and the Administrative Borrower to eliminate such Issuing Lender’s risk with respect to each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Lender (which arrangements are hereby consented to by the Lenders), including by a Borrower cash collateralizing each Defaulting Lender’s Revolving Commitment Percentage of the LOC

Obligations with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”). Unless otherwise agreed, Deutsche Bank shall be the Issuing Lender on all Letters of Credit issued on or after the Effective Date; provided, however, to the extent Deutsche Bank (or an affiliate thereof) shall be unable to provide any Letter of Credit requested by a Borrower, any other Issuing Lender may serve as the Issuing Lender for such Letter of Credit.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Administrative Borrower to an Issuing Lender at least five (5) Business Days prior to the requested date of issuance pursuant to a Letter of Credit Request or other form of request acceptable to such Issuing Lender. The initial face amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender. Each Issuing Lender will provide on a quarterly basis, and otherwise will promptly upon request provide, to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued by such Issuing Lender and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. Each Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit issued by such Issuing Lender. Each Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations with respect to the Letters of Credit issued by such Issuing Lender then outstanding.

(c) Participations. Each Revolving Lender upon issuance of any Letter of Credit by an Issuing Lender, shall be deemed to have purchased without recourse a risk participation from such Issuing Lender in such Letter of Credit and the amount available to be drawn thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the amount available to be drawn under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the amounts drawn under such Letter of Credit; provided that any Person that becomes a Revolving Lender after the Effective Date shall be deemed to have purchased a risk participation in all outstanding Letters of Credit on the date it becomes a Revolving Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms; provided further that the Participation Interest of each Non-Extended Revolving Lender in all outstanding Letters of Credit shall automatically terminate with respect to such Non-Extended Revolving Lender and be reallocated in accordance with Section 2.5(d). Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that an Issuing Lender has not been reimbursed as required hereunder, each such Revolving Lender shall pay to such Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof if such notification is received by such Revolving Lender at or before 12:00 Noon (New York City time), otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the next succeeding Business Day. The obligation of each Revolving Lender to so reimburse each Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Applicable Borrower to reimburse each Issuing Lender under any Letter of Credit issued by such Issuing Lender, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender of such Letter of Credit will promptly notify the Administrative Borrower and the Administrative Agent, provided that the failure to give any such notice shall in no way affect, impair or diminish the Applicable Borrower’s obligations hereunder. The Applicable Borrower shall reimburse each Issuing Lender not later than one Business Day following receipt by the Applicable Borrower of notice of such payment or disbursement (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 7.1(e) shall have occurred and be continuing, in which case the Reimbursement Obligations shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Applicable Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Applicable Borrower therefor at a rate per annum equal to, subject to the immediately succeeding sentence the Alternate Base Rate as in effect from time to time plus the Applicable Percentage as in effect from time to time for Revolving Loans that are maintained as Alternate Base Rate Loans. If the Applicable Borrower shall fail to reimburse the Issuing Lender prior to 12:00 Noon (New York City time) on or before the second Business Day following the receipt by the Applicable Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 7.1(e), the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Default Rate for Alternate Base Rate Loans set forth in Section 2.7. Any such Reimbursement Obligation shall be deemed satisfied (but nevertheless subject to the payment of interest thereon as provided herein below) if paid in full with proceeds from a Mandatory LOC Borrowing. Unless the Administrative Borrower shall immediately notify the respective Issuing Lender and the Administrative Agent of the Applicable Borrower’s intent to otherwise reimburse such Issuing Lender, the Applicable Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations. The Applicable Borrower’s Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Applicable Borrower may claim or have against the applicable Issuing Lender, the Administrative Agent, the Revolving Lenders, the beneficiary of the Letter of Credit issued by such Issuing Lender drawn upon or any other Person, including, without limitation, any defense based on any failure of the Applicable Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit issued by such Issuing Lender. Each Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing not paid by the Applicable Borrower when due and each Revolving Lender shall promptly pay to the Administrative Agent for the account of such Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage (determined, unless a Specified Default has existed from and after the Non-Extended Maturity Date to and including the time such payment is required to be made, after giving effect to the termination of the Non-Extended Revolving

Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)) of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the applicable Issuing Lender if such notice is received at or before 12:00 Noon (New York City time), otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the applicable Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender’s obligation to make such payment to the applicable Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Revolving Commitments hereunder (other than, unless a Specified Default has existed from and after the Non-Extended Maturity Date to and including the time such payment is required to be made, the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)), the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment with Revolving Loans. On any day on which a Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be immediately made (without giving effect to any termination of the Revolving Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined (x) before giving effect to any termination of the Revolving Commitments pursuant to Section 7.2 and (y) after giving effect to the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)) and the proceeds of such Mandatory LOC Borrowing shall be paid directly to the Issuing Lender of such drawn Letter of Credit for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 12:00 Noon (New York City time), otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount (or integral amount in excess thereof) for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b)(i), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon (other than the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)). In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Event) (it being understood and agreed that a Mandatory LOC Borrowing cannot be made, if on the Non-Extended Maturity Date any Specified Default exists, during the period commencing on the Non-Extended Maturity Date and ending on the first date thereafter on which no Specified Default exists), then, in satisfaction of its obligations under Section 2.3(c), each such Revolving Lender hereby agrees that it shall forthwith fund (on the Business Day notice to fund is received by such Revolving Lender from the Issuing Lender of such drawn Letter of Credit if such notice is received at or before 12:00 Noon (New York City time), otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the Business Day next succeeding the Business Day such notice is received) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to such Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) Uniform Customs and Practices. Each Issuing Lender shall have the right to require that the Letters of Credit issued by such Issuing Lender be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

Section 2.4 Fees.

(a) Commitment Fee. The Borrowers agree to pay to the Administrative Agent:

(i) for the ratable benefit of each Revolving Lender (other than any Revolving Lender which is a Defaulting Lender for the period it is a Defaulting Lender), a commitment fee (it being understood that 50% of such commitment fees shall be severally owing by each Borrower, with the amounts owing by each Borrower to be guaranteed as, and to the extent, otherwise provided herein) for the period from and including the Original Effective Date to, but not including, the Effective Date (or such earlier date on which the entire Revolving Commitment has been terminated) with respect to such Revolving Lender’s Existing Revolving Commitment in an aggregate amount equal to the Applicable Percentage (as in effect immediately prior to the Effective Date) per annum of the Unutilized Existing Revolving Loan Commitment Amount of such Revolving Lender as in effect from time to time; and

(ii) for the ratable benefit of each Non-Extended Revolving Lender and Extended Revolving Lender (in each case, other than any Revolving Lender which is a Defaulting Lender for the period it is a Defaulting Lender) in accordance with its Other Allocable Percentage of the Non-Extended Revolving Commitments and the Extended Revolving Commitments, respectively, a commitment fee (it being understood that 50% of such commitment fees shall be severally owing by each Borrower, with the amounts owing by each Borrower to be guaranteed as, and to the extent, otherwise provided herein) for the period from and including the Effective Date to and including the Non-Extended Maturity Date and the Extended Maturity Date, as the case may be, with respect to such Non-Extended Revolving Commitment and Extended Revolving Commitment, as the case may be, (or such earlier date on which the entire Revolving Commitments has been terminated) in an aggregate amount equal to the Applicable Percentage with respect to such Non-Extended Revolving Commitment and Extended Revolving Commitment, as the case may be, per annum of (x) the Unutilized Non-Extended Revolving Loan Commitment Amount of such Non-Extended Revolving Lender as in effect from time to time or (y) the Unutilized Extended Revolving Loan Commitment Amount of such Extended Revolving Lender as in effect from time to time, as the case may be.

The commitment fees set forth in clauses (i) and (ii) above, collectively the “Commitment Fee”.

The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and (x) with respect to commitment fees accrued for the accounts of the Non-Extended Revolving Lenders, on the Non-Extended Maturity Date (in arrears for the portion of such fiscal quarter in which the Non-Extended Maturity Date occurs) and (y) with respect to commitment fees accrued for the accounts of the Extended Revolving Lenders, on the Extended Maturity Date (in arrears for the portion of such fiscal quarter in which the Extended Maturity Date occurs).

(b) Letter of Credit Fees. The Applicable Borrower agrees to pay to the Administrative Agent:

(i) for the ratable benefit of each Revolving Lender (based on each such Revolving Lender’s respective Revolving Commitment Percentage (as in effect prior to the Effective Date)) in respect of each Letter of Credit issued for the account of such Applicable Borrower, a fee for the period from and including the date of issuance of such Letter of Credit to and including the earlier of (x) the Effective Date and (y) date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Percentage as in effect from time to time during such period prior to the Effective Date with respect to Revolving Loans that are maintained as LIBOR Rate Loans on the daily LOC Obligations of each such Letter of Credit; and

(ii) for the ratable benefit of each Non-Extended Revolving Lender and Extended Revolving Lender (in accordance with its Other Allocable Percentage (determined in the event that a Specified Default exists on the Non-Extended Maturity

Date, from the Non-Extended Maturity Date to the first date on which no Specified Default exists, without giving effect to the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date pursuant to Section 2.5(d)) of the Non-Extended Revolving Commitments and the Extended Revolving Commitments, respectively) in respect of each Letter of Credit issued for the account of such Applicable Borrower, a fee for the period from and including the later of (x) the Effective Date and (y) date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Percentage as in effect from time to time during such period with respect to Non-Extended Revolving Loans or Extended Revolving Loans, as the case may be, that are maintained as LIBOR Rate Loans on the daily LOC Obligations of each such Letter of Credit.

The fees set forth in clauses (i) and (ii) above with respect to a Letter of Credit, collectively, the “Letter of Credit Fee”.

In addition to such Letter of Credit Fee, the Applicable Borrower agrees to pay to each Issuing Lender, for its own account without sharing by the other Lenders, (x) in respect of each standby Letter of Credit issued by it for the account of such Applicable Borrower, an additional fronting fee (the “Standby Fronting Fee”) for the period from and including the date of issuance of such standby Letter of Credit to and including the date of termination or expiration of such standby Letter of Credit, computed at a rate per annum equal to 1/4 of 1% (0.25%) per annum on the daily LOC Obligations of such Letter of Credit, provided that in any event the minimum amount of Standby Fronting Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Standby Fronting Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof and (y) in respect of each trade Letter of Credit issued by it for the account of such Applicable Borrower, an additional fronting fee (the “Trade Fronting Fee” and together with the Standby Fronting Fee, the “Fronting Fees”) as shall be agreed to in writing from time to time by the Applicable Borrowers and such Issuing Lender. The Letter of Credit Fee and the Fronting Fees shall each be payable quarterly in arrears on the last Business Day of each calendar quarter and (x) with respect to Letter of Credit Fees accrued for the accounts of the Non-Extended Revolving Lenders, on the Non-Extended Maturity Date (in arrears for the portion of such fiscal quarter in which the Non-Extended Maturity Date occurs) and (y) with respect to Letter of Credit Fees accrued for the accounts of the Extended Revolving Lenders, on the Extended Maturity Date (in arrears for the portion of such fiscal quarter in which the Extended Maturity Date occurs).

(c) Issuing Lender Fees. In addition to the Letter of Credit Fees and Fronting Fees payable pursuant to subsection (b) hereof, the Applicable Borrower shall pay to each Issuing Lender, for its own account without sharing by the other Lenders, the reasonable and customary charges from time to time of such Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, the Letters of Credit issued by such Issuing Lender for the account of such Borrower (collectively, the “Issuing Lender Fees”).

(d) Administrative Fee. Each Borrower agrees to pay to the Administrative Agent 50% of the annual administrative fee as described in the Original Fee Letter.

(e) Other Fees. Each Borrower agrees to pay to the Administrative Agent such other fees as may be agreed to in writing from time to time by the Company or any of its Subsidiaries and the Administrative Agent.

Section 2.5 Commitment Reductions.

(a) Voluntary Reductions. The Administrative Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the lesser of (i) the Revolving Committed Amount or (ii) the Working Capital Amount.

(b) Maturity Date. The Revolving Commitment shall automatically terminate on the Extended Maturity Date.

(c) Senior Secured Notes and Permitted Refinancings thereof. In addition to any Revolving Commitment reductions described above and any mandatory repayments required pursuant to Section 2.6(b), if at any time, because of an Asset Sale, Recovery Event or similar occurrence, the Company would become required to make a mandatory offer to purchase all or any portion of the Senior Secured Notes or any permitted refinancing thereof pursuant to Section 6.1(h) and at such time the Company is not permitted to repurchase or redeem Senior Secured Notes pursuant to Section 6.10 in the aggregate amount required to finance the repurchase or redemption of Senior Secured Notes as a result of such occurrence (assuming for such purposes 100% acceptance of such mandatory offer by the holders of the Senior Secured Notes), then before such obligation to make any mandatory offer to purchase arises, the Company shall reduce the Revolving Commitment in such amounts, and make corresponding repayments of outstanding Loans as may be required, in each case so that no such mandatory offer to repurchase is required to be made.

(d) Termination of the Non-Extended Revolving Credit Commitments. On the Non-Extended Maturity Date, the Non-Extended Revolving Commitments will terminate and the Non-Extended Revolving Lenders will have no further obligation to make Revolving Loans,

Mandatory Swingline Borrowings, Mandatory LOC Borrowings, fund participations in LOC Obligations pursuant to Section 2.3(d) and (e) or Swingline Loans pursuant to Section 2.2(b); provided that (x) the foregoing will not release any Non-Extended Revolving Lender from any such obligation to fund Revolving Loans, Mandatory Swingline Borrowings, Mandatory LOC Borrowings, participations in LOC Obligations or Swingline Loans that was required to be performed on or prior to the Non-Extended Maturity Date and (y) the foregoing will not release any such Non-Extended Revolving Lender from any such obligation to fund its participations in LOC Obligations or Swingline Loans if on the Non-Extended Maturity Date any Specified Default exists until the first date thereafter on which no Specified Default exist. Unless clause (y) of the proviso in the immediately preceding sentence is applicable, on the Non-Extended Maturity Date, all outstanding Swingline Loans and LOC Obligations shall be deemed to be outstanding with respect to (and reallocated under) the Extended Revolving Commitments and the Revolving Commitment Percentage of the Revolving Lenders shall be determined to give effect to the termination of the Non-Extended Revolving Commitments (in each case, so long as after giving effect to such reallocation, the Revolving Exposure of each Extended Revolving Lender does not exceed such Lender’s Extended Revolving Commitment). On and after the Non-Extended Maturity Date of the Non-Extended Revolving Commitments, the Extended Revolving Lenders (and so long as clause (y) of the proviso in the second preceding sentence is applicable, the Non-Extended Revolving Lenders) will be required, in accordance with their Revolving Commitment Percentage (so long clause (y) of the proviso in the second preceding sentence is applicable, determined without giving effect to the termination of the Non-Extended Revolving Commitments) to fund participations in LOC Obligations pursuant to Section 2.3(d) and (e) to the extent such funding obligation arises on or after such date and fund participations in Swingline Loans pursuant to Section 2.2(b) to the extent such funding obligation arises on or after such date, regardless of whether any Default existed on the Non-Extended Maturity Date; provided that the Revolving Exposure of each Extended Revolving Lender does not exceed such Lender’s Revolving Commitment.

Section 2.6 Prepayments.

(a) Optional Prepayments. Each Borrower shall have the right to prepay Loans made to it in whole or in part from time to time; provided, however, that (i) each partial prepayment of Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (ii) each prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Administrative Borrower shall give three (3) Business Days’ irrevocable notice in the case of LIBOR Rate Loans and one (1) Business Day’s irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). All prepayments under this Section 2.6(a) shall be subject to Section 2.16, but otherwise without premium or penalty. Interest accrued through the date of prepayment on the principal amount prepaid shall be payable (A) with respect to any LIBOR Rate Loan, on such date of prepayment and (B) with respect to any Alternate Base Rate Loan, on the next occurring Interest Payment Date that would have occurred had such Loan not been prepaid or, at the request of the Administrative Agent or if there is a corresponding permanent reduction of the Revolving Commitment, such interest shall be payable on such date of prepayment. Amounts prepaid on the Revolving Loans and Swingline Loans may be reborrowed in accordance with the terms hereof. All amounts prepaid pursuant to this Section 2.6(a) shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities; provided that at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.6(a), such prepayment shall not, so long as no Default and no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

(b) Mandatory Prepayments.

(i) Revolving Committed Amount. Each Borrower shall repay to the Administrative Agent for the ratable account of (x) the Non-Extended Revolving Lenders on the Non-Extended Maturity Date with respect to the Non-Extended Revolving Commitments, the aggregate principal amount of all of the Non-Extended Revolving Loans outstanding on such date and (y) the Extended Revolving Lenders on the Extended Maturity Date with respect to the Extended Revolving Commitments, the aggregate principal amount of all of the Extended Revolving Loans outstanding on such date. In addition, (A) if at any time after the Effective Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the lesser of (I) the Revolving Committed Amount (including as a result of the termination of the Non-Extended Revolving Commitments on the Non-Extended Maturity Date) or (II) the Working Capital Amount, each Borrower, immediately shall prepay its Revolving Loans and the Swingline Loans in an amount sufficient to eliminate such excess or (B) if the amount of unrestricted cash and Cash Equivalents in the aggregate on the consolidated balance sheet of the Company and its Subsidiaries (excluding any amounts held in the Blocked Account that are included on such balance sheet as cash or Cash Equivalents) exceeds $160,000,000 for a period of 7 consecutive Business Days, each Borrower immediately shall prepay on such day (x) first, its outstanding Swingline Loans and, (y) second, after all of its Swingline Loans have been repaid in full or if none of its Swingline Loans are outstanding, its outstanding Revolving Loans, in an amount sufficient to eliminate such excess. In respect of any prepayment pursuant to the immediately preceding sentence, each Revolving Lender shall receive its pro rata share of any such prepayment based on its Revolving Commitment Percentage; provided that at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.6(b)(i) (other than a prepayment pursuant to Section 2.6(b)(i)(A) to the extent clause (I) thereof would require such prepayment), such prepayment shall not, so long as no Default and no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender. If for any reason, at any time during the five (5) Business Day period immediately preceding the Non-Extended Maturity Date, (x) the Non-Extended Revolving Lenders’ Allocable Revolving Percentage of the Revolving Exposure attributable to LOC Obligations and outstanding Swingline Loans exceeds (y) the amount of the Extended Revolving Commitments minus the Extended Revolving Lenders’ Allocable Revolving Percentage of the total Revolving Exposure at such time, then each Borrower shall promptly prepay or cause to be promptly prepaid Revolving Loans, Swingline Loans and/or cash collateralize the LOC Obligations in an aggregate amount necessary to eliminate such excess; provided that the Borrowers shall not be required to cash collateralize the LOC Obligations pursuant to this sentence unless after the prepayment in full of the Revolving Loans and Swingline Loans such excess has not been eliminated.

(ii) Asset Dispositions. Promptly following the receipt by a Credit Party or any of its Subsidiaries of the proceeds of any Asset Disposition, the Loans shall be prepaid in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (v) below); provided that the Net Cash Proceeds from Asset Dispositions in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds exceeds $10,000,000 for such fiscal year and only such excess amounts shall be required to be applied.

(iii) Recovery Event. Promptly following any Recovery Event, the Loans shall be prepaid in an aggregate amount equal to one-hundred percent (100%) of the Net Cash Proceeds derived from such Recovery Event (such prepayment to be applied as set forth in clause (v) below); provided that the Net Cash Proceeds from Recovery Events in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds exceeds $10,000,000 for such fiscal year and only such excess amounts shall be required to be applied.

(iv) Certain Additional Required Repayments. In addition to the mandatory repayments required above, mandatory prepayments of Loans shall be required on the dates, and in the amounts, provided in Section 2.5(c) (such prepayment to be applied as set forth in clause (v) below).

(v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 2.6(b)(ii), Section 2.6(b)(iii) and Section 2.6(b)(iv) shall be applied on such day (x) first, to the outstanding Swingline Loans and, (y) second, after all of the Swingline Loans have been repaid in full or if none of the Swingline Loans are outstanding, the outstanding Revolving Loans, in each case (except as otherwise required pursuant to Section 2.5(c) in the circumstances described therein), without a corresponding reduction in the Revolving Commitments or the Revolving Committed Amount. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. Each Lender shall receive its pro rata share of any such prepayment based on its applicable Revolving Commitment Percentage; provided that at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to Section 2.6(b)(ii) or Section 2.6(b)(iii), such prepayment shall not, so long as no Default and no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender. All prepayments under this Section 2.6(b) shall be subject to Section 2.16.

(c) If any Revolving Lender becomes a Defaulting Lender at any time that any Letter of Credit issued by any Issuing Lender is outstanding, the Applicable Borrower on which account such Letters of Credit are issued shall enter into the applicable Letter of Credit Back-Stop Arrangements with such Issuing Lender no later than 10 Business Days after the date such Revolving Lender becomes a Defaulting Lender.

Section 2.7 Default Rate and Payment Dates. Upon the occurrence, and during the continuance, of an Event of Default, the Required Lenders may elect that the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the highest Applicable Percentage (Level I) plus 2%) (the “Default Rate”); provided, however, that the Default Rate shall apply to the Loans and other amounts owing hereunder and under the other Credit Documents to the extent that either Borrower shall fail to pay any principal, reimbursement obligation, interest, fee or other amount upon the same becoming due and payable (whether at the stated maturity, by acceleration or otherwise).

Section 2.8 Conversion Options.

(a) The Administrative Borrower may, in the case of Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 A.M. (New York City time) on the date which is three Business Days prior to the requested date of conversion. A form of Notice of Conversion/Extension is attached as Schedule 2.8. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by the Administrative Borrower giving the Administrative Agent irrevocable written notice of such election not later than 11:00 A.M. (New York City time) on the date which is three Business Days prior to the requested date of continuation; provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Administrative Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.9 Computation of Interest and Fees.

(a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Administrative Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Administrative Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

Section 2.10 Pro Rata Treatment and Payments.

(a) Each borrowing of Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Each payment under this Agreement or any Note made by an Applicable Borrower shall be applied, first, to any fees then due and owing by such Borrower pursuant to Section 2.4, second, to interest then due and owing in respect of its Loans and, third, to principal then due and owing in respect of its Loans. Each payment made by an Applicable Borrower on account of any fees pursuant to Section 2.4 shall be made pro rata in accordance with the respective amounts due and owing by such Borrower. Each payment made by an Applicable Borrower on the principal amount of and interest on its Revolving Loans shall be made pro rata according to the respective amounts due and owing (to be applied pro rata among the Lenders entitled to receive such payment). Each optional prepayment made by an Applicable Borrower on the principal amount of its Loans shall be applied in accordance with the terms of Section 2.6(a). Each mandatory prepayment made by an Applicable Borrower on the principal amount of its Loans shall be applied in accordance with Section 2.6(b); provided, that prepayments made pursuant to Section 2.14 shall be applied in accordance with such Section. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified in Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. (New York City time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding

Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Notwithstanding anything to the contrary contained herein, the provisions of this Section 2.10(a) shall be subject to the express provisions of this Agreement which (i) require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders as opposed to Defaulting Lenders, (ii) permit different payments to be made to Removed Lenders pursuant to Section 2.22(b)(B), (iii) require commitment reductions to be made with respect to Non-Extended Revolving Commitments of Non-Extended Revolving Lenders pursuant to 2.5(d) and (iv) require differing payments to be made to Lenders which are Non-Extended Revolving Lenders as opposed to Extended Revolving Lenders (and vice versa).

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary (except Section 2.20), after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.7) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Revolving Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to payment of any fees owed to the Administrative Agent and the Issuing Lenders;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations, including the payment or cash collateralization of the outstanding LOC Obligations and, with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders and Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans, LOC Obligations and obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender which issued such Letter of Credit from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 2.10(b). Notwithstanding the foregoing terms of this Section 2.10, (1) the Administrative Agent shall direct the application of the Collateral proceeds in respect of Collateral of the Company and the Domestic Guarantors and payments by the Company or Domestic Guarantors, as same are applied pursuant to any clauses “FIRST” through “SIXTH” above, same shall be applied within the respective such clause (I) first, to outstanding obligations of Company and its Domestic Subsidiaries (other than in their capacities as guarantors of obligations of the Dutch Borrower or any other Foreign Subsidiary) and (II) second, after all obligations pursuant to the respective clause as described in preceding clause (I) have been repaid in full, ratably among all other obligations of the type otherwise described in the respective such clause, and (2) neither the Dutch Borrower nor Alliance AG shall be required to repay or prepay, or to guarantee, nor shall any amount paid by the Dutch Borrower, Alliance AG or any other Foreign Subsidiary be applied to, direct obligations (excluding obligations as guarantor of the Dutch Borrower or Alliance AG or any other Foreign Subsidiary) of the Company or any of its Domestic Subsidiaries.

Section 2.11 Non-Receipt of Funds by the Administrative Agent.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Applicable Borrower agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Applicable Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Applicable Borrower the amount of such interest paid by the Applicable Borrower for such period. If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit. Any payment by the Applicable Borrower shall be without prejudice to any claim the Applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Applicable Borrower with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

Section 2.12 Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Applicable Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in ARTICLE IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender.

(a) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.7 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

(b) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 Inability to Determine Interest Rate. Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Administrative Borrower has requested be outstanding as a LIBOR Rate Loan during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Applicable Borrower and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Administrative Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.14 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change after the Effective Date in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Administrative Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Applicable Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Administrative Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens reasonably deemed by such Lender to be material.

Section 2.15 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

(i) shall subject such Lender to any Tax (other than Indemnified Taxes and Excluded Taxes) with respect to any Letter of Credit, any Participation Interest therein or any application relating thereto, any LIBOR Rate Loan made by it;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit (or the Participation Interests therein) or to reduce any amount receivable hereunder or under any Note in respect thereof, then, in any such case, the Applicable Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit; provided that no such amount shall be payable to the extent incurred more than 90 days prior to the date such Lender (or the Administrative Agent) first notifies the Applicable Borrower of its intention to demand compensation therefor under this Section 2.15(a); provided further that, if the change, interpretation or introduction giving rise to such increased costs, reductions or other amounts is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Administrative Borrower shall be conclusive in the absence of manifest error.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the Effective Date does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its Loans, Participation Interests and other obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Applicable Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction; provided that no such amount shall be payable to the extent incurred more than 90 days prior to the date such Lender (or the Administrative Agent) first notifies the Applicable Borrower of its intention to demand compensation under this Section 2.15(b); provided further that, if the change, interpretation or introduction giving rise to such increased costs, reductions or other amounts is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Administrative Borrower shall be conclusive absent manifest error. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(c) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.15).

Section 2.16 Indemnity.

(a) The Company hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (i) default by the Company in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (ii) default by the Company in accepting a borrowing after the Company has given a Notice of Borrowing in accordance with the terms hereof, (iii) default by the Company in making any prepayment after the Company has given a notice therefor in accordance with the terms hereof, (iv) the making by the Company of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder and/or (v) the replacement or removal of any Lender in accordance with Section 2.22. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Administrative Borrower (which certificate must be delivered to the Administrative Agent within sixty (60) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

(b) The Dutch Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (i) default by the Dutch Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (ii) default by the Dutch Borrower in accepting a borrowing after the Dutch Borrower (or the Administrative Borrower on behalf of the Dutch Borrower) has given a Notice of Borrowing in accordance with the terms hereof, (iii) default by the Dutch Borrower in making any prepayment after the Dutch Borrower (or the Administrative Borrower on behalf of the Dutch Borrower) has given a notice therefor in accordance with the terms hereof, (iv) the making by the Dutch Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder and/or (v) the replacement or removal of any Lender in accordance with Section 2.22. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Administrative Borrower (which certificate must be delivered to the Administrative Agent within sixty (60) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.17 Taxes.

(a) Any and all payments by the Credit Parties hereunder or under the Notes shall be made, except as provided in Section 2.17(g), free and clear of and without deduction for any Taxes, except as required by applicable law. If a Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any

Lender or the Administrative Agent, (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, notwithstanding anything in this Agreement or any other Credit Document to the contrary, each of the Borrowers agrees to pay (i) any present or future stamp, documentary or intangibles taxes or any other similar taxes, charges or levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise similarly with respect to, this Agreement, the Notes or any of the other Credit Documents and (ii) any present or future stamp, documentary or intangibles taxes, withholding taxes (to the extent not recovered or recoverable by the Administrative Agent and the Lenders through applicable tax treaties) or any other similar taxes, charges or levies which arise from the enforcement of the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any other Credit Document (such taxes, charges and levies referred to in clauses (i) and (ii), hereinafter referred to as “Other Taxes”), in each case with respect to such Borrower’s Loans.

(c) Each of the Credit Parties will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses, but excluding any liability resulting from the gross negligence or willful misconduct of such Lender or the Administrative Agent, as applicable) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. This indemnification shall be made within sixty (60) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. The Administrative Agent or any Lender claiming indemnification pursuant to this Section 2.17(c) shall make written demand therefor no later than one (1) year after the earlier of (i) the date on which such Lender or the Administrative Agent makes payment of such Taxes or Other Taxes and (ii) the date on which the appropriate Governmental Authority makes written demand on such Lender or the Administrative Agent for payment of such Taxes or Other Taxes.

(d) If a Lender or the Administrative Agent determines in its sole discretion than it has actually received or realized a refund in respect of Taxes or Other Taxes as to which it has been indemnified by a Credit Party, or with respect to which a Credit Party has made payments pursuant to this Section 2.17, such Lender or the Administrative Agent shall pay over the amount of such refund to such Credit Party (but only to the extent of indemnity payments made or other amounts paid by such Credit Party under this Section 2.17 with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that such Credit Party (upon the written request of such Lender or the Administrative Agent) agrees to repay the amount paid over to such Credit Party by such Lender or the Administrative Agent (together with any interest payable to the relevant Governmental Authority) in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the Lender or Administrative Agent be required to pay any amount to a Credit Party pursuant to this paragraph (d) the payment of which would place the Lender or Administrative Agent in a less favorable net after-Tax position than the Lender or Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this Section 2.17 shall require a Lender to provide its tax returns or confidential tax planning information to a Credit Party.

(e) Within forty-five (45) days after the date of any payment of Taxes by a Credit Party, such Credit Party will furnish to the Administrative Agent, at its address set forth in Section 9.2, the original or a certified copy of a receipt (if any) evidencing payment thereof.

(f) With respect to any Loan or other Extension of Credit to the Company, each Lender that is a non-resident alien or is organized under the laws of a jurisdiction outside the United States, on or prior to the Effective Date (or, in the case of any Person becoming a Lender after the Effective Date, on or prior to the effective date of the Assignment and Assumption pursuant to which it becomes a Lender), from time to time thereafter if requested in writing by the Company, and upon any change in designation of the Lender’s Applicable Lending Office (but, in each case, only if such Lender is lawfully able to do so), shall provide the Administrative Borrower and the Administrative Agent (i) if such Lender is not a bank within the meaning of Section 881(c)(3)(A) of the Code, a duly completed original U.S. Treasury Department Form W-8 BEN (or successor form) certifying that such Lender is not a United States citizen or resident (or that such Lender is filing for a foreign corporation, partnership, estate or trust) and providing the name and address of the Lender, together with a certificate representing that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code and is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) with respect to the Company, or (ii) if such Lender is a bank within the meaning of Section 881(c)(3)(A) of the Code, a duly completed original U.S. Treasury Department Form W-8 BEN or Form W-8 ECI (or successor form), whichever is applicable, properly claiming complete exemption from United States withholding tax on payments by the Company pursuant to this Agreement and under the Notes.

(g) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(h) In the event that a Lender that originally provided such form as may be required under Section 2.17(f) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this Agreement to any Eligible Assignee in accordance with Section 9.6 and such Eligible Assignee shall be entitled to the same benefits under this Section 2.17 as the assignor provided that the rate of United States withholding tax (and the rate of any Taxes or Other Taxes) applicable to such Eligible Assignee on the date of such assignment shall not exceed the rate then applicable to the assignor.

(i) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Credit Party Obligations for a period of sixty (60) days after the Extended Maturity Date.

(j) With respect to any Loan or other Extension of Credit to the Dutch Borrower, if, as a result of a change in any Requirement of Law, any Lender or the Administrative Agent shall become entitled to payment pursuant to this Section 2.17, such Lender or the Administrative Agent shall, following the written request of the Dutch Borrower, provide documentation reasonably necessary to obtain any available exemption from or reduction of the Taxes or Other Taxes resulting in such payments; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs that are not reimbursed by the Dutch Borrower or legal or regulatory burdens reasonably deemed by such Lender to be material.

(k) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).

Section 2.18 Indemnification; Nature of Issuing Lenders’ Duties.

(a) In addition to its other obligations under Section 2.3, the Applicable Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender and each Revolving Lender, as the case may be, harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that such Issuing Lender or such Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit issued by such Issuing Lender for the account of such Borrower, or (ii) the failure of such Issuing Lender to honor a drawing under a Letter of Credit issued by such Issuing Lender as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”).

(b) As between any Applicable Borrower and each Issuing Lender and each Revolving Lender, as the case may be, such Applicable Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuing Lender nor any Revolving Lender shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) any consequences arising from causes beyond the control of any Issuing Lender or any Revolving Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender or any Revolving Lender, as the case may be, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Revolving Lender under any resulting liability to a Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Issuing Lender and each Revolving Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Applicable Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Governmental Authority. The Issuing Lenders and the Revolving Lenders shall not, in any way, be liable for any failure by such Issuing Lender or anyone else to pay any drawing under any Letter of Credit issued by such Issuing Lender as a result of any Government Acts or any other cause beyond the control of such Issuing Lender and the Revolving Lenders.

(d) Nothing in this Section 2.18 is intended to limit the Reimbursement Obligation of the Applicable Borrower contained in Section 2.3(d) hereof. The obligations of any Applicable Borrower under this Section 2.18 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender which issued such Letter of Credit and the Revolving Lenders to enforce any right, power or benefit under this Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 2.18, the Applicable Borrower shall have no obligation to indemnify any Issuing Lender or any Revolving Lender in respect of any liability incurred by such Issuing Lender or such Revolving Lender, as the case may be, to the extent it arises out of the gross negligence or willful misconduct of such Issuing Lender or such Revolving Lender as the case may be, respectively, as determined by a court of competent jurisdiction in a final judgment.

Section 2.19 Administrative Borrower as Agent for the Dutch Borrower.

(a) The Dutch Borrower hereby irrevocably appoints the Administrative Borrower as its borrowing agent and attorney–in–fact which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the Administrative Borrower that it has resigned such position. The Dutch Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to (i) provide all notices and instructions under this Agreement or any other Credit Document and (ii) take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents.

(b) The Dutch Borrower hereby agrees to indemnify each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent and hold each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders, the Issuing Lenders, the Swingline Lender and the Administrative Agent by the Dutch Borrower or any third party, arising from or incurred by reason of the (i) Lenders’, the Issuing Lenders’, the Swingline Lender’s, or the Administrative Agent’s relying on any instructions of the Administrative Borrower on behalf of the Dutch Borrower or (ii) any other action taken by the Lenders hereunder or under the other Credit Documents, except that the Dutch Borrower will have no liability under this Section 2.19(b) with respect to any liability to the extent arising out of the gross negligence or willful misconduct of such Lender, such Issuing Lender, the Swingline Lender or the Administrative Agent, as the case may be, as determined by a court of competent jurisdiction in a final judgment.

Section 2.20 Obligations of Borrowers. Notwithstanding anything in this Credit Agreement or in the other Credit Documents to the contrary (including, without limitation, Section 2.6, Section 2.10 and ARTICLE XI), the parties hereto acknowledge and agree that (a) each of the Borrowers, in its capacity as a Borrower hereunder, is not jointly and severally liable for the Credit Party Obligations of the other Borrower; provided that it is acknowledged and agreed that the Company has guaranteed the Credit Party Obligations of the Dutch Borrower pursuant to ARTICLE XI and that the Dutch Borrower has not guaranteed the Credit Party Obligations of the Company and (b) neither the Dutch Borrower nor Alliance AG shall be required to repay or prepay, or to guarantee, nor shall any amount paid by the Dutch Borrower or Alliance AG be applied to, any Credit Party Obligations of the Company.

Section 2.21 Parallel Debt.

(a) Each Credit Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to any amounts owing by such Credit Party to any Lender with respect to the Credit Party Obligations as and when those amounts become due for payment so that the Administrative Agent shall be the obligee of such covenant to pay and shall be entitled to claim performance thereof in its own name and on behalf of itself and not only as trustee, agent or representative acting on behalf of the Lenders.

(b) Each Credit Party and the Administrative Agent acknowledge that the monetary obligations of each Credit Party to the Administrative Agent under Section 2.21(a) are and/or shall be several and are and/or shall be separate and independent from, and do and/or shall not in any way affect, the corresponding monetary obligations of such Credit Party to any Lender with respect to the Credit Party Obligations (such Credit Party’s “Corresponding Debt”) provided that:

(i) the amounts for which such Credit Party is liable under Section 2.21(a) (such Credit Party’s “Parallel Debt”) shall be decreased to the extent that such Credit Party’s Corresponding Debt has been irrevocably paid or (in the case of any guaranty obligations) discharged;

(ii) the Corresponding Debt of such Credit Party shall be decreased to the extent that such Credit Party’s Parallel Debt has been irrevocably paid or (in the case of guaranty obligations) discharged;

(iii) the Parallel Debt of any Credit Party shall not exceed the Corresponding Debt of such Credit Party; and

(iv) each Credit Party shall have the same defenses against the Parallel Debt which it has against the Corresponding Debt.

(c) For purposes of this Section 2.21, the Administrative Agent acts in its own name and on behalf of itself and not as a trustee, agent or representative of any party hereto, and any claim made by the Administrative Agent in respect of the Parallel Debt shall not be held in trust. The security interests granted under the Security Documents to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor in respect of the Parallel Debt and shall not be held in trust.

(d) All monies received or recovered by the Administrative Agent pursuant to this Section 2.21, and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security interests granted to secure the Parallel Debt, shall be applied in accordance with Section 2.10.

(e) Without limiting or affecting the Administrative Agent’s rights against the Credit Parties (whether under this Section 2.21 or under any other provision of the Credit Documents), each Credit Party acknowledges that:

(i) nothing in this Section 2.21 shall impose any obligation on the Administrative Agent to advance any sum to any Credit Party or otherwise under any Credit Document in its capacity as Administrative Agent; and

(ii) for the purpose of any vote taken under any Credit Document, the Administrative Agent shall not have any participation or commitment in its capacity as Administrative Agent.

(f) Each Credit Party and the Administrative Agent acknowledge and agree, for the avoidance of doubt, that the rules under Netherlands law that apply in the event of a common property (gemeenschap) are not applicable, and shall not apply by analogy, to the relationship between the Administrative Agent and the other Secured Parties and the relationship among the Credit Parties.

Section 2.22 Substitution of Lender; Removal of Lender. If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into LIBOR Rate Loans has been suspended pursuant to Section 2.14 (unless generally suspended for all Lenders), (ii) any Lender has demanded compensation under Section 2.15 or Section 2.17 of amounts which are in excess of corresponding amounts, if any, demanded by the other Lenders generally, (iii) any Lender is a Defaulting Lender or (iv) Investment Grade Status ceases to exist as to any Lender, then:

(a) the Company shall have the right to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees, mutually satisfactory to the Company, the Administrative Agent, the Swingline Lender and each Issuing Lender (whose consent shall not be unreasonably withheld or delayed) none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) to replace the Revolving Commitments and/or outstanding Loans of such Lender where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans provided by the Replacement Lender; provided that:

(A) at the time of any replacement pursuant to this Section 2.22(a), the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 9.6(b) (and with all fees payable pursuant to said Section 9.6(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Revolving Commitments and outstanding Loans of, and in each case all participations in Letters of Credit and Swingline Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding

Loans of the respective Replaced Lender with respect to which such Replaced Lender is being replaced, (II) an amount equal to all outstanding Reimbursement Obligations that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.4, (y) each Issuing Lender an amount equal to such Replaced Lender’s Revolving Commitment Percentage of any outstanding Reimbursement Obligations relating to Letters of Credit issued by such Issuing Lender (which at such time remains an outstanding Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Swingline Lender an amount equal to such Replaced Lender’s Revolving Commitment Percentage of any Mandatory Swingline Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(B) all obligations of Borrower then owing to the Replaced Lender (other than those specifically described in clause (A) above for which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.16) shall be paid in full by such Applicable Borrower to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.22(a), the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.22(a) and Section 9.6. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (A) and (B) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 9.6 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Section 2.10, 2.15, 2.16, 2.17, 2.18, 2.19, 8.7, 9.5), which shall survive as to such Replaced Lender and (y) the Revolving Commitment Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

(b) The Company, but only with the express written consent of the Required Lenders, shall have the right to remove such Lender (the “Removed Lender”) as a Lender under this Agreement; provided that:

(A) at the time of any removal pursuant to this Section 2.22(b), each Applicable Borrower shall pay to (x) the Removed Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all such Applicable Borrower’s outstanding Loans of the respective Removed Lender, (II) an amount equal to all such Applicable Borrower’s outstanding Reimbursement Obligations that have been funded by (and not reimbursed to) such Removed Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Removed Lender pursuant to Section 2.4 by such Applicable Borrower, (y) each Issuing Lender an amount equal to such Removed Lender’s Revolving Commitment Percentage of such Applicable Borrower’s outstanding Reimbursement Obligations relating to Letters of Credit issued by such Issuing Lender (which at such time remains an outstanding Reimbursement Obligations of such Applicable Borrower) to the extent such amount was not theretofore funded by such Removed Lender and (z) the Swingline Lender an amount equal to such Removed Lender’s Revolving Commitment Percentage immediately prior to its removal pursuant to this Section 2.22(b) of any Mandatory Swingline Borrowing with respect to a Letter of Credit issued for the account of such Applicable Borrower, to the extent such amount was not theretofore funded by such Removed Lender to the Swingline Lender; and

(B) all obligations of each Applicable Borrower then owing to the Removed Lender (other than those specifically described in clause (A) above, but including all amounts, if any, owing under Section 2.16, shall be paid in full by such Applicable Borrower to such Removed Lender concurrently with such removal.

Upon the payment of amounts referred to in clauses (A) and (B) above, (x) the Removed Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Section 2.10, 2.15, 2.16, 2.17, 2.18, 2.19, 8.7, 9.5), which shall survive as to such Removed Lender (y) the Revolving Commitments of such Removed Lender shall automatically terminate, and (z) the Revolving Commitment Percentages of the Lenders shall be automatically adjusted at such time to give effect to such removal.

Section 2.23 Incremental Revolving Commitments.

(a) The Borrowers shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.23, but without requiring the consent of the Administrative Agent (except as otherwise provided in this Section 2.23) or the Lenders, to request at any time and from time to time on and after the Effective Date and prior to the Extended Maturity Date that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders) provide Incremental Revolving Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Incremental Revolving Commitment Agreement, make Revolving Loans and participate in Letters of Credit and Swingline Loans pursuant thereto; provided that (i) no Lender shall be obligated to provide an Incremental Revolving Commitment, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Revolving Commitment and executed and delivered to the Administrative Agent and the Borrowers an Incremental Revolving Commitment Agreement as provided in clause (b) of this Section 2.23, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Commitment (if any) or participate in any Letters of Credit or Swingline Loans in excess of its Revolving Commitment Percentage, in each case, as in effect prior to giving effect to such Incremental Revolving Commitment provided pursuant to this Section 2.23, (ii) any Lender (including any Person which is an Eligible Assignee who will become a Lender) may so provide an Incremental Revolving Commitment without the consent of the Administrative Agent or any other Lender; provided that any Person that is not a Lender prior to the effectiveness of its Incremental Revolving Commitment shall require the consent of the Administrative Agent, each Issuing Lender and the Swingline Lender (which consents shall not be unreasonably withheld) to provide an Incremental Revolving Commitment pursuant to this Section 2.23, (iii) the aggregate amount of each request (and provision therefor) for Incremental Revolving Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Revolving Commitment pursuant to a given Incremental Revolving Commitment Agreement pursuant to this Section 2.23 (including Persons who are Eligible Assignees and will become Lenders) of at least $10,000,000 (or such lesser amount that is acceptable to the Administrative Agent), (iv) the aggregate amount of all Incremental Revolving Commitments permitted to be provided pursuant to this Section 2.23, in addition to the Additional Extended Revolving Commitments incurred on the Effective Date, shall not exceed in the aggregate $35,000,000 plus, from and after the Non-Extended Maturity Date, the aggregate amount of Non-Extended Revolving Commitments terminated pursuant to Section 2.5(d) hereof, (v) the Applicable Percentages with respect to Loans, Commitment Fees and Letter of Credit Fees in connection with an Incremental Revolving Commitment shall be the same as those applicable to any other Loans, Commitment Fees and Letter of Credit Fees, as the case may be, hereunder, in each case in connection with the Extended Revolving Commitment, immediately prior to the Incremental Revolving Commitment Date with respect to such Incremental Revolving Commitment, (vi) the up-front fees payable to each Incremental Lender shall be separately agreed to by the Borrowers, the Administrative Agent and such Incremental Lender, (vii) all Revolving Loans incurred pursuant to an Incremental Revolving Commitment (and all interest, fees and other amounts payable thereon) shall be Credit Party Obligations under this Agreement and the other Credit Documents and shall be secured by the Security Documents, and guaranteed under the Guaranties, on a pari passu basis will all other Loans secured by each Security Document and guaranteed under the Guaranties, and (viii) each Lender (including any Person which is an Eligible Assignee who will become a Lender) agreeing to provide an Incremental Revolving Commitment pursuant to an Incremental Revolving Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, participate in Swingline Loans and Letters of Credit pursuant to Sections 2.2(b)(ii) and 2.3(c), respectively, and make Revolving Loans as provided in Section 2.1(a) and such Revolving Loans shall constitute Revolving Loans for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Revolving Commitments pursuant to this Section 2.23, each Borrower, each Guarantor, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental Revolving Commitment (each, an “Incremental Lender”) shall execute and deliver to the Borrowers and the Administrative Agent an Incremental Revolving Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Revolving Commitment provided therein to occur on the date set forth in such Incremental Revolving Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid, (ii) all Incremental Revolving Commitment Requirements have been satisfied, (iii) all conditions set forth in this Section 2.23 shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Revolving Commitment Agreement shall have been satisfied). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Commitment Agreement and, at such time, the Extended Revolving Commitments shall be deemed modified to reflect the Incremental Revolving Commitments of such Incremental Lenders.

(c) It is understood and agreed that the Incremental Revolving Commitments provided by an Incremental Lender or Incremental Lenders, as the case may be, pursuant to each Incremental Revolving Commitment Agreement shall constitute part of, and be added to, the Extended Revolving Commitment and each Incremental Lender shall constitute a Lender for all purposes of this Agreement and each other applicable Credit Document.

(d) At the time of any provision of Incremental Revolving Commitments pursuant to this Section 2.23, the Borrowers shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.23) and with the Applicable Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.16 in connection with any such repayment and/or borrowing.

Section 2.24 Special Provisions Relating to Conversion of Revolving Commitments and Revolving Loans.

(a) Notwithstanding anything to the contrary in this Agreement,

(i) on the Effective Date, (A) the Non-Extended Revolving Loans shall be deemed made as LIBOR Rate Loans in an amount equal to the principal amount of the Existing Revolving Loans converted into Non-Extended Revolving Loans pursuant to Part I Section 2(i)(y) of the Amendment and Restatement Agreement that were outstanding as LIBOR Rate Loans at the time of conversion (such Non-Extended Revolving Loans to correspond in amount to Existing Revolving Loans so converted of a given Interest Period), (B) Interest Periods for the Non-Extended Revolving Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Loans described in clause (A) above, and the LIBOR Rates applicable to such Non-Extended Revolving Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Loans so converted, and (C) the Non-Extended Revolving Loans shall be deemed made as Alternate Base Rate Loans in amount equal to the principal amount of Existing Revolving Loans converted into Non-Extended Revolving Loans pursuant to Part I Section 2(i)(y) of the Amendment and Restatement Agreement that were outstanding as Alternate Base Rate Loans at the time of conversion; and

(ii) on the Effective Date, (A) the Extended Revolving Loans shall be deemed made as LIBOR Rate Loans in an amount equal to the principal amount of the Existing Revolving Loans converted into Extended Revolving Loans pursuant to Part I Section 2(i)(x) of the Amendment and Restatement Agreement that were outstanding as LIBOR Rate Loans at the time of conversion (such Extended Revolving Loans to correspond in amount to Existing Revolving Loans so converted of a given Interest Period), (B) Interest Periods for the Extended Revolving Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Loans described in clause (A) above, and the LIBOR Rates applicable to such Extended Revolving Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Loans so converted, and (C) the Extended Revolving Loans shall be deemed made as Alternate Base Rate Loans in amount equal to the principal amount of Existing Revolving Loans converted into Extended Revolving Loans pursuant to Part I Section 2(i)(x) of the Amendment and Restatement Agreement that were outstanding as Alternate Base Rate Loans at the time of conversion.

(b) On and after the Effective Date, each Lender which holds a Revolving Note evidencing the Revolving Loans shall be entitled to surrender such Revolving Note to the Borrowers against delivery of a new Revolving Note completed in conformity with Section 2.1(e) (and the definition of Revolving Note) evidencing the Non-Extended Revolving Loan or Extended Revolving Loan into which such Revolving Loans of such Lender was converted on the Effective Date; provided that if any such Revolving Note is not so surrendered, then from and after the Effective Date such Revolving Note shall be deemed to evidence such Non-Extended Revolving Loan and/or Extended Revolving Loan into which the Revolving Loan theretofore evidenced by such Revolving Note has been converted.

Section 2.25 Excess Senior Secured Notes Proceeds.

(a) Establishment of Blocked Account, Etc.

(i) The Borrower has established in its own name Blocked Account No. [                    ], Blocked Account Name: [                    ] (the “Blocked Account”)7 for purposes of this Agreement, which Blocked Account is maintained at the office of Deutsche Bank Trust Company Americas located at 60 Wall Street, New York, New York 10005. The Blocked Account is subject to the Blocked Account Control Agreement.

(ii) On the Effective Date, after giving effect to the refinancing of the Existing Senior Notes, the Company shall deposit all proceeds of the Senior Secured Notes held by the Company and its Subsidiaries to the Blocked Account. The Company may, from time to time after the Effective Date, deposit additional funds into the Blocked Account. The Blocked Account Proceeds from time to time in the Blocked Account shall constitute part of the Collateral and shall not constitute payment of the Credit Party Obligations until applied as hereinafter provided.

(iii) The Administrative Agent shall within two Business Days of receiving a written request from the Company for release of all or a portion of the Blocked Account Proceeds deliver a Written Instruction (as defined in the Blocked Account Control Agreement) to release such amounts in accordance with the requirements in the Blocked Account Control Agreement to the Company (or as it otherwise shall direct) so long as

[7]	Account details to be added prior to the Effective Date once account is opened.

such written request is accompanied by certificate of a Responsible Officer of the Company certifying that such requested Blocked Account Proceeds shall be used within three Business Days of receipt thereof by the Company to (x) so long as no Event of Default has occurred and is continuing or will result therefrom, effect Restricted Payments with respect to the Existing Convertible Notes pursuant to Section 6.10(f) and the requirements under Section 6.10(f) would be satisfied as of the date of such request if such Restricted Payment were made on such date, (y) redeem the Existing Convertible Notes, pursuant to the Existing Convertible Notes Tender Offer or (z) so long as no Event of Default has occurred and is continuing or will result therefrom, repay in full all Indebtedness under the Existing Convertible Notes on the final stated maturity thereof; provided that, to the extent the Company does not use such Blocked Account Proceeds to redeem or repay such Existing Convertible Notes within three Business Days of receipt of such Blocked Account Proceeds, the Company shall immediately deposit such Blocked Account Proceeds back into the Blocked Account.

(iv) At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent if instructed by the Required Lenders shall deliver a Notice of Exclusive Control under, and as defined in, the Blocked Account Control Agreement and apply or cause to be applied (subject to collection) the Blocked Account Proceeds to the credit of the Blocked Account to the payment of the Credit Party Obligations in the manner specified in Section 2.10(b).

(v) The Credit Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Blocked Account except to the extent specifically provided in this Section 2.25.

(b) Investment of Blocked Account funds. Amounts on deposit in the Blocked Account shall be invested and reinvested from time to time in Cash Equivalents as the Company (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine by written instruction to the Administrative Agent, or if no such instructions are given, then as the Administrative Agent, in its sole and reasonable discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Administrative Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall if instructed by the Required Lenders at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 2.10(b). All investments made pursuant to this clause (b) (and any instruments evidencing same), and all proceeds thereof, shall be held in the Blocked Account. Under no circumstances shall the Administrative Agent be liable or accountable to the Company for any decrease in the value of the Blocked Account or for any loss resulting from the investment of the funds deposited therein.

(c) Security Interest.

(i) As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Credit Party Obligations, the Company hereby pledges, transfers and assigns to the

Administrative Agent on behalf of the Secured Parties, a continuing possessory lien and first priority security interest in all of the right, title and interest (if any) of the Administrative Agent on behalf of the Secured Parties in and to the Blocked Account Collateral, from the date of the establishment of the Blocked Account until the termination thereof pursuant to the terms hereof.

(ii) The Company agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Administrative Agent may reasonably request in order to perfect and protect the first priority security interest purported to be created hereby or otherwise to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code of the State of New York and any action as may be reasonably requested from time to time by the Administrative Agent so that “control” (as defined in Section 8-106 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) of all Blocked Account Collateral of the type over which the Assignee may obtain such “control” is obtained).

(iii) The Company hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Company or otherwise, from time to time in the Administrative Agent’s reasonable discretion to execute any instrument and to take any other action which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (x) to receive, endorse and collect all instruments made payable to the Company and representing any interest payment or other distribution in respect of the Blocked Account Collateral and to give full discharge for the same, and (y) to execute and deliver any and all instruments and other documents that the Administrative Agent may reasonably request in connection with the exercise by the Administrative Agent of any or all of its rights hereunder.

(d) Termination of Blocked Account. On the first Business Day following the date on which no Indebtedness under the Existing Convertible Notes is outstanding, the Administrative Agent shall promptly deliver a Written Instruction (as defined in the Blocked Account Control Agreement) to release all amounts in the Blocked Account in accordance with the requirements in the Blocked Account Control Agreement to the Company (or as it otherwise shall direct) and such Blocked Account shall thereafter be closed. Any Written Instruction to transfer and release the amount in the Blocked Account (or the Blocked Account Collateral) by the Administrative Agent pursuant to this clause (d) shall be made without recourse, representation or warranty.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

Section 3.1 Financial Condition.

(a) The consolidated balance sheet of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries) as of March 31, 2013 and the related consolidated statements of income, cash flows and stockholders’ equity for the fiscal period then ended, reported on by Deloitte & Touche and set forth in the Company’s 2013 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present in all material respects in conformity with GAAP the consolidated financial position of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries) as of such date and the consolidated results of operations and cash flows for such fiscal year. The Company and its Subsidiaries did not, as of March 31, 2013, have any material, either individually or in the aggregate, liabilities or obligations which are not reflected in any of such financial statements or notes thereto to the extent required to be set forth therein in accordance with GAAP.

(b) The five-year projections of the Company and its Subsidiaries for the period beginning April 1, 2013 and ending March 31, 2018 made available to the Lenders prior to the date hereof have been prepared in good faith based upon reasonable assumptions at the time such projections were made.

Section 3.2 No Change. Since March 31, 2013 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.3 Corporate Existence; Compliance with Law. Each of the Credit Parties (a) is duly organized, validly existing and in good standing (or the foreign equivalent, if any) under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing (or the foreign equivalent, if any) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing (or the foreign equivalent, if any) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4 Corporate Power; Authorization; Enforceable Obligations; No Consents. Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Credit Parties, other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties. Each Credit Document to which it is a party has been duly executed and delivered on behalf of each of the Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each of the Credit Parties, as the case may be, enforceable against such Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5 No Legal Bar; No Default. The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law, any organizational document or any material Contractual Obligation of the Credit Parties or their Subsidiaries (except those as to which waivers or consents have been obtained or notices given), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except as contemplated by this Agreement. Neither the Credit Parties nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which has had or could reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect.

Section 3.7 Investment Company Act; etc. No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

Section 3.8 Margin Regulations. No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. Each of the Borrowers and the Credit Parties and their Subsidiaries taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all “margin stock” owned by such Borrower or by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of its and their assets.

Section 3.9 ERISA. Neither a Reportable Event nor any failure to meet the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, except to the extent that any such Reportable Event or failure would not reasonably be expected to have a Material Adverse Effect. Each Single Employer Plan is in compliance with its terms and the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan, or the institution of proceedings, or an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, and, if each of the Credit Party, Subsidiary of a Credit Party and Commonly Controlled Entity were to withdraw in a complete withdrawal as of the date this assurance is deemed given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect. No Multiemployer Plan is Insolvent or in Reorganization. No Plan has applied for or received a waiver of the minimum funding standard, within the meaning of Section 302 of ERISA. No action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened. Each Non-U.S. Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan which could reasonably be expected to have a Material Adverse Effect.

Section 3.10 Environmental Matters.

Subject to the last sentence hereof:

(a) The on-going operations of the Credit Parties and their Subsidiaries comply in all respects with all Environmental Laws.

(b) the Credit Parties and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective ordinary course operations, no Governmental Authority responsible for such Environmental Permits has threatened to revoke, refuse to reissue or limit such Environmental Permits, and the Credit Parties and each of their Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

(c) None of the Credit Parties or their Subsidiaries or any of their respective present assets or operations, is subject to, any outstanding written order from, or agreement with, any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d) There are no Hazardous Materials or other conditions or circumstances existing in violation of Environmental Law or reasonably likely to give rise to any action, claim, lawsuit, demand, litigation, proceeding or liability under Environmental law with respect to any assets, or arising from operations prior to the Effective Date, of the Credit Parties, any of their Subsidiaries or any of their respective predecessors. In addition, (i) to the knowledge of the Credit Parties, neither the Credit Parties nor any of their Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials, and (ii) to the extent required by applicable Environmental Law, the Credit Parties and their Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under all Environmental Laws.

Notwithstanding anything to the contrary in this Section 3.10, the representations and warranties made in this Section 3.10 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11 Use of Proceeds. The proceeds of the Loans hereunder shall be used solely by the Borrowers to (i) pay fees and expenses in connection with the Credit Documents and (ii) provide funds for working capital, capital expenditures and other general corporate purposes of the Credit Parties and their Subsidiaries.

Section 3.12 Subsidiaries. Set forth on Schedule 3.12 is a complete and accurate list of the Dutch Borrower, all Material Domestic Subsidiaries and Material Foreign Subsidiaries of the Company and the percentage ownership thereof as of the Effective Date.

Section 3.13 Ownership. Each of the Credit Parties is the owner of, and has good and marketable title to, all of its respective material assets, except as may be permitted pursuant to Section 6.12 hereof, and none of such assets is subject to any Lien other than Permitted Liens. All outstanding shares of equity interests of the Dutch Borrower, each Material Domestic Subsidiary and each Material Foreign Subsidiary have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. The Dutch Borrower, each Material Domestic Subsidiary and each Material Foreign Subsidiary has no outstanding securities convertible into or exchangeable for its equity interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its equity interests or any stock appreciation or similar rights.

Section 3.14 Taxes. Each of the Credit Parties has timely filed, or caused to be timely filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Neither any Credit Party nor any of its Subsidiaries is aware as of the Effective Date of any proposed tax assessments against them or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 3.15 Intellectual Property. Each of the Credit Parties owns, or has the legal right to use, all material patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of any such intellectual property, nor do the Credit Parties or any of their

Subsidiaries know of any such claim, and, to the knowledge of the Credit Parties and their Subsidiaries, the use of such intellectual property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.16 Solvency. Each of the Borrowers is Solvent and the Company and its Subsidiaries, on a consolidated basis, are Solvent.

Section 3.17 No Burdensome Restrictions. None of the Credit Parties or any of their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.18 Accuracy and Completeness of Information. All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties or any of their Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading; provided that with respect to the projections, budgets and other estimates, except as specifically represented in Section 3.1(b), the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact now known to any Credit Party which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, any public filing with the Securities and Exchange Commission, in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by a Credit Party or any of its Subsidiaries to the Administrative Agent and/or the Lenders.

Section 3.19 Security Documents. (a) The provisions of the Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Collateral described therein, and the Administrative Agent, for the benefit of the Secured Parties, has a fully perfected security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Permitted Liens.

(b) The security interests created under the Pledge Agreements in favor of the Administrative Agent, as pledgee, for the benefit of the Secured Parties, constitute perfected security interests in the Collateral described in the Pledge Agreements to the extent such Collateral is an Equity Interest or a promissory note (including the Intercompany Note, subject to no security interests of any other Person). No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Collateral described in the Pledge Agreements to the extent such Collateral is an Equity Interest or a promissory note (including the Intercompany Note) other than with respect to that portion of such Collateral constituting a “general intangible” under the UCC other than such filings or recording that have already been made and are still in effect.

(c) The Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Mortgaged Property in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on the Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Encumbrances related thereto).

Section 3.20 Senior Debt. The Credit Party Obligations constitute “Senior Indebtedness”, “Senior Secured Indebtedness” and/or “Designated Senior Indebtedness” (or any similar designation) under and as defined in any agreement governing any Subordinated Indebtedness (including without limitation, the Existing Convertible Notes Indenture) and the subordination provisions set forth in each such agreement (or in any intercreditor agreement related thereto) are legally valid and enforceable against the Credit Parties party thereto. This Agreement constitutes a “Credit Facility” under each “Senior Indenture” to the extent each such “Senior Indenture” identifies a “Credit Facility”.

Section 3.21 Anti-Terrorism Laws. Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti- Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.22 Compliance with OFAC Rules and Regulations. None of the Credit Parties or any Subsidiary or Affiliate of the Credit Parties (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 3.23 Compliance with FCPA. Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto (other than immaterial violations). None of the Credit Parties and their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

Section 3.24 Secured Hedging Agreements. Set forth on Schedule 3.24 is a complete and accurate list, in reasonable detail, of the Secured Hedging Agreements existing as of the Effective Date.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Section 4.1 [Intentionally Omitted]

Section 4.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)

Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith (i) that contain a materiality qualification shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct as of such date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct as of such date).

(b)	No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

(c)	Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Working Capital Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount, (iii) the Swingline Loans shall not exceed the Swingline Committed Amount and (iv) the aggregate principal amount of outstanding Revolving Loans and Swingline Loans made to the Company plus the outstanding Company LOC Obligations shall not exceed $200,000,000 at any time outstanding.

(d)	Cash and Cash Equivalents. No Extension of Credit shall be made if after such Extension of Credit (but after giving effect to the expected uses of the proceeds thereof within 2 Business Days of the respective Extension of Credit for purposes other than investing in Cash Equivalents) there will be more than $160,000,000 of unrestricted cash and Cash Equivalents in the aggregate on the consolidated balance sheet of the Company and its Subsidiaries (excluding any amounts held in the Blocked Account that are included on such balance sheet as cash or Cash Equivalents); provided that in making calculations pursuant to this Section 4.2(d) the Company may disregard changes in the consolidated balances of cash and Cash Equivalents of the Company and its Subsidiaries to the extent the Company is not actually aware of a material increase in such balances during the period beginning 24 hours before the time the respective Notice of Borrowing or Letter of Credit Request is required to be delivered and ending on (but including) the date on which the respective Extension of Credit is to occur.

(e)	Non-Extended Maturity Date. After giving effect to any such requested Extension of Credit occurring during the five (5) Business Day period immediately preceding the Non-Extended Maturity Date, the Borrowers would not be required by the last sentence of Section 2.6(b)(i) to prepay or cause to be prepaid Revolving Loans or Swingline Loans or to cash collateralize LOC Obligations.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the conditions in subsections (a), (b), (c) and (d) of this Section and, if applicable, subsection (e) of this Section have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Effective Date, and thereafter until the Revolving Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than Unasserted Obligations), together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full in cash, the Borrowers shall, and shall cause each of their Subsidiaries (other than in the case of Sections 5.1, 5.2 or 5.7 hereof) to:

Section 5.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender:

(a) Annual Reports.

(i) As soon as available and in any event within eighty (80) days after the end of each fiscal year of the Company commencing with the fiscal year ending March 31, 2014, a consolidated balance sheet of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities) as of the end of such fiscal year and the related consolidated statement of cash flows and the consolidated statements of income and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion on such consolidated statements of the Company by an Approved Accounting Firm which opinion shall state that each such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities) as of the date of such financial statements and their consolidated results of operations and cash flows for the period covered by such financial statements in conformity with GAAP (except for changes in the application of which such accountants concur) and shall not contain any “going concern” or like qualification or exception or qualifications arising out of the scope of the consolidated audit.

(ii) As soon as available and in any event within eighty (80) days after the end of each fiscal year of the Company commencing with the fiscal year ending March 31, 2014, a consolidated and consolidating balance sheet of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities) and the related consolidated and consolidating statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth (in the case of consolidated statements) the consolidated figures in comparative form for the Company’s previous fiscal year, all certified (subject to normal year end audit adjustments) as fairly presented in all material respects in accordance with GAAP by the Company’s chief financial officer, treasurer or chief accounting officer.

(iii) As soon as available and in any event within two hundred ten (210) days after the end of each fiscal year of Alliance AG commencing with the fiscal year ending March 31, 2013, the Swiss Franc Statutories of Alliance AG for such fiscal year (including a balance sheet and a statement of income), certified by Alliance AG’s chief financial officer, treasurer or chief accounting officer that they fairly present in all material respects the financial condition of Alliance AG as of the dates indicated and the results of their operations for the periods indicated.

(b) Quarterly Reports. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters, a consolidated and consolidating balance sheet of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities) and the related consolidated and consolidating statements of income, cash flows and stockholders’ equity for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth (in the case of consolidated statements) the consolidated figures in comparative form for the corresponding portion of the Company’s previous fiscal year, all certified by the Company’s chief financial officer, treasurer or chief accounting officer that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Subsidiaries (other than the Zimbabwe Subsidiaries but including Minority Interest Consolidated Entities) as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Annual Budget Plan. As soon as available, but in any event within sixty (60) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan of the Company for such fiscal year on a quarter-by-quarter basis, in form and detail reasonably acceptable to the Administrative Agent, together with a summary of the material assumptions made in the preparation of such annual budget or plan.

Information required to be delivered pursuant to Sections 5.1(a), (b) and (c) shall be deemed to have been delivered on the date on which such information has been posted (and notified to the Lenders as having been posted) on the Company’s IntraLinks site, if any, or at another website identified in a notice from the Company to the Lenders, in each case which IntraLinks or other website shall be reasonably satisfactory to the Administrative Agent and accessible by the Lenders in accordance with customary market practice for syndicated loans and without charge and notice of such posting has been given to Lenders, and information required to be delivered pursuant to Section 5.2 shall also be deemed to have been delivered upon being posted to such site and notice of such posting has been given to Lenders.

Section 5.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a statement of the Approved Accounting Firm that reported on such statements stating (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default relating to financial or accounting matters (including under Section 5.9 and 5.10(b)) and, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof;

(b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a)(i) and Section 5.1(b) above, a certificate of a Responsible Officer of the Company (a “Compliance Certificate”) stating that, to the best of such Responsible Officer’s knowledge, each of the Company and its Subsidiaries during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall (s) include the calculations in reasonable detail required to indicate compliance with Section 5.9 and 5.10(b) as of the last day of such period, (t) without limiting the preceding clause (s), if during the respective period there have existed any Zimbabwe Subsidiaries, include calculations in reasonable detail showing the adjustments to the calculations as a result of the treatment of the Zimbabwe Subsidiaries as consolidated Subsidiaries of the Company in accordance with the proviso to the first sentence of Section 1.3 (together with such supporting detail as may be reasonably requested by the Administrative Agent), (u) include related financial statements (which may be in summary form) reflecting adjustments necessary to eliminate the accounts of Minority Interest Consolidated Entities (if any) (together with supporting detail as may be requested by the Administrative Agent), (v) include related financial statements (which may be in summary form) reflecting adjustments necessary to eliminate the accounts of WLT (if any) (together with supporting detail as may be requested by the Administrative Agent), (w) include a description of the Indebtedness for borrowed money of WLT, a description of the facilities under which such Indebtedness is outstanding and the outstanding principal amount, in each case as of the last day of such period for which financial statements were delivered pursuant to Section 5.1(a)(i) or 5.1(b), as applicable, (x) include a description of the Indebtedness for borrowed money of Foreign Subsidiaries (other than Indebtedness under this Agreement), a description of the facilities under which such Indebtedness is outstanding and the outstanding principal amount, in each case as of the last day of such period for which financial statements were delivered pursuant to Section 5.1(a)(i) or 5.1(b), as applicable, (y) include a description (including the owner) and book value of (solely to the extent constituting Collateral in which the Administrative Agent has been granted a first priority perfected Lien to secure the Credit Party Obligations of the Company) (I) all accounts receivable owned by the Company or any Domestic

Guarantor, (II) all inventory (other than Excluded Inventory) owned by the Company or any Domestic Guarantor, (III) all intercompany loans and advances made by the Company or any Domestic Guarantor to the extent evidenced by the Intercompany Note or a promissory note, (IV) the Capital Stock of each Domestic Subsidiary owned by the Company or any Domestic Guarantor, (V) the Capital Stock of (A) the Dutch Borrower, (B) Alliance AG, (C) the Foreign Subsidiaries listed on Schedule 1.1(b), (D) each of their respective Material Foreign Subsidiaries and (E) WLT (together with the value of 100% of the non-Voting Stock and 65% of Voting Stock of each such Person listed in this clause (V) and (VI) the Blocked Account and funds deposited therein), in each case as of the last day of such period for which financial statements were delivered pursuant to Section 5.1(a)(i) or 5.1(b), as applicable, and (z) certify that there have been no changes to Schedule 3.12 since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 5.2(b), or if there have been any such changes, a list in reasonable detail of such changes;

(c) within forty five (45) days after the end of the first three fiscal quarters and within eighty (80) days after the end of the fourth fiscal quarter, a Working Capital Amount Certificate as of the end of the immediately preceding fiscal quarter, substantially in the form of Schedule 5.2(c), certified by a Responsible Officer of the Company to be true and correct as of the date thereof (a “Working Capital Amount Certificate”);

(d) within forty five (45) days after the end of each calendar month, a certificate of a Responsible Officer of the Company certifying the levels of Committed Inventories, Uncommitted Inventories and the gross inventories of the Company and its Subsidiaries, as of the last day of such calendar month;

(e) promptly upon mailing thereof, copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Company sends to its shareholders, and promptly upon the filing thereof, copies of all financial statements and non-confidential reports which the Company may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(f) promptly upon issuance thereof, copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the results of operations, financial condition, business or prospects of the Company or its Subsidiaries;

(g) promptly upon receipt thereof, a copy of any “material weakness letter” submitted by independent accountants to the Company or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

(h) promptly, upon the request of the Administrative Agent, a listing, in reasonable detail, of all outstanding Secured Hedging Agreements and such other information as may be reasonably requested by the Administrative Agent relating thereto (including, without limitation, copies of the relevant agreements if requested);

(i) promptly, such additional financial and other information as the Administrative Agent, at the request of and on behalf of any Lender, may from time to time reasonably request; and

(j) promptly, but in no event later than three Business Days, after any change in the Debt Rating, notice of the new Debt Rating.

Section 5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry and historical company practice (subject, where applicable, to specified grace periods) all its material monetary obligations (including, without limitation, all material taxes) of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when (i) the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be, or (ii) the aggregate amount of such monetary obligations are less than $40,000,000.

Section 5.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted by Section 6.4, (a) continue to engage in business of the same general type as now conducted by it on the Effective Date, (b) preserve, renew and keep in full force and effect its existence as a corporation or limited liability company, as applicable, (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to take such action could not, in the aggregate, reasonably be expected to have Material Adverse Effect and (d) comply with all Contractual Obligations and Requirements of Law (including, without limitation, ERISA and rules and regulations thereunder and Environmental Laws) applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted hereunder and (ii) the change in form of organization of the Company or any of its Subsidiaries, if the Company in good faith determines that such change in organization is in the best interest of the Company or such Subsidiary, is not materially disadvantageous to the Lenders and, in the case of a change in the form of organization of either Borrower, the Administrative Agent has consented thereto.

Section 5.5 Maintenance of Property; Insurance.

(a) Keep all material property that is useful and necessary in its business as then being conducted in good working order and condition (ordinary wear and tear and obsolescence excepted) except where failure to do so would not materially or adversely affect its business;

(b) If at any time improvements on a Mortgaged Property are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or any successor thereto or other applicable agency, at all times keep and maintain flood insurance in an amount satisfactory to the Administrative Agent but in no event less than the amount sufficient to comply with the rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, each as amended from time to time; and

(c) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business in such general area; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

Section 5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities (including, without limitation, proper books and records with respect to the Material Local Credit Facilities); and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender, at the expense of, in the case of the Administrative Agent, the Company, or, in the case of Lender, such Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which a Credit Party may not disclose without violation of any Requirement of Law or of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants; provided, however, that so long as no Event of Default exists, the Administrative Agent shall be limited to one such visit during in any fiscal year of the Borrower at the expense of the Borrower at locations reasonably requested by the Administrative Agent. The Credit Parties shall maintain their fiscal reporting period on a March 31 fiscal year, and each Domestic Subsidiary shall maintain its respective fiscal reporting period on the present basis.

Section 5.7 Notices. Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

(a) promptly, but in any event within three (3) Business Days, after any Responsible Officer of the Credit Parties obtains knowledge of any Default or Event of Default, if such Default or Event of Default continues for three (3) Business Days;

(b) promptly, any default or event of default under any Contractual Obligation of a Credit Party or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(c) promptly, any litigation, or any investigation or proceeding (including, without limitation, any governmental or environmental proceeding) known to any Responsible Officer of the Credit Parties, affecting a Credit Party or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which in any manner questions the validity of this Agreement, the Notes or any of the other transactions contemplated hereby or thereby, and give notice setting forth the nature of such pending or threatened action, suit or proceeding and such additional information as the Administrative Agent, at the request of any Lender, may reasonably request;

(d) as soon as possible and in any event within fifteen (15) days after any Responsible Officer of the Credit Parties knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(e) concurrently with the delivery thereof, copies of all written notices as the Company shall send to the holders of the Existing Senior Notes, the holders of the Existing Convertible Notes or the holders of the Senior Secured Notes; and

(f) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Responsible Officer of the Company shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8 Environmental Laws.

(a) Comply in all respects with, and ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) Conduct and complete all investigations, studies, sampling and testing, and all remediation, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

(c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their Subsidiaries or their assets or properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

Section 5.9 Financial Covenants. Commencing on the day immediately following the Effective Date, the Credit Parties shall comply with the following financial covenants:

(a) Minimum Consolidated Interest Coverage Ratio. Maintain at all times a Consolidated Interest Coverage Ratio of not less than the following:

Period	Ratio
January 1, 2013 through and including June 30, 2013	1.90 to 1.00
July 1, 2013 through and including September 30, 2013	1.80 to 1.00
October 1, 2013 through and including December 31, 2013	1.85 to 1.00
January 1, 2014 and thereafter	1.90 to 1.00

(b) Maximum Consolidated Leverage Ratio. Maintain at all times a Consolidated Leverage Ratio of not more than the following:

Period	Ratio
January 1, 2013 through and including March 31, 2013	5.90 to 1.00
April 1, 2013 through and including June 30, 2013	7.25 to 1.00
July 1, 2013 through and including September 30, 2013	7.80 to 1.00

Period	Ratio
October 1, 2013 through and including December 31, 2013	6.95 to 1.00
January 1, 2014 through and including March 31, 2014	6.10 to 1.00
April 1, 2014 through and including June 30, 2014	6.95 to 1.00
July 1, 2014 through and including September 30, 2014	7.25 to 1.00
October 1, 2014 through and including December 31, 2014	6.95 to 1.00
January 1, 2015 through and including March 31, 2015	5.85 to 1.00
April 1, 2015 through and including June 30, 2015	6.75 to 1.00
July 1, 2015 through and including September 30, 2015	6.95 to 1.00
October 1, 2015 through and including December 31, 2015	6.45 to 1.00
January 1, 2016 through and including March 31, 2016	5.50 to 1.00
April 1, 2016 through and including June 30, 2016	6.25 to 1.00
July 1, 2016 through and including September 30, 2016	6.45 to 1.00
October 1, 2016 through and including December 31, 2016	6.25 to 1.00
January 1, 2017 and thereafter	5.10 to 1.00

(c) Maximum Consolidated Total Senior Debt to Working Capital Amount Ratio. Maintain at all times a Consolidated Total Senior Debt to Working Capital Amount Ratio of not more than 0.80 to 1.00; provided that if the Company’s Consolidated Leverage Ratio is less than 4.00 to 1.0 for any two (2) consecutive fiscal quarters, the calculation of the Consolidated Total Senior Debt to Working Capital Amount Ratio shall not be required hereunder (other than for the purposes of Article VI where calculations of Financial Covenant compliance is required to be made on a Pro Forma basis) at any time thereafter until such time as the Company’s Consolidated Leverage Ratio is equal to or greater than 4.00 to 1.00.

(d) Capital Expenditures.

(A) The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the fiscal year ending March 31, 2014, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all Consolidated Capital Expenditures does not exceed $50,783,000 and (ii) during any fiscal year of the Company thereafter (taken as one accounting period), the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all Consolidated Capital Expenditures does not exceed $40,000,000 in any such fiscal year.

(B) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries pursuant to clause (A) above in any fiscal year of the Company (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (B)) is greater than the amount of Capital Expenditures actually made by the Company and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 5.9(d) may be carried forward to any fiscal year of the Company thereafter.

(e) [Reserved].

Section 5.10 Additional Guarantors; etc.

(a) Subject to the terms of Section 5.11(a), the Company will cause each Material Domestic Subsidiary or any other Person that becomes a Material Domestic Subsidiary after the Original Effective Date to promptly, but no later than 10 Business Days after the date on which such Person becomes a Material Domestic Subsidiary, become a Domestic Guarantor hereunder by way of execution of a Joinder Agreement. To the extent any Domestic Subsidiary of the Company or any other Person is or becomes a guarantor with respect to the Existing Notes or the Senior Secured Notes, but is not a Domestic Guarantor hereunder, the Company will cause such Domestic Subsidiary or Person to simultaneously become a Domestic Guarantor hereunder by way of execution of a Joinder Agreement.

(b) At such time as the value of the total assets (as determined in accordance with GAAP) of all Domestic Subsidiaries (other than existing Domestic Guarantors hereunder) exceeds 10% of Consolidated Total Assets, the Company shall notify the Administrative Agent of same and cause one or more Domestic Subsidiaries, as requested by the Administrative Agent, to promptly, but no later than 10 Business Days after the date of delivery of the Compliance Certificate which certifies the occurrence of a breach of this Section 5.10(b), become a Domestic Guarantor hereunder by way of execution of a Joinder Agreement so that after giving effect to such execution the value of the total assets of all Domestic Subsidiaries (other than Domestic Guarantors hereunder) is less that 10.0% of the Consolidated Total Assets.

(c) In addition to the foregoing requirements, other than with the consent of the Administrative Agent (in its sole discretion), (x) the Company will cause all Equity Interests in each Domestic Guarantor that are owned by the Company and its Subsidiaries to be owned by the Company or one or more other Domestic Subsidiaries, and (y) the Company shall cause all Equity Interests of each Foreign Subsidiary which is a Credit Party or a Material Foreign Subsidiary to be directly or indirectly owned by the Dutch Borrower, except International Tobacco Funding, S.L.U., provided that all of its Equity Interest are directly held by the Company and it holds all the Equity Interests of the Dutch Borrower.

Section 5.11 Pledged Assets.

(a) The Company and its Subsidiaries will cause (i) 100% of the Capital Stock of each Domestic Guarantor, (ii) 100% of the Capital Stock of each Domestic Subsidiary held directly by the Company or any Domestic Guarantor (or, if less, the full amount owned by the Company and each Domestic Subsidiary) and (iii) 100% of the Capital Stock of each Material Foreign Subsidiary directly held by the Company or a Domestic Subsidiary (or, if less, the full amount owned by the Company and each Domestic Subsidiary) (provided that, with respect to Voting Stock only, not more than 65% in the aggregate of the total outstanding Voting Stock of any Material Foreign Subsidiary shall be required to be pledged at any given time by the Company and the Domestic Subsidiaries) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

(b) The Company and its Subsidiaries will cause 100% of the Capital Stock (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals, in each case to the extent required by applicable law) of (i) the Dutch Borrower, (ii) Alliance AG, (iii) the Foreign Subsidiaries set forth on Schedule 1.1(b), (iv) each of their respective Material Foreign Subsidiaries, and (v) WLT to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the ratable benefit of the Secured Parties to secure the Dutch Borrower’s and Alliance AG’s obligations pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request; provided, however, that (x) a pledge of the Capital Stock of China Brasil Tabacos Exportadora Ltda. shall not be required pursuant to this clause (b) prior to August 1, 2014, and (y) if at any time more than 65% of the aggregate issued and outstanding Voting Stock of any Foreign Subsidiary is pledged (any such excess Voting Stock being herein called “Excess Material Foreign Subsidiary Voting Stock”), such Excess Material Foreign Subsidiary Voting Stock shall only secure Credit Party Obligations consisting of the Credit Party Obligations of the Dutch Borrower and guarantees by one or more Guarantors of Credit Party Obligations of the Dutch Borrower.

(c) The Company and the Domestic Guarantors will (i) cause each loan or advance that is outstanding on or after the Effective Date by the Company or any Domestic Guarantor to a Subsidiary to be evidenced by the Intercompany Note or other promissory notes, (ii) deliver the Intercompany Note and such other promissory notes to the Administrative Agent, together with an appropriate allonges or other endorsement reasonably satisfactory to the Administrative Agent, and (iii) execute such Security Documents in connection with the pledge of the Intercompany Note and such promissory notes as the Administrative Agent may reasonably request.

(d) The Company and each Domestic Guarantor shall take such action at its own expense as reasonably requested by the Administrative Agent to ensure that the Administrative Agent has a first priority perfected Lien (subject to Permitted Liens) to secure the Credit Party Obligations in (i) all accounts receivable of the Company and its Domestic Guarantors and (ii) all inventory of the Company and the Domestic Guarantors (other than Excluded Inventory).

Section 5.12 [Reserved]

Section 5.13 Post-Closing Covenant. The Company shall deliver (or caused to be delivered) to the Administrative Agent each item set forth on Schedule 5.13, within the time period set forth therein, to the extent such item is not delivered on or before the Effective Date pursuant to the Amendment and Restatement Agreement.

ARTICLE VI

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Effective Date, and thereafter until the Revolving Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than Unasserted Obligations), together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:

Section 6.1 Indebtedness. Each of the Credit Parties will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness or any Hedging Agreement, except:

(a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

(b) Indebtedness of the Credit Parties and their Subsidiaries existing as of the Effective Date as referenced in Schedule 6.1(a), and renewals, replacement, refinancings or extensions thereof, provided that (i) such renewals, replacement, refinancings or extensions are in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension, (ii) such Indebtedness is incurred by the obligor on the Indebtedness being renewed, replaced, refinanced or extended and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, replaced, refinanced, or extended and (iii) such renewals, replacement, refinancings or extensions are on terms not materially less favorable to the applicable Credit Party or Subsidiary;

(c) (i) Indebtedness of the Credit Parties and their Subsidiaries incurred after the Effective Date consisting of Capital Leases; provided that the amount of such Indebtedness shall not exceed in the aggregate $6,000,000 in connection with the Capital Lease for the facility located in the Republic of Macedonia and the total amount of all such other Indebtedness shall not exceed in the aggregate $5,000,000 at any time outstanding, and (ii) Indebtedness of the Credit Parties and their Subsidiaries incurred after the Effective Date consisting of Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of or improvement on an asset, provided that (A) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of or improvement on such asset, and (B) the total amount of all such other Indebtedness shall not exceed in the aggregate $15,000,000 at any time outstanding;

(d) Unsecured intercompany Indebtedness among the Credit Parties and their Subsidiaries; provided that any such Indebtedness shall be (i) to the extent owed by any Credit Party, fully subordinated to the Credit Party Obligations of such Credit Party on the terms set forth in the Intercompany Note or on such other terms reasonably satisfactory to the Administrative Agent and (ii) in the case of loans outstanding from the Company or any Domestic Guarantor to any of their Subsidiaries on or after the Effective Date, evidenced by the Intercompany Note or such other promissory notes, in each case, which shall be pledged to the Administrative Agent as Collateral for the Credit Party Obligations;

(e) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(f) Indebtedness and obligations of the Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise generally;

(g) (i) Indebtedness in respect of OECD accounts receivable financings with recourse against the Credit Parties in an aggregate amount not to exceed $50,000,000 and (ii) non-OECD accounts receivable financings with recourse against the Credit Parties in an aggregate amount not to exceed $50,000,000;

(h) (i) Indebtedness in respect of each of Existing Senior Notes in an aggregate principal amount not to exceed the amount of such Indebtedness outstanding on the Effective Date after giving effect to the Refinancing but in no event shall any Existing Senior Notes be outstanding from and after the first Business Day immediately following the Effective Date; (ii) Indebtedness in respect of each of Existing Convertible Notes in an aggregate principal amount not to exceed the amount of such Indebtedness outstanding on the Effective Date after giving effect to the Refinancing but in no event shall the aggregate principal amount in respect of the Existing Convertible Notes exceed $115,000,000 less the aggregate principal amount repurchased, repaid or redeemed pursuant to the Existing Convertible Notes Tender Offer or with the proceeds of the Senior Secured Notes; and (iii) Indebtedness in respect of the Senior Secured Notes in an aggregate principal amount not to exceed $[        ]8, and renewals, refinancings, restatements, replacements or extensions of the foregoing in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension (plus the amount of reasonable fees and expenses relating thereto, including, without limitation, contractual or market rate call or tender premiums) and on terms substantially similar to the Senior Secured Notes or no less favorable in any material respect, or with respect to any subordination terms, in any respect, to the Company or the Lenders;

[8]	Initial principal amount of the Senior Secured Notes to be inserted, which in any event shall not exceed $790,000,000.

(i) Guaranty Obligations permitted under Section 6.3;

(j) Indebtedness in respect of sale leaseback transactions permitted under Section 6.12;

(k) Indebtedness owing under overdraft facilities in connection with cash management arrangements; and

(l) additional Indebtedness that does not exceed, (i) for the Company and its Domestic Subsidiaries, the aggregate principal amount of $50,000,000 at any one time outstanding, provided that such Indebtedness, shall be unsecured, and (ii) for Foreign Subsidiaries, (x) the aggregate principal amount of $875,000,000 at any time outstanding or (y) notwithstanding the foregoing clause (x), an outstanding aggregate principal amount of $550,000,000 on March 31 of each fiscal year of the Company, provided that if a Default or an Event of Default exists at the time of any incurrence of such Indebtedness or would result therefrom after giving effect on a Pro Forma Basis to the incurrence or assumption of any such Indebtedness and to the concurrent retirement of any other Indebtedness of the Credit Parties or any of their Subsidiaries, such Indebtedness shall be solely used for general corporate purposes in the ordinary course of business and not to effect any Permitted Acquisition or Restricted Payment.

Section 6.2 Liens. Each of the Credit Parties will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for the following (each a “Permitted Lien”):

(a) Liens created by or otherwise existing under or in connection with (x) this Credit Agreement or the other Credit Documents in favor of the Lenders or the Administrative Agent on behalf of the Lenders and (y) the Senior Secured Notes Documents, so long as the Liens created pursuant to the Senior Secured Notes Documents are limited to assets constituting Collateral pursuant to the Security Documents and are at all times subordinated to the Liens pursuant to the Security Documents on the terms provided in the Intercreditor Agreement;

(b) Liens existing on the Effective Date and set forth on Schedule 6.2(b) (other than Liens on assets of Foreign Subsidiaries securing foreign lines of credit of such Foreign Subsidiaries) plus extensions, renewals or replacements of such Liens; provided, that, (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens is not increased from that amount outstanding at the time of any such extension, renewal or replacement and (ii) any such extension, renewal or replacement does not encumber any additional assets or properties of the Company and its Subsidiaries;

(c) purchase money Liens on any capital asset of a Credit Party or a Subsidiary if such purchase money Lien attaches to such capital asset within 90 days of the acquisition thereof (or completion of construction thereof or improvement thereon) and if the Indebtedness secured thereby does not exceed the lesser of the cost or fair market value as of the time of acquisition, construction or improvement, as the case may be, of the asset covered thereby by such Credit Party or such Subsidiary plus extensions, renewals or replacements of such Liens; provided, that, (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens is not increased from that amount outstanding at the time of any such extension, renewal or replacement and (ii) any such extension, renewal or replacement does not encumber any additional assets or properties of the Company and its Subsidiaries; provided further, that the aggregate amount of Indebtedness secured by all such Liens does not exceed the amount of Indebtedness permitted by Section 6.1(c); and provided further, that no such Lien shall extend to or cover any property or asset of such Credit Party or such Subsidiary other than the related property or asset (including accessions thereto and proceeds thereof, to the extent provided in the security agreement creating such Lien);

(d) Liens (not securing Indebtedness) which are incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions, social security and public liability laws and similar legislation;

(e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(f) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Indebtedness), statutory obligations, and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

(g) Liens securing taxes, assessments or charges or levies of any Governmental Authority or the claims of growers, materialmen, mechanics, carriers, warehousemen, landlords and other like Persons in the ordinary course of business; provided, that (i) with respect to Liens securing taxes, such taxes are not yet due and payable or such taxes are being contested in good faith and adequate reserves have been established in accordance with GAAP), (ii) with respect to Liens securing claims or demands of growers, materialmen, mechanics, carriers, warehousemen, landlords and the like, such Liens are inchoate and unfiled and no other action has been taken to enforce the same and (iii) with respect to taxes, assessments or charges or levies of any Governmental Authority secured by such Liens, payment thereof is not at the time required by Section 5.3;

(h) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any material property in the operation of the business of a Credit Party or any Subsidiary or the value of such property for the purpose of such businesses or which are being contested in good faith by appropriate proceedings;

(i) attachment, judgment or similar Liens arising in connection with court proceedings; provided, that the execution or other enforcement of such Liens with respect to judgments or decrees involving in the aggregate a liability of $40,000,000 or more is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings and the applicable Credit Party or Subsidiary shall have set aside on its books, if required by GAAP, appropriate reserves for such Liens;

(j) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary, provided that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary and do not extend to any assets other than those of the Person that becomes a Subsidiary;

(k) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Credit Party or a Subsidiary and not created in contemplation of such event;

(l) any Lien existing on any asset prior to the acquisition thereof by a Credit Party or a Subsidiary and not created in contemplation of such event;

(m) any Lien on the assets of a Foreign Subsidiary securing foreign lines of credit of the Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $275,000,000; provided that the aggregate principal amount at any time outstanding of foreign lines of credit of the Dutch Borrower and Alliance AG subject to a Lien contemplated by this Section 6.2(m) shall not exceed $20,000,000 in the aggregate;

(n) any Lien on accounts receivable arising from transactions permitted by Section 6.1(g);

(o) any Lien securing any obligations and liabilities arising under or in connection with any cash management arrangements entered into prior to, on or after the Effective Date, including, without limitation, any netting or set-off system for the calculation of interest with respect to debit balances and credit balances under such arrangements; provided that the assets subject to any such Lien shall be limited to the assets held from time to time at the financial institution providing such cash management arrangements;

(p) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement, but only if such Hedging Agreement Provider and the Administrative Agent, on behalf of the Lenders, shall share pari passu in the collateral subject to such Liens

(q) Liens arising in the ordinary course of business solely with respect to securities, cash and Cash Equivalents in favor of a creditor depositary institution solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with such creditor depository institution, provided that such securities account or deposit account is not intended by the applicable Credit Party or Subsidiary to provide collateral to the depository institution;

(r) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (x) interfere in any material respect with the business of any of the Credit Parties or the Subsidiaries or (y) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Credit Party or Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by a Credit Party or Subsidiary in the ordinary course of business not prohibited by this Credit Agreement to the extent such Liens do not attach to any assets other than the goods subject to such arrangements and are not intended as security for a financing transaction;

(t) Permitted Encumbrances and, in respect of any real property, any facts that are disclosed by any survey thereof that do not materially impair the value of such real property or the operations conducted on such real property; and

(u) Liens not otherwise permitted by the foregoing paragraphs of this Section 6.2 securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

Section 6.3 Guaranty Obligations. Each of the Credit Parties will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Guaranty Obligation, other than (a) Guaranty Obligations which are incurred in the ordinary course of business for the purpose of carrying unsold tobacco inventories held against Confirmed Orders, (b) other Guaranty Obligations incurred in the ordinary course of business with respect to Uncommitted Inventories permitted pursuant to the terms of Section 6.14 in an aggregate amount not to exceed the amount of such Uncommitted Inventories, (c) short term and long term Guaranty Obligations of Foreign Subsidiaries with respect to credit facilities provided to farmer suppliers of such Foreign Subsidiaries in an amount not to exceed $400,000,000 in the aggregate at any time outstanding; provided that (i) no more than $175,000,000 of such Guaranty Obligations may have a maturity that is greater than 365 days and (ii) such Guaranty Obligations are supported by the obligations of such farmer suppliers to deliver tobacco to the Company and its Subsidiaries, (d) Guaranty Obligations of the Guarantors pursuant to this Agreement, (e) Guaranty Obligations of the Domestic Guarantors of the Company’s obligations under the Existing Convertible Notes Indenture, the Existing Convertible Notes, the Senior Indenture and the Senior Secured Notes, (f) Guaranty Obligations which are incurred in the ordinary course of business with respect to the Credit Parties’ and their Subsidiaries’ (i) cash management arrangements in an aggregate original principal amount not to exceed $25,000,000 at any time outstanding and (ii) employee credit card obligations for business travel and entertainment and other related expenses in an aggregate amount not to exceed $1,000,000 at any time outstanding, (g) other Guaranty Obligations incurred in the ordinary course of business so long as the aggregate amount of all Guaranty Obligations under this clause (g) does not at any time exceed $150,000,000, (h) unsecured Guaranty Obligations of the Company not to exceed $10,000,000 with respect to Indebtedness of WLT in connection with loan reductions sufficient to satisfy the “Security Coverage Ratio” for Tobacco being held as inventory for WLT under any revolving credit facility; provided, however, neither the Dutch Borrower nor Alliance AG shall be permitted to incur Guaranty Obligations pursuant to Sections 6.3(a), (b) and (c) and (i) Guaranty Obligations for Indebtedness of China Brasil Tabacos Exportadora Ltda permitted under clauses (a) and (b) above, to the extent such Guaranty Obligations would be permitted if China Brasil Tabacos Exportadora Ltda were a Foreign Subsidiary, so long as (i) the aggregate amount of all indebtedness of China Brasil Tabacos

Exportadora Ltda does not at any time exceed $200,000,000 and (ii) other than during the 90 day period immediately following the consummation of the transaction contemplated by Section 6.4(a)(x), the percentage of the Company’s Guaranty Obligations with respect to such indebtedness does not exceed the percentage of the Company’s ownership of Capital Stock issued by China Brasil Tabacos Exportadora Ltda.

Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc. Each of the Credit Parties will not, nor will it permit any Subsidiary to:

(a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

(i) Specified Sales;

(ii) the sale, transfer, lease or other disposition of property or assets (A) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries, as appropriate, in its reasonable discretion;

(iii) the sale, lease or transfer of property or assets from (x) any Credit Party that is a Domestic Guarantor or the Company to another Credit Party that is a Domestic Guarantor or the Company or (y) from Alliance AG or any of its Subsidiaries to the Dutch Borrower (so long as the Dutch Borrower does not pay more than fair value);

(iv) the sale, lease, transfer or other disposition of property or assets (x) from any Foreign Subsidiary which is not the Dutch Borrower, Alliance AG or a Pledged Foreign Subsidiary, to the Company or any of its wholly owned Subsidiaries (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals, in each case to the extent required by applicable law), at less than or equal to fair value, (y) between Pledged Foreign Subsidiaries which are wholly owned Subsidiaries (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals, in each case to the extent required by applicable law) of the Dutch Borrower or (z) from any Pledged Foreign Subsidiaries which are Subsidiaries of the Dutch Borrower (other than Alliance AG) to any Foreign Subsidiary which is a Subsidiary of the Dutch Borrower (other than Alliance AG or a Pledged Foreign Subsidiary) (at fair value) in an aggregate amount not to exceed $40,000,000 in any fiscal year;

(v) (A) the sale of accounts receivable in accordance with the terms of Section 6.1(g) and (B) the sale of accounts receivable arising from sales of tobacco, which accounts receivable are sold pursuant to a factoring arrangement without recourse;

(vi) the sale, lease or transfer of obsolete, worn out, surplus, redundant or excess property or assets in the ordinary course of business (other than machinery, parts and equipment disposed of in accordance with clause (ii) above), or agreement to do so at a future time;

(vii) the dissolution, liquidation or winding up of a Foreign Subsidiary or a Domestic Subsidiary other than a Borrower, Alliance AG, a Domestic Guarantor or a Pledged Foreign Subsidiary, if the Company determines in good faith that such a dissolution, liquidation or winding up is in the best interests of the Credit Parties and is not materially disadvantageous to the Lenders;

(viii) the sale, lease or transfer of additional property or assets, or agreement to do so at a future time in an amount not to exceed $35,000,000 in the aggregate in any fiscal year;

(ix) the sale of any property permitted to be sold pursuant to Section 6.12; and

(x) the sale of up to 51% of the Capital Stock in the aggregate of China Brasil Tabacos Exportadora Ltda. to China Tabaco International do Brasil Ltda. and its Affiliates so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the Company or the respective Subsidiary receives at least Fair Market Value, (x) the consideration received by the Company or such Subsidiary consists of at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.6(b)(ii) and (z) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (x) shall not exceed $20,000,000 in any fiscal year of the Borrower (for this purpose, using the Fair Market Value of property other than cash).

(b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business), except as permitted pursuant to Sections 6.4(a) and 6.5.

(c) notwithstanding the provisions in Section 6.4(a) and Section 6.4(b), merge with or into any other Person, except that the following shall be permitted:

(i) a Borrower may merge with another Person if (A) such Borrower is the surviving entity, (B) if such merger involves a Person that is not a Subsidiary, such merger is a Permitted Acquisition, and (C) immediately after giving effect to such merger on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing; and

(ii) any Subsidiary may merge with or into or sell or otherwise transfer all or substantially all of its business, properties and assets to the Company or to another Subsidiary (determined immediately thereafter); provided that (A) if such merger, sale or other transfer involves a Borrower, such Borrower shall be the surviving entity, (B) if such merger, sale or other transfer involves a Guarantor (but not a Borrower), such

Guarantor shall either be the surviving entity or the surviving entity shall become an Additional Credit Party in connection therewith, (C) if such merger, sale or other transfer involves a Pledged Foreign Subsidiary, either the surviving entity shall be a Pledged Foreign Subsidiary or the Capital Stock of the surviving entity shall be pledged to the Administrative Agent in connection therewith pursuant to a Pledge Agreement on terms reasonably satisfactory to the Administrative Agent, (D) immediately after giving effect to such merger, sale or other transfer on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing and (E) if such merger, sale or other transfer involves a Person that is not a Subsidiary immediately prior to the consummation of such transaction, such merger, sale, lease or other transfer shall qualify as a Permitted Acquisition; provided further that (1) neither the Dutch Borrower nor Alliance AG shall merge with or into, or sell or transfer all or substantially all of its assets to, the Company or any Domestic Subsidiary and (2) the Dutch Borrower and Alliance AG shall not merge with or into, or sell or transfer all or substantially all of its assets to, each other and (3) no transaction shall be permitted pursuant to preceding clause (ii) which could be reasonably expected to be adverse to the Lenders (including without limitation as to their structural position and claims (direct and indirect)) in any material respect.

Section 6.5 Acquisitions, Advances, Investments and Loans. Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, make any Acquisition or Investment, except for (each of the following, a “Permitted Investment”):

(a) any Acquisition (other than a Hostile Acquisition) or Investment for consideration consisting of cash or Cash Equivalents, common stock of the Company (valued at the market value thereof as of the date of the issuance thereof), other securities or properties of a Credit Party or any Subsidiary (valued in good faith by the Board of Directors of the Company), the assumption of any Indebtedness (valued at the principal amount thereof), any other consideration (valued in good faith by the board of directors of the Company) or any combination of the foregoing; provided that in the case of Investments (i) the aggregate value of all such consideration for all Investments of the Credit Parties and their Subsidiaries made during any fiscal year shall not exceed 12.5% of Consolidated Tangible Net Worth as at the end of the previous fiscal year, (ii) at the time of such Investment, if the aggregate amount of the Investment (including cash and non-cash amounts) is in excess of $10,000,000, the Company shall have delivered to the Administrative Agent a certificate of the Company’s chief financial officer, treasurer or chief accounting officer containing calculations that demonstrate that after giving effect to such Investment on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Sections 5.9(a), (b) and (c), and (iii) no Default or Event of Default shall exist immediately before or after giving effect to such Investment, and provided further that in the case of any Acquisition (i) no Default or Event of Default shall exist immediately before or after giving effect to such Acquisition, and (ii) involving an aggregate purchase price (including cash and non-cash consideration) in excess of $10,000,000, the Company shall have delivered to the Administrative Agent at the time of such Acquisition a certificate of the Company’s chief financial officer, treasurer or chief accounting officer containing calculations that demonstrate that after giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Section 5.9(a), (b) and (c);

(b) Investments consisting of cash or Cash Equivalents;

(c) Investments in Persons (x) consisting of non-cash consideration provided that the aggregate value of all such consideration under this sub-clause (x) shall not exceed $5,000,000 per fiscal year, or (y) evidencing the deferred purchase price to be received, in each case, for assets sold, leased or otherwise transferred in accordance with Section 6.4;

(d) Investments (i) of cash and Cash Equivalents in the Company and its Subsidiaries (including, without limitation, the intercompany loans permitted by Section 6.1(d)) and (ii) in the Company and its Subsidiaries to the extent permitted under Section 6.4(a)(iii) or (iv);

(e) loans and advances in the ordinary course of its business to officers and employees of a Credit Party or any Subsidiary in an aggregate outstanding principal amount not to exceed $5,000,000;

(f) loans and advances to growers and other suppliers of tobacco (including Affiliates) in the ordinary course of its business in an aggregate outstanding principal amount consistent with past practice of the Borrowers;

(g) Guaranty Obligations permitted by Sections 6.1 and 6.3;

(h) Investments made by any Foreign Subsidiary in the ordinary course of such Person’s business, in connection with the financing of international trading transactions, in export notes, trade credit assignments, bankers’ acceptances, guarantees and instruments of a similar nature issued by (i) any commercial bank or trust company (or any Affiliate thereof) organized under the laws of the United States or any state having capital and surplus in excess of $100,000,000 or (ii) any international bank organized under the laws of any country which is a member of the OECD or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000;

(i) Transfers of interests in Foreign Subsidiaries to the extent permitted under Section 6.4;

(j) any Permitted Bond Hedge;

(k) any Investment for consideration consisting of cash or Cash Equivalents, common stock of the Company (valued at the market value thereof as of the date of the issuance thereof), other securities or properties of a Credit Party or any Subsidiary (valued in good faith by the Board of Directors of the Company), or any combination of the foregoing; provided (i) such Investments, when added with the sum of (I) the aggregate amount of all Restricted Payments declared or made by the Credit Parties and their Subsidiaries pursuant to Section 6.10(d) plus (II) the aggregate amount of all other Investments made by the Credit Parties and their Subsidiaries on or after the Original Effective Date pursuant to this Section 6.5(k) (net of any returns on any such Investments made pursuant to this Section 6.5(k) in the form of a principal repayment, distribution, dividend or redemption, as applicable, but not (x) in excess of 100% of the original amount of the respective Investment or (y) to the extent any such principal repayment, distribution, dividend or redemption is included in the calculation of Consolidated Net Income), do not exceed the sum of (A) 50% of Consolidated Net Income for the period (taken as one accounting period) from April 1, 2008 to the end of the most recent fiscal quarter of the Company for which the Administrative Agent has received financial statements pursuant to Section 5.1(a) or (b) (or, if such Consolidated Net Income for any fiscal quarter during such period is a deficit, less 100% of the aggregate such deficit for each such fiscal quarter) plus (B) 100% of the aggregate Net Cash Proceeds received by the Company from (v) contributions to its common equity capital, (w) the issue or sale of Qualifying Equity Interests of the Company, (x) the issue or sale of convertible or exchangeable Disqualified Stock of the Company, or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company), in each case after the Effective Date, (ii) at the time of such Investment, the Company shall have delivered to the Administrative Agent a certificate of the Company’s chief financial officer, treasurer or chief accounting officer containing calculations that demonstrate that after giving effect to such Investment on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Sections 5.9(a), (b) and (c), and (iii) no Default or Event of Default shall exist immediately before or after giving effect to such Investment;

(l) any Investment for consideration consisting of cash or Cash Equivalents, common stock of the Company (valued at the market value thereof as of the date of the issuance thereof), other securities or properties of a Credit Party or any Subsidiary (valued in good faith by the Board of Directors of the Company), or any combination of the foregoing; provided (i) such Investments, when added with the aggregate amount of all other Investments made by the Credit Parties and their Subsidiaries on or after the Original Effective Date pursuant to this Section 6.5(l) (net of any returns on any such Investments made pursuant to this Section 6.5(l) in the form of a principal repayment, distribution, dividend or redemption, as applicable, but not (x) in excess of 100% of the original amount of the respective Investment or (y) to the extent any such principal repayment, distribution, dividend or redemption is included in the calculation of Consolidated Net Income), do not exceed the $45,000,000, (ii) at the time of such Investment, the Company shall have delivered to the Administrative Agent a certificate of the Company’s chief financial officer, treasurer or chief accounting officer containing calculations that demonstrate that after giving effect to such Investment on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Sections 5.9(a), (b) and (c), and (iii) no Default or Event of Default shall exist immediately before or after giving effect to such Investment;

(m) any Investments received in compromise or resolution in the ordinary course of business of (A) obligations of the creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(n) Investments represented by Secured Hedging Agreements and other Hedging Agreements, in each case, to the extent such Indebtedness or obligations thereunder are permitted under Section 6.1(c); and

(o) Investments existing on the Effective Date as set forth in Schedule 6.5(o).

Notwithstanding the foregoing, each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, make any Investment in WLT other than as provided in respect of Section 6.3(i), Section 6.5(g) above and in Schedule 6.5(o).

Section 6.6 Transactions with Affiliates. Except as permitted in Section 6.5(e), each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions with any officer, director, shareholder or Affiliate other than (i) transactions between Credit Parties and Subsidiaries in the ordinary course of business consistent with past practices as of the Effective Date and (ii) transactions on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate.

Section 6.7 Ownership of Subsidiaries; Restrictions. Except as expressly permitted by this Agreement and subject to Section 5.10, each of the Credit Parties will not, nor will it permit any Subsidiary to, make any changes in its equity capital structure (including in the terms of its outstanding Capital Stock) that would materially reduce or impair the consolidated equity capital of the Credit Parties and their Subsidiaries immediately thereafter, or amend their certificates of incorporation, by-laws, operating agreements, limited liability company agreements, articles of association, partnership agreements or other charter documents in any respect which is adverse to the interests of the Lenders; provided that, nothing herein shall limit or impair the right or ability of the Credit Parties or any of their Subsidiaries to issue Capital Stock; and provided further that, for so long as the Administrative Agent maintains its first priority lien on 100% of the issued and outstanding Capital Stock of the Dutch Borrower, the Credit Parties may amend or modify the equity capital structure of the Dutch Borrower by (i) reducing the number of, or canceling any one or more, existing classes of Capital Stock and/or (ii) issuing new Capital Stock or one or more new classes of Capital Stock.

Section 6.8 Fiscal Year; Changes to Business of Alliance. The Company (i) will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by it and its Subsidiaries as of the Effective Date and reasonable extensions thereof and businesses ancillary or complimentary thereto and (ii) will not, nor will it permit Alliance AG to, alter the business of Alliance AG in a manner such that Alliance AG is no longer a primary trading entity for the Foreign Subsidiaries with whom it trades as of the Effective Date. Each of the Credit Parties will not, nor will it permit any Subsidiaries to, change its fiscal year.

Section 6.9 Limitation on Restricted Actions. Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party (except for waiving or deferring in the ordinary course of business subrogation and reimbursement rights in connection with Guaranty Obligations permitted pursuant to the terms of Section 6.3), (c) make loans or advances to any Credit Party or any Subsidiary, (d) sell, lease or transfer any of its properties or assets to any Credit Party or any Subsidiary, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) the Senior Indenture as in effect on the Effective Date and the Existing Convertible Notes Indenture as in effect on the date of the initial issuance of the Existing Convertible Notes, (v) any document governing Indebtedness of a Foreign Subsidiary (other than the Dutch Borrower and Alliance AG) constituting local lines of credit permitted pursuant to Section 6.1(l); provided that (A) such restrictions are limited to the respective Foreign Subsidiaries and their Subsidiaries (but not applicable to the assets of the Dutch Borrower or Alliance AG or the equity interests in any Material Foreign Subsidiary) and (B) other than documents governing Indebtedness in an aggregate amount not to exceed $90,000,000 at any one time outstanding, such restrictions will not include any encumbrance or restriction of the types described in clauses (a) – (c) above, (vi) encumbrances or restrictions contained in agreements relating only to one or more Immaterial Subsidiaries, (vii) encumbrance or restriction of any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (viii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted to be incurred hereunder, (ix) customary non-assignment provisions in contracts and licenses in respect of such contract or license, as the case may be, entered into in the ordinary course of business, (x) purchase money obligations for property acquired in the ordinary course of business and Capital Lease obligations that impose restrictions on the property purchased or leased, provided that such restrictions will not include any encumbrance or restriction of the types described in clause (a) – (c) above or, in the case of clause (e), applies only to the assets subject to such Liens, (xi) any agreement for the sale or other disposition of a

Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition, and (xii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments and applicable solely to such joint venture.

Section 6.10 Restricted Payments. Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party or any Subsidiary (directly or indirectly through Subsidiaries) and, in the case of any non-wholly-owned Subsidiary of the Company, may pay cash dividends or distributions to its shareholders, members or partners generally, so long as the Company or its respective Subsidiary which owns the Capital Stock in the Subsidiary paying such dividends or distributions receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary paying such dividends or distributions and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary), (c) to pay regularly scheduled interest payments in respect of the Senior Secured Notes and Existing Convertible Notes, (d) to make other Restricted Payments so long as (i) no Default or Event of Default shall have occurred or be continuing or would result from any such Restricted Payment, (ii) at the time of each such Restricted Payment, the Company shall have delivered to the Administrative Agent a certificate of the Company’s chief financial officer, treasurer or chief accounting officer containing calculations that demonstrate that after giving effect to such Restricted Payment on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Sections 5.9(a), (b) and (c), (iii) such Restricted Payment is permitted by the terms of the Existing Convertible Notes Documents, the Senior Secured Notes Documents and any other agreement or instrument governing or evidencing Indebtedness of the Credit Parties and their Subsidiaries, and (iv) such Restricted Payments, when added with the sum of (I) the aggregate amount of all Investments made by the Credit Parties and their Subsidiaries pursuant to Section 6.5(k) (net of any returns on any such Investments made pursuant to this Section 6.5(k) in the form of a principal repayment, distribution, dividend or redemption, as applicable, but not (x) in excess of 100% of the original amount of the respective Investment or (y) to the extent any such principal repayment, distribution, dividend or redemption is included in the calculation of Consolidated Net Income) plus (II) the aggregate amount of all other Restricted Payments declared or made by the Credit Parties and their Subsidiaries on or after the Original Effective Date (excluding Restricted Payments permitted by subsections (a), (b) and (c) above and subsections (e) and (f) below), do not exceed the sum of (A) 50% of Consolidated Net Income for the period (taken as one accounting period) from April 1, 2008 to the end of the most recent fiscal quarter of the Company for which the Administrative Agent has received financial statements pursuant to Section 5.1(a) or (b) (or, if such Consolidated Net Income for any fiscal quarter during such period is a deficit, less 100% of the aggregate such deficit for each such fiscal quarter) plus (B) 100% of the aggregate Net Cash Proceeds received by the Company from (I) contributions to its common equity capital, (II) the issue or sale of Qualifying Equity Interests of the Company and (III) the issue or sale of convertible or exchangeable Disqualified Stock of the Company, or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than

Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company), in each case after the Original Effective Date, (e) [Intentionally Omitted], (f) to make Restricted Payments with respect to the Existing Convertible Notes solely with the proceeds of the Senior Secured Notes held in the Blocked Account, so long and in the case of any tender offer, at the time such tender offer is made (without modification thereto), (i) no Default or Event of Default shall have occurred or be continuing or would result from any such Restricted Payment, (ii) at the time of each such Restricted Payment, the Company shall have delivered to the Administrative Agent a certificate of the Company’s chief financial officer, treasurer or chief accounting officer containing calculations that demonstrate that after giving effect to such Restricted Payment on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Sections 5.9(a), (b) and (c) and (iii) such Restricted Payment is permitted by the terms of the Existing Convertible Notes Documents, the Senior Secured Notes Documents and any other agreement or instrument governing or evidencing Indebtedness of the Credit Parties and their Subsidiaries and (g) [Intentionally Ommitted].

Section 6.11 Amendments to Indebtedness, etc. Each of the Credit Parties will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of (a) any Subordinated Indebtedness (including the Convertible Notes Documents) if such amendment or modification would add or change any terms in a manner materially adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (b) any Indebtedness for borrowed money in a principal amount outstanding of at least $40,000,000 (excluding Subordinated Indebtedness) or the Senior Secured Notes Documents if such amendment or modification would add any collateral therefor that does not also constitute Collateral under the Security Documents on the terms provided in the Intercreditor Agreement or otherwise add or change any terms in a manner materially adverse to the issuer of such Indebtedness.

Section 6.12 Sale Leasebacks. Each of Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $10,000,000 in the aggregate on an annual basis, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or a Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Subsidiary to another Person which is not a Credit Party or a Subsidiary in connection with such lease.

Section 6.13 No Further Negative Pledges. Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) pursuant to the Existing Convertible Notes Indenture as originally in effect or the Senior Indenture as in effect on the Effective Date, (d) pursuant to any document governing Indebtedness of a Foreign Subsidiary (other than the Dutch Borrower and Alliance AG) constituting local lines of credit permitted pursuant to Section 6.1(l) may contain such prohibitions or restrictions which are applicable only to such Foreign Subsidiaries and their Subsidiaries (but not applicable to the assets of the Dutch Borrower or Alliance AG or the equity interests in any Material Foreign Subsidiary), (e) such prohibitions or restrictions affecting one or more Immaterial Subsidiaries, (f) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (g) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted to be incurred hereunder, (h) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business in respect of such contract or license, as the case may be, (i) purchase money obligations for property acquired in the ordinary course of business and Capital Lease obligations that impose restrictions on the property purchased or leased, (j) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition and (k) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments and applicable solely to such joint venture.

Section 6.14 Maximum Uncommitted Inventories. The Credit Parties shall not permit the Uncommitted Inventories to exceed $250,000,000 in the aggregate at the end of any fiscal quarter less the maximum amount that may be payable under the unsecured Guaranty Obligations of the Company permitted under Section 6.3(i).

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) (i) A Borrower shall fail to pay any principal on any Note or Loan when due in accordance with the terms thereof or hereof; (ii) a Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; (iii) a Borrower shall fail to pay any interest on any Note or Loan or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder; or (iv) a Borrower shall fail to pay when due any amount required to be prepaid and/or cash collateralized pursuant the last sentence of Section 2.6(b)(i), provided that any failure of a Guarantor to make a payment shall only be an Event of Default under this Section 7.1(a)(i) if the failure by the Borrower to make such guaranteed payment is an Event of Default);

(b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made;

(c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 2.25, Section 5.7(a), Section 5.9, Section 5.13 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days after the earlier of (A) the date on which a Responsible Officer of such Credit Party acquires knowledge thereof and (B) the date on which the written notice thereof is delivered by the Administrative Agent or any Lender to such Credit Party;

(d) A Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness in a principal amount outstanding of at least $40,000,000 in the aggregate for the Company and any of its Subsidiaries beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $40,000,000 in the aggregate for the Credit Parties and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(e) (i) Any Credit Party or any of its Subsidiaries (other than Immaterial Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary (other than any Immaterial Subsidiaries) shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Credit Party or any Subsidiary (other than any Immaterial Subsidiaries) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or any Subsidiary (other than any Immaterial Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) any Credit Party or any Subsidiary (other than any Immaterial Subsidiaries) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any Subsidiary (other than any Immaterial Subsidiaries) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(f) One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries (other than any Immaterial Subsidiaries) involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $40,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(g) (i) Any Credit Party, any Subsidiary of a Credit Party or any Commonly Controlled Entity shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan (other than a Permitted Lien) shall arise on the assets of any Credit Party, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan, (vi) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) exceed the value of the assets of such

Single Employer Plan allocable to such accrued benefits or (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(h) There shall occur (i) a Change of Control under this Agreement, (ii) a Change of Control (as defined in the Senior Indenture as in effect on the date hereof) under the Senior Indenture or (iii) if any Existing Convertible Notes are outstanding, a Fundamental Change (as defined in the Existing Convertible Notes Indenture as in effect on the date of the initial issuance of the Existing Convertible Notes) under the Existing Convertible Notes Indenture;

(i) The Domestic Guaranty or any provision thereof shall cease to be in full force and effect or any Domestic Guarantor or any Person acting by or on behalf of any Domestic Guarantor shall deny or disaffirm any Domestic Guarantor’s obligations under the Domestic Guaranty;

(j) The Foreign Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor’s obligations under the Foreign Guaranty;

(k) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive), or any Credit Party or any of its Subsidiaries shall so assert in writing;

(l) The occurrence and continuation of any Event of Default under and as defined in the Existing Convertible Notes Indenture or the Senior Indenture;

(m) The subordination provisions with respect to any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Indebtedness; or

(n) The Intercreditor Agreement or any material provision thereof shall cease to be in full force and effect (other than in accordance with the terms thereof).

Section 7.2 Acceleration; Remedies. Upon the occurrence and continuance of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents shall immediately become due and payable and the Borrowers shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under such Letters of Credit, and (b) if such event is any other Event of Default, any of the following actions may be taken: (i) the Administrative Agent may with the consent of the Required Lenders, or shall upon the written direction of the Required Lenders, by notice of default to the Borrowers declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate, (ii) the Administrative Agent may with the consent of the Required Lenders, or shall upon the written direction of the Required Lenders, by notice of default to the Borrowers, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, and (iii) the Administrative Agent may with the consent of the Required Lenders, or shall upon the written direction of the Required Lenders, exercise such other rights and remedies available to the Administrative Agent under the Credit Documents and applicable laws.

ARTICLE VIII

THE AGENT

Section 8.1 Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints Deutsche Bank to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

By accepting the benefits of this Agreement and each other Security Document, the Secured Parties expressly agree to the terms of Article VIII (including the provisions of this Section 8.1 of this Agreement relating to the role of the Administrative Agent) and reaffirm the appointment of Deutsche Bank (and any of its successors or assigns) as Administrative Agent acting on behalf of all of the Secured Parties with respect to each Credit Document which shall include execution of the Intercreditor Agreement and the other Credit Documents to which such Secured Party is a party (and which it is required to enter into) on its behalf.

Section 8.2 Nature of Duties. Anything herein to the contrary notwithstanding, none of the Bookrunners, the Arrangers or other agents listed on the cover page hereof (other than the Administrative Agent and the Issuing Lender) shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity as a Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon in good faith. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume in good faith that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or the Issuing Lender. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent, the Issuing Lender, and the Swingline Lender in their capacities hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Revolving Commitment Percentages in effect on the date on which indemnification is sought under this Section (to the extent the Revolving Commitment has been terminated the Revolving Commitment Percentages shall by deemed to be the Revolving Commitment Percentages immediately prior to such termination of the Revolving Commitment, but giving effect to assignments effected thereafter in accordance with the requirements of Section 9.6(b)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final judgment. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

Section 8.8 Administrative Agent in Its Individual Capacity. Each of the Persons serving as Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each of the Persons serving as Agents hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9 Successor Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrowers. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment within forty-five (45) days after the notice of resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral for the benefit of the Lenders until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) The Required Lenders may at any time when the Administrative Agent has become the subject of a proceeding under any Debtor Relief Law, or had a receiver, conservator,

trustee or custodian appointed for it, upon no less than thirty (30) days’ prior notice, replace the Administrative Agent. The successor Administrative Agent shall not be the subject of a proceeding under any Debtor Relief Law, or had a receiver, conservator, trustee or custodian appointed for it and shall succeed to and become vested with all of the rights, powers, privileges and duties of the replaced Administrative Agent, and the replaced Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. The provisions of this Article and Section 9.5 shall continue in effect for the benefit of such replaced Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the replaced Administrative Agent was acting as Administrative Agent. Any such replacement of an Administrative Agent hereunder shall automatically, and with no further action required on the part of the Administrative Agent, constitute the resignation of the Administrative Agent in its capacity as an Issuing Lender and the Swingline Lender, in which case the replaced Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such replacement.

Section 8.10 Collateral and Guaranty Matters.

(a) The Lenders and the Hedging Agreement Providers irrevocably authorize and direct the Administrative Agent:

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Revolving Commitments and payment in full of all Credit Party Obligations (other than Unasserted Obligations to which the Administrative Agent has no actual knowledge thereof) and the expiration or termination of all Letters of Credit, (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.4, or (C) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate or release (provided that, for any release, the Company shall certify the respective clause pursuant to Section 6.2 (as listed below) which permits the respective release and shall, in the case of any release pursuant to Section 6.2(n) or (t), certify that the fair market value of all Collateral for which such releases have been requested do not exceed the aggregate principal amount of Indebtedness which is permitted to be then outstanding pursuant to the relevant said clauses of Section 6.2) any Lien on any Property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Property that is permitted by Section 6.2(j), (k), (n) or (t); and

(iii) to release any Domestic Guarantor (other than the Company) from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted by Section 6.4.

(b) In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrowers’ expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release, as applicable. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to terminate, release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments and Waivers. Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1 nor may any Guarantor or Collateral be released except as specifically provided herein or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, waiver, supplement, modification or release shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon or any Reimbursement Obligation, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of the Revolving Commitment or Revolving Commitment Percentage of any Lender, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.6(b), nor any amendment of Section 2.6(b) or the definitions of Asset Disposition, or Recovery Event, shall constitute a reduction or forgiveness of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note;

(ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders;

(iii) amend, modify or waive any provision of ARTICLE VIII without the written consent of the Administrative Agent;

(iv) release either Borrower or all or substantially all of the Guarantors from their respective obligations hereunder or under the Guaranty, without the written consent of all of the Lenders;

(v) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of the Required Lenders or all of the Lenders as appropriate and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action;

(vi) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.3 as in effect on the Effective Date;

(vii) release all or substantially all of the Collateral without the written consent of all of the Lenders;

(viii) amend, modify or waive (A) the order in which Credit Party Obligations are paid in Section 2.6(b)(v) and Section 2.10, (B) the pro rata funding of Extensions of Credit or treatment of payments in Section 2.10(a) or (C) Section 9.7(a), in each case without the written consent of each Lender directly affected thereby;

(ix) amend or modify the definitions of “Credit Party Obligations” or “Required Lenders” to delete or exclude any obligation or liability described therein without the written consent of each Lender directly affected thereby;

(x) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2.3 or alter its rights or obligations with respect to Letters of Credit; or

(xi) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding

Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of ARTICLE VIII (other than the provisions of Section 8.9 and Section 8.10); provided, however, that the Administrative Agent will provide written notice to the Borrowers of any such amendment, modification or waiver.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Notwithstanding anything to the contrary contained in this Section 9.1, the Borrowers, the Administrative Agent and each Incremental Lender may, in accordance with the provisions of Section 2.23, enter into an Incremental Revolving Commitment Agreement, provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Incremental Lender of such Incremental Revolving Commitment Agreement, such Incremental Revolving Commitment Agreement may thereafter only be modified in accordance with the requirements of this Section 2.23.

Section 9.2 Notices. Except as otherwise provided in ARTICLE II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed to each such party at the address set forth in this Section 9.2 or such Lender’s Administrative Questionnaire, as applicable, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes.

If to the Borrower or any other Credit Party:

Address:	8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009
Attention:	Treasurer
Telephone:	(919) 379-4109
Fax:	(919) 379-4131

If to the Administrative Agent: To the applicable Notice Office.

Section 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Revolving Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

Section 9.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree, (a) to pay or reimburse the Agents and the Sole Lead Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including, without limitation, reasonable field examination expenses and charges), together with the reasonable fees and disbursements of one outside counsel (and such additional local counsel as reasonably necessary as determined by the Administrative Agent) to the Agents and the Sole Lead Arranger, (b) to pay or reimburse the Agents and the Sole Lead Arranger for all their reasonable out-of-pocket expenses incurred in connection with the arrangement and syndication of the facilities established by this Agreement and of each Issuing Lender and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons, (c) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under, or defense against any actions arising out of, this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agents and to the Lenders (including reasonable allocated costs of in-house legal counsel), (d) on demand, to pay, indemnify, and hold each Lender and each Agent harmless from, all losses, liabilities, claims, damages or out-of-pocket expenses arising out of or relating to the Credit Documents, the Borrowers’ use of Loan proceeds or the Revolving Commitments, including, without limitation, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (e) to pay, indemnify, and hold each Lender, the Agents, the Arrangers and their Affiliates (each an “indemnified party”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel to the Agents, the Lenders and the Arrangers (including reasonable allocated costs of in-house legal counsel) and settlement costs), which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed or incurred with respect to the enforcement of the Credit Documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrowers shall not have any obligation hereunder to an indemnified party with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of such indemnified party, as determined by a court of competent jurisdiction in a final judgment. Each of the Borrowers and Guarantors agree, to the full extent permitted by applicable law, that each such Borrower and each such Guarantor shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

Section 9.6 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (including any Non-Extended Revolving Commitment or Extended Revolving Commitment) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment of any Class (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of a Revolving Commitment of such Class, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(C) The amount transferred to and paid by an assignee in relation to a Loan or Lender’s Revolving Commitment of any Class made to the Dutch Borrower or any other Borrower organized under the laws of the Netherlands, if any, shall be at least EUR 100,000 (or the equivalent in Dollars or any other currency) or, if less, the assignee shall confirm in writing to the Dutch Borrower or any other Borrower organized under the laws of the Netherlands, if any, that it is a PMP.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment of such Class assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent each Issuing Lender and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment in respect of such facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that only one such processing and recordation fee shall be required for simultaneous assignments by a Lender and its Affiliates and Approved Funds to a Lender and its Affiliates and Approved Funds.

(v) No Assignment to Borrowers. No such assignment shall be made to a Borrower or any of the Borrowers’ Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Revolving Loans or Revolving Commitments on a non-pro rata basis.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.17 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption and each Incremental Revolving Commitment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments (including any Non-Extended Revolving Commitment or Extended Revolving Commitment) of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purpose of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Administrative Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment (including any Non-Extended Revolving Commitment or Extended Revolving Commitment) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders, Issuing Lender and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

This paragraph (d) shall not prohibit any Lender from selling participations in all or a portion of its rights and obligations among separate Classes of Revolving Loans or Revolving Commitments on a non-pro rata basis.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.15 and 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank without having the requirements of this Section apply to such pledge or assignment; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto unless and until the requirements for assignment are satisfied in connection with such pledge or assignment.

(g) Tax Forms. At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall comply with Section 2.17 (it being understood that, in the case of Participants, the documentation required under Section 2.17(f) shall be delivered to the participating Lender)).

(h) For the purposes of this Section 9.6, the Extended Revolving Commitments (and related aggregate Revolving Exposure) and the Non-Extended Revolving Commitments (and related aggregate Revolving Exposure) shall be treated as separate “Classes”.

Section 9.7 Adjustments; Set-off.

(a) Each Lender agrees that if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion (based on the amount owing to various lenders) than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. Notwithstanding anything to the contrary contained herein, the provisions of this Section 9.7(a) shall be subject to the express provisions of this Agreement which require differing payments to be made to Lenders which are Non-Extended Revolving Lenders as opposed to Extended Revolving Lenders (and vice versa).

(b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Company to such Lender hereunder and claims of every nature and description of such Lender against the Company, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(c) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Dutch Borrower, any such notice being expressly waived by the Dutch Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Dutch Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Dutch Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Dutch Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Dutch Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Dutch Borrower, or against anyone else claiming through or against the Dutch Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Dutch Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8 Table of Contents and Section Headings. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 9.9 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Integration. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11 Governing Law. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 9.12 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against any Borrower and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each of the Borrowers and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. To the extent permitted by applicable law (including, without limitation, the Hague Convention on the Service Abroad of Judicial and Extra-Judicial Documents in Civil and Commercial Matters), each of the Borrowers and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Borrowers and the other Credit Parties to be effective and binding service in every respect. Each of the Borrowers, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrowers or the other Credit Parties in the court of any other jurisdiction. The Dutch Borrower hereby appoints the Company to act as its agent for purposes of receiving service of process pursuant to the terms of this Section 9.12 and agrees that any service of process to the Dutch Borrower may be affected by delivering such service of process to the Company at its address set forth in Section 9.2.

Section 9.13 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Secured Hedging Agreement or any action or proceeding relating to this Agreement, any other Credit Document or Secured Hedging Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Administrative Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis, provided that, in the case of information received from any Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or as to which it is reasonably clear such information is not public. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14 Acknowledgments. The Borrowers and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrowers or the other Credit Parties and the Lenders.

Section 9.15 Waivers of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.16 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties, which information includes the name and address of the Borrowers and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and the other Credit Parties in accordance with the Patriot Act.

Section 9.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each of the Credit Parties in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent or such Lender in Dollars, the Applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of Dollars so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent and the Lenders agree to apply such excess to any Credit Party Obligations then due and payable in accordance with the terms of Section 2.10.

Section 9.18 Continuing Agreement. This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations (other than Unasserted Obligations) have been paid in full and all Commitments and Letters of Credit have been terminated (all of the foregoing, collectively, “Termination”); provided that it is acknowledged and agreed that the Unasserted Obligations shall survive Termination and shall remain in full force in effect until satisfied in full. Upon Termination, the Credit Parties shall have no further obligations (other than Unasserted Obligations) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrowers, deliver all the Collateral in its possession to the Borrowers and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

Section 9.19 Foreign Pledge Agreements

(a) Authorizing Documents. Upon the reasonable request of the Administrative Agent, at any time after the Original Effective Date and upon any Person becoming a Lender, each Lender shall deliver to the Administrative Agent any authorizations, powers of attorney or other documents that are deemed reasonably necessary by the Administrative Agent with respect to the entry into any Foreign Pledge Agreement and the effectiveness of the security interest granted in favor of the Lender as a Secured Party thereunder.

(b) Argentina Power of Attorney. Without limiting the foregoing, after the execution and delivery of any pledge of Capital Stock of any Foreign Subsidiary organized under the laws of Argentina (each an “Argentina Stock Pledge”) each Lender, and any Person that becomes a Lender shall upon reasonable request of the Administrative Agent have the Argentina Power of Attorney attached hereto as Part A of Schedule 9.19 (or such other form from time to time provided by the Administrative Agent) executed, properly notarized and authenticated by the appropriate Apostille, in accordance with the instructions set forth in Part B of Schedule 9.19 (or such other instructions from time to time provided by the Administrative Agent). Each Lender, and each Person that becomes a Lender, acknowledges that the Extensions of Credit and Revolving Commitments of such Lender will not be secured by any Argentina Stock Pledge (after the execution and delivery thereof) until the Argentina Power of Attorney has been properly executed, notarized and authenticated by the appropriate Apostille and delivered to the Administrative Agent and such Lender is added to the relevant Argentina Stock Pledge agreement by the Administrative Agent and the actions contemplated in the respective Argentina Stock Pledge agreement shall have been taken.

(c) Failure to Comply. Each Lender, and each Person that becomes a Lender, acknowledges that a failure by such Lender to comply with the provisions of this Section 9.19 may result in such Lender not being secured by the Collateral pledged under such applicable Foreign Pledge Agreement.

Section 9.20 Special Provisions Relating to the Amendment and Restatement Agreement. No Lender (and its successors and assigns) shall enter into any amendment or modification to this Agreement to the extent such amendment or modification amends or modifies this Section 9.20 (or any defined term as used herein) or the definition of “Other Allocable Percentage” or “Allocable Revolving Percentage”, unless the consent of each Lender directly and adversely affected thereby has been obtained. Each of the agreements contained in this Section 9.20 are separate contractual arrangements among the Credit Parties and the Lenders and each Lender may directly enforce against any other Lender any breach (or attempted breach) of any of the agreements contained in this Section 9.20.

The Amendment and Restatement Agreement and this Agreement are intended to amend and restate in its entirety the Existing Credit Agreement. This Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment or termination of any such obligations and liabilities. It is the intention of the parties to the Amendment and Restatement Agreement and this Agreement to preserve and continue the perfection and priority of all security interests and Liens securing the “Credit Party Obligations” outstanding under and as defined in the Existing Credit Agreement, and that all Credit Party Obligations outstanding under and as defined in this Agreement shall be secured by the security interests and Liens evidenced under the Security Documents. Each Credit Party hereby acknowledges and agrees that the “Credit Party Obligations” outstanding under and as defined in the Existing Credit Agreement as of the Effective Date, continue to remain Credit Party Obligations outstanding under this Agreement. Furthermore, each Credit Party hereby reaffirms the validity and binding effect of the Guarantee set forth in Articles X and XI of the Existing Credit Agreement and the Security Documents (as defined in the Existing Credit Agreement) executed and delivered pursuant to the Existing Credit Agreement (including as amended and/or amended and restated in connection with this Agreement), and acknowledges and agrees that such documents and agreements continue to apply to this Agreement and the Credit Party Obligations hereunder and that all Collateral subject to such documents and agreements does and shall secure the Credit Party Obligations. On and after the Closing Date, unless otherwise specified, any reference to the “Credit Agreement” in the Exhibits to and/or Credit Documents under the Existing Credit Agreement shall be a reference to this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time. The provisions of Article VII and Section 9.5 of the Existing Credit Agreement shall continue in effect for the benefit of the Administrative Agent in respect of any actions taken or omitted to be taken by any of them while acting as administrative agent and collateral agent under the Existing Credit Agreement.

ARTICLE X

GUARANTY OF COMPANY OBLIGATIONS

Section 10.1 The Domestic Guaranty. In order to induce the Lenders to enter into this Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement with the Company or any of its Domestic Subsidiaries and to extend credit hereunder and thereunder, and in recognition of the direct benefits to be received by the Domestic Guarantors from the Extensions of Credit hereunder and the extensions of credit under any Secured Hedging Agreement, each of the Domestic Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each Domestic Guarantor hereby absolutely, unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by required prepayment, declaration, demand, by acceleration or otherwise, of any and all indebtedness of the Company to the Secured Parties. If any or all of the indebtedness of the Company to the Administrative Agent and the Lenders becomes due and payable hereunder, each Domestic Guarantor unconditionally promises to pay such indebtedness to the Secured Parties, or order, on demand, together with any and all reasonable expenses which may be incurred by the Secured Parties in collecting any of the indebtedness. The word “indebtedness” is used in this ARTICLE X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Company, including all Credit Party Obligations of the Company, arising in connection with this Agreement, the other Credit

Documents or any Secured Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Company may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. Each Domestic Guarantor understands, agrees and confirms that the Secured Parties may enforce this Domestic Guaranty up to the full amount of all indebtedness of the Company against such Domestic Guarantor without proceeding against any other Domestic Guarantor, the Company or any other Domestic Guaranteed Party, or against any security for all indebtedness of the Company, or under any other guaranty covering all or a portion of all indebtedness of the Company. The Domestic Guaranty set forth in this ARTICLE X is a guaranty of timely payment and not of collection.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Domestic Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Domestic Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code) (it being understood that it is the intention of the parties to this Domestic Guaranty that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Existing Convertible Notes and the Senior Secured Notes and any other indebtedness for borrowed money, shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Domestic Guarantor hereunder and with respect to the Existing Convertible Notes, the Senior Secured Notes or any other indebtedness for borrowed money, that its guarantee of amounts owing in respect of the Existing Convertible Notes, the Senior Secured Notes or any other indebtedness for borrowed money, as the case may be, shall first be reduced).

Section 10.2 Bankruptcy. Additionally, each of the Domestic Guarantors absolutely, unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Company to the Secured Parties whether or not due or payable by the Company upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally, absolutely, and irrevocably, jointly and severally promises to pay such indebtedness to the Administrative Agent for the account of the Secured Parties, or order, on demand, in lawful money of the United States. Each of the Domestic Guarantors further agrees that to the extent that the Company or a Domestic Guarantor shall make a payment or a transfer of an interest in any property to any Secured Party, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Company or a Domestic Guarantor, the estate of the Company or a Domestic Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3 Nature of Liability. The liability of each Domestic Guarantor hereunder is primary, absolute, joint and several, and unconditional, and is exclusive and independent of any security for or other Domestic Guaranty of the indebtedness of the Company whether executed by any such Domestic Guarantor, any other Domestic Guarantor or by any other party, and no Domestic Guarantor’s liability hereunder shall be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:(a) any direction as to application of payment by the Company or by any other party, (b) any other continuing or other Domestic Guaranty, undertaking or maximum liability of a Domestic Guarantor or of any other party as to the indebtedness of the Company, (c) any payment on or in reduction of any such other Domestic Guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Company(e) the failure of the Domestic Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Domestic Guaranty, (f) any action or inaction by the Secured Parties or (g) any invalidity, rescission, irregularity or unenforceability of all or any part of the indebtedness of the Company or of any security therefor, or (h) any payment made to any Secured Party on the indebtedness which such Secured Party repay the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Domestic Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4 Independent Obligation. The obligations of each Domestic Guarantor hereunder are independent of the obligations of any other Domestic Guarantor or the Company, and a separate action or actions may be brought and prosecuted against each Domestic Guarantor whether or not action is brought against any other Domestic Guarantor or the Company and whether or not any other Domestic Guarantor or the Company is joined in any such action or actions. Each Domestic Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or any other Domestic Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Company or such other Domestic Guaranteed Party shall operate to toll the statute of limitations as to each Domestic Guarantor.

Section 10.5 Authorization. Each of the Domestic Guarantors authorizes each Secured Party without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Domestic Guarantor or any other party for the payment of the Domestic Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Domestic Guarantors, the Company or other obligors.

Section 10.6 Reliance. It is not necessary for any Secured Party to inquire into the capacity or powers of the Company or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7 Waiver.

(a) Each of the Domestic Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Company, any other Domestic Guarantor or any other party, (ii) proceed against or exhaust any security held from the Company, any other Domestic Guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Hedging Agreement Provider’s power whatsoever. Each of the Domestic Guarantors waives any defense based on or arising out of any defense of the Company, any other Domestic Guarantor or any other party other than payment in full in cash of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Company, any other Domestic Guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full in cash of the indebtedness. The Administrative Agent or any of the Lenders may, at their election, exercise any right or remedy the Administrative Agent and any Lender may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Domestic Guarantor hereunder except to the extent the indebtedness has been paid. The Secured Parties may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, or the other Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Company, any other Domestic Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Domestic Guarantor hereunder except to the extent the indebtedness of the Company has been paid in full in cash. Each of the Domestic Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of the Domestic Guarantors against the Company or any other party.

(b) Each of the Domestic Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Domestic Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness and each Domestic Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the indebtedness of the Company and notice or proof of reliance by any Secured Party upon this Domestic Guaranty, and the indebtedness of the Company shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Domestic Guaranty. Each Domestic Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Domestic Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Company, each other Domestic Guaranteed Party and each other Domestic Guarantor on an ongoing basis information relating thereto and the Company’s, each other Domestic Guaranteed Party’s and each other Domestic Guarantor’s ability to pay and perform its respective obligations with regard to the indebtedness of the Company, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Domestic Guaranty is in effect. Each Domestic Guarantor acknowledges and agrees that (x) the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Company, any other Domestic Guaranteed Party or any other Domestic Guarantor for the benefit of such Domestic Guarantor nor to advise such Domestic Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Company, any other Domestic Guaranteed Party or any other Domestic Guarantor that might become known to any Secured Parties at any time, whether or not such Secured Parties knows or believes or has reason to know or believe that any such fact or change is unknown to such Domestic Guarantor, or might (or does) increase the risk of such Domestic Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Domestic Guarantor to continue as a guarantor of the indebtedness of the Company hereunder and (y) the Secured Parties shall have no duty to advise any Domestic Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

(c) Each of the Domestic Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Domestic Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of any Secured Party against the Company or any other Domestic Guarantor of the indebtedness of the Company owing to any such Secured Party (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Domestic Guaranty until such time as the Loans hereunder and all Credit Party Obligations (other than Unasserted Obligations) shall have been paid and the Revolving Commitments have been terminated. Each of the Domestic Guarantors hereby further agrees not to exercise any right to enforce any other remedy which any Secured Party now has or may hereafter have against any Other Party, any endorser or any other Domestic Guarantor of all or any part of the indebtedness of the Company and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the any such Secured Party to secure payment of the indebtedness of the Company until such time as the Loans hereunder and all Credit Party Obligations (other than Unasserted Obligations) shall have been paid and the Revolving Commitments have been terminated.

(d) Each Domestic Guarantor hereby acknowledges and agrees that no Secured Party nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Domestic Guarantor or in payment of any or all of the liabilities of any Domestic Guaranteed Party under the Credit Documents or the obligation of such Domestic Guarantor hereunder or (b) to pursue any other remedy that such Domestic Guarantor may or may not be able to pursue itself any right to which such Domestic Guarantor hereby waives.

(e) Each Domestic Guarantor warrants and agrees that each of the waivers set forth in Section 10.4 and in this Section 10.7 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

Section 10.8 Limitation on Enforcement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Lenders and the Hedging Agreement Providers agree that this Domestic Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce the Domestic Guaranty or to realize upon the security to be granted by the Pledge Agreements, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of itself, the Lenders, Issuing Lenders, the Swingline Lender and the other Agents under the terms of this Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Secured Parties further agree that this Domestic Guaranty may not be enforced against any director, officer, employee or stockholder (which itself is not a Credit Party) of the Domestic Guarantors. Except as provided in the immediately preceding sentence, it is understood and agreed that the agreement in this Section 10.8 is among and solely for the benefit of the Secured Parties and that, if the Required Lenders (or, after the date on which all indebtedness of the Company with respect to the Credit Documents has been paid in full in cash, the holders of at least a majority of the outstanding Credit Party Obligations) so agree (without requiring the consent of any Domestic Guarantor), this Domestic Guaranty may be directly enforced by any Secured Party.

Section 10.9 Confirmation of Payment. The Administrative Agent and the Lenders will, upon request after payment in cash in full of the indebtedness and obligations under the Credit Documents which are the subject of the Domestic Guaranty and termination of the Revolving Commitments relating thereto, confirm to the Company, the Domestic Guarantors or any other Person that such indebtedness and obligations under the Credit Documents have been paid and the Revolving Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10 Continuing Guaranty. This Domestic Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Party would otherwise have. No notice to or demand on any Domestic Guarantor in any case shall entitle such Domestic Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Party to inquire into the capacity or powers of the Company or any other Domestic Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.11 Subordination of Indebtedness Held by Guarantors. Any indebtedness of the Company or any other Domestic Guaranteed Party now or hereafter held by any Domestic Guarantor is hereby subordinated to the indebtedness of the Company or such other Domestic Guaranteed Party to the Secured Parties (in their capacities as such); and such indebtedness of the Company or such other Domestic Guaranteed Party to any Domestic Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Domestic Guarantor as trustee for the Secured Parties and be paid over to the Secured Parties on account of the indebtedness of the Company or such other Domestic Guaranteed Party to the Secured Parties (in their capacities as such), but without affecting or impairing in any manner the liability of such Domestic Guarantor under the other provisions of this Domestic Guaranty. Prior to the transfer by any Domestic Guarantor of any note or negotiable instrument evidencing any indebtedness of the Company or any other Domestic Guaranteed Party to such Domestic Guarantor, such Domestic Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Domestic Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Domestic Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all indebtedness of the Company owing to the Secured Parties (in their capacities as such) have been irrevocably paid in full in cash; provided, that if any amount shall be paid to such Domestic Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the indebtedness of the Company owing to the Secured Parties (in their capacities as such), such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied upon the indebtedness of the Company owing to the Secured Parties (in their capacities as such), whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Parties as collateral security for any indebtedness of the Company owing to the Secured Parties (in their capacities as such) thereafter existing.

Section 10.12 Payments. All payments made by any Domestic Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Company under Section 2.10.

ARTICLE XI

GUARANTY OF THE DUTCH BORROWER OBLIGATIONS

Section 11.1 The Foreign Guaranty. In order to induce the Lenders to enter into this Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement with the Dutch Borrower or any of its Subsidiaries and to extend credit hereunder and thereunder, and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit to the Dutch Borrower hereunder and the extensions of credit under any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each Guarantor hereby absolutely, unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by required prepayment, declaration, demand, by acceleration or otherwise, of any and all indebtedness of the Dutch Borrower to the Secured Parties. If any or all of the indebtedness of the Dutch Borrower to the Administrative Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Secured Parties, or order, on demand, together with any and all reasonable expenses which may be incurred by the Secured Parties in collecting any of the indebtedness. The word “indebtedness” is used in this ARTICLE XI in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Dutch Borrower, including all Credit Party Obligations of the Dutch Borrower, arising in connection with this Agreement, the other Credit Documents or any Secured Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Dutch Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. Each Guarantor understands, agrees and confirms that the Secured Parties may enforce this Foreign Guaranty up to the full amount of all indebtedness of the Dutch Borrower against such Guarantor without proceeding against any other Guarantor, the Dutch Borrower or any other Foreign Guaranteed Party, or against any security for all indebtedness of the Dutch Borrower or under any other guaranty covering all or a portion of all indebtedness of the Dutch Borrower. The Foreign Guaranty set forth in this Article XI is a guaranty of timely payment and not of collection.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code) (it being understood that it is the intention of the parties to this Foreign Guaranty that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Existing Convertible Notes and the Senior Secured Notes and any other indebtedness for borrowed money, shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Existing Convertible Notes, the Senior Secured Notes or any other indebtedness for borrowed money, that its guarantee of amounts owing in respect of the Existing Convertible Notes, the Senior Secured Notes or any other indebtedness for borrowed money, as the case may be, shall first be reduced).

Section 11.2 Bankruptcy. Additionally, each of the Guarantors absolutely, unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Dutch Borrower to the Secured Parties whether or not due or payable by the Dutch Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally, absolutely, and irrevocably, jointly and severally promises to pay such indebtedness to the Administrative Agent for the account of the Secured Parties, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Dutch Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to any Secured Party, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Dutch Borrower or a Guarantor, the estate of the Dutch Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 11.3 Nature of Liability. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional, and is exclusive and independent of any security for or other Foreign Guaranty of the indebtedness of the Dutch Borrower whether executed by any such Guarantor, any other Guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation; (a) any direction as to application of payment by the Dutch Borrower or by any other party, (b) any other continuing or other Foreign Guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the indebtedness of the Dutch Borrower, (c) any payment on or in reduction of any such other Foreign Guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Dutch Borrower, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Foreign Guaranty, (f) any action or inaction by the Secured Parties or (g) any invalidity, rescission, irregularity or unenforceability of all or any part of the indebtedness of the Dutch Borrower, or (h) any payment made to any Secured Party on the indebtedness which such Secured Party repay the Dutch Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 11.4 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Dutch Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Dutch Borrower and whether or not any other Guarantor or the Dutch Borrower is joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Dutch Borrower or any other Foreign Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Dutch Borrower or such other Foreign Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

Section 11.5 Authorization. Each of the Guarantors authorizes each Secured Party without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of the Foreign Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Dutch Borrower or other obligors.

Section 11.6 Reliance. It is not necessary for any Secured Party to inquire into the capacity or powers of the Dutch Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 11.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Dutch Borrower, any other Guarantor or any other party, (ii) proceed against or exhaust any security held from the Dutch Borrower, any other Guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Hedging Agreement Provider’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Dutch Borrower, any other Guarantor or any other party other than payment in full in cash of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Dutch Borrower, any other Guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Dutch Borrower other than payment in full in cash of the indebtedness. The Administrative Agent or any of the Lenders may, at their election, exercise any right or remedy the Administrative Agent and any Lender may have against the Dutch Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. The Secured Parties may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, or the other Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Dutch Borrower, any other Foreign Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness of the Dutch Borrower has been paid in full in cash. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of the Guarantors against the Dutch Borrower or any other party.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Foreign Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the indebtedness of the Dutch Borrower reliance by any Secured Party upon this Foreign Guaranty, and the indebtedness of the Dutch Borrower shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Foreign Guaranty. Each Guarantor assumes all responsibility for being and keeping itself informed of the Dutch Borrower’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Dutch Borrower each other Foreign Guaranteed Party and each other Guarantor on an ongoing basis information relating thereto and the Dutch Borrower’s, each other Foreign Guaranteed Party’s and each other Guarantor’s ability to pay and perform its respective obligations with regard to the indebtedness of the Dutch Borrower, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Foreign

Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Dutch Borrower, any other Foreign Guaranteed Party or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Dutch Borrower, any other Foreign Guaranteed Party or any other Guarantor that might become known to any Secured Parties at any time, whether or not such Secured Parties knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the indebtedness of the Dutch Borrower hereunder and (y) the Secured Parties shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Foreign Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of any Secured Party against the Dutch Borrower or any other Guarantor of the indebtedness of the Dutch Borrower owing to any such Secured Party (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Foreign Guaranty until such time as the Loans hereunder and all Credit Party Obligations (other than Unasserted Obligations) shall have been paid and the Revolving Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which any Secured party now has or may hereafter have against any Other Party, any endorser or any other Guarantor of all or any part of the indebtedness of the Dutch Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the any such Secured Party to secure payment of the indebtedness of the Dutch Borrower until such time as the Loans and all Credit Party Obligations (other than Unasserted Obligations) hereunder shall have been paid and the Revolving Commitments have been terminated.

(d) Each Guarantor hereby acknowledges and agrees that no Secured Party nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Foreign Guaranteed Party under the Credit Documents or the obligation of such Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

(e) Each Guarantor warrants and agrees that each of the waivers set forth in Section 11.4 and in this Section 11.7 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

Section 11.8 Limitation on Enforcement. Notwithstanding anything to the contrary contained elsewhere in this Agreement the Lenders and the Hedging Agreement Providers agree that this Foreign Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce the Foreign Guaranty or to realize upon the security to be granted by the Pledge Agreements, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of itself, the Lenders, Issuing Lenders, the Swingline Lender and the other Agents under the terms of this Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Secured Parties further agree that this Foreign Guaranty may not be enforced against any director, officer, employee or stockholder (which itself is not a Credit Party) of the Guarantors. Except as provided in the immediately preceding sentence, it is understood and agreed that the agreement in this Section 11.8 is among and solely for the benefit of the Secured Parties and that, if the Required Lenders (or, after the date on which all indebtedness of the Dutch Borrower with respect to the Credit Documents has been paid in full in cash, the holders of at least a majority of the outstanding Credit Party Obligations) so agree (without requiring the consent of any Guarantor), this Foreign Guaranty may be directly enforced by any Secured Party.

Section 11.9 Limitation on Guaranty of Alliance AG. Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, the following shall apply to Alliance AG’s Guaranty Obligations as Guarantor (the “Alliance AG Guaranty”):

(a) Alliance AG hereby represents and warrants that, prior to entering into this Agreement, Alliance AG has taken the necessary steps to ensure that, subject to execution of and performance under this Agreement, Alliance AG shall be receiving arm’s length compensation for the Alliance AG Guaranty. The parties to this Agreement acknowledge that, notwithstanding the foregoing and anything to the contrary elsewhere in this Agreement or any of the other Credit Documents, the risk exists that, in the event and at the time of the enforcement of this Agreement, (i) the Swiss Federal Tax Administration may qualify all or part of the payments by Alliance AG under the Alliance AG Guaranty as a constructive profit distribution and/or (ii) payments by Alliance AG under the Alliance AG Guaranty may qualify under Swiss corporate law as constructive profit distribution and/or repayment of capital by Alliance AG (in either case a “Constructive Profit Distribution”).

(b) Upon the occurrence and during the continuance of an Event of Default, Alliance AG hereby appoints the Administrative Agent, for the benefit of the Lenders, to seek and obtain, prior to enforcement of the Alliance AG Guaranty, a ruling from the Swiss Federal Tax Administration confirming that the payments by Alliance AG under the Alliance AG Guaranty (the “Alliance AG Guaranty Payments”) will not be qualified as Constructive Profit Distribution. The Administrative Agent, on behalf of the Lenders, hereby agrees and undertakes to Alliance AG that enforcement of the Alliance AG Guaranty shall not be imposed on Alliance AG without obtaining such ruling from the Swiss Federal Tax Administration. Alliance AG hereby agrees and undertakes to provide the Administrative Agent, for the benefit of the Lenders, with reasonable and bona fide support, including but not limited to copies of all relevant corporate documents (including, without limitation, any shareholders’ and/or board resolutions of Alliance AG to enter into this Agreement) to allow the request for the above ruling to be filed with the Swiss Federal Tax Administration without delay.

(c) In the event that the Swiss Federal Tax Administration confirms that the Alliance AG Guaranty Payments will not be qualified as Constructive Profit Distribution, the Administrative Agent may seek, subject to the terms of Section 11.9(e) and (f), immediate enforcement under the Alliance AG Guaranty for the benefit of the Lenders without further notice.

(d) In the event that the Swiss Federal Tax Administration opines that all or part of the Alliance AG Guaranty Payments must be qualified as Constructive Profit Distribution, the Administrative Agent may seek, subject to the terms of Section 11.9(e) and (f), immediate enforcement under the Alliance AG Guaranty only for such part (if any) of the Alliance AG Guaranty Payments which are not qualified as Constructive Profit Distribution. Upon the request of the Administrative Agent, Alliance AG hereby agrees and undertakes to provide the Administrative Agent with reasonable and bona fide support (such as, without limitation, the filing of appeals before the competent authorities and/or courts) to challenge a negative ruling or decision of the Swiss Federal Tax Administration with respect to such part of the Alliance AG Guaranty Payments qualified by the Swiss Federal Tax Administration as a Constructive Profit Distribution.

(e) If and to the extent payments on the Alliance AG Guaranty have to be qualified under Swiss corporate law as a Constructive Profit Distribution (the part, if any, qualified as Constructive Profit Distribution being hereafter referred to as the “Shortfall on Enforcement”), the Shortfall on Enforcement shall only become enforceable from time to time and used for application to the Credit Party Obligations of Alliance AG within the limit of the maximum amount of the profits of Alliance AG available for distribution as dividends from time to time, i.e. the balance sheet profits (if any) and any reserves available for such purpose in each case in accordance with Article 675 Section 2 and Article 671 Sections 1-3 of the Swiss Code of Obligations, less any amount for Swiss withholding taxes payable in respect thereof, until the aggregate cumulative amount of such profits and reserves reaches the Shortfall on Enforcement. Any payments on the Alliance AG Guaranty received by the Administrative Agent in excess of the Shortfall on Enforcement shall be promptly repaid by the Administrative Agent to Alliance AG.

(f) For the purposes of reducing the Shortfall on Enforcement, the amount of profits of Alliance AG available from time to time for distribution to the Administrative Agent, for the benefit of the Lenders, shall be determined by a resolution of the annual shareholders’ meeting of Alliance AG, based on an audited balance sheet of Alliance AG as required under Swiss corporate law, and on a confirmation by the auditors of Alliance AG that they have examined the balance sheet and that the amount for which enforcement is sought is in conformity with applicable Swiss corporate laws for the protection of share capital and legal reserves, to the extent they are not freely available, and with such accounting standards as then applied by the auditors of Alliance AG. However, such recovery amount shall at no time be less than the unrestricted equity capital surplus (including the unrestricted part of general (legal) reserves, restricted reserves which may be converted into free reserves, other free reserves, retained earnings and current net profits) available (as the case may be after a conversion/re-qualification) for distribution to the shareholder(s) of Alliance AG under Swiss corporate law and practice at the time or times enforcement by the Administrative Agent, for the benefit of the Lenders, in accordance with this Agreement is sought.

(g) To the extent (but only to the extent) that all or part of the Alliance AG Guaranty Payments are requalified by the Swiss Federal Tax Administration as a Constructive Profit Distribution after their disbursement by Alliance AG to the Administrative Agent, on behalf of the Lenders, and to the extent the Alliance AG Guaranty Payments are made without Alliance AG having retained or withheld any Swiss withholding tax from such Alliance AG Guaranty Payments, the Administrative Agent hereby undertakes to timely file a related report with and pay, on behalf of the Lenders, the relevant tax amount (if any) to the Swiss Federal Tax Administration.

(h) To the extent (but only to the extent) that Alliance AG is required to make any Swiss withholding tax payment directly to the Swiss Federal Tax Administration as a result of a requalification by the Swiss Federal Tax Administration of the Alliance AG Guaranty Payments as a Constructive Profit Distribution after their disbursement by Alliance AG to the Administrative Agent, on behalf of the Lenders, and to the extent the Alliance AG Guaranty Payments are made without Alliance AG having retained or withheld such Swiss withholding tax from such Alliance AG Guaranty Payments, the Administrative Agent, on behalf of the Lenders, agrees and undertakes to indemnify Alliance AG for such payments. This indemnification obligation shall extend to any director of Alliance AG to the extent that such director becomes personally liable for the payment of such Swiss withholding tax in the event of a liquidation of Alliance AG as a result of enforcement under this Agreement.

(i) Alliance AG hereby agrees and undertakes to provide all necessary and bona fide support to the Administrative Agent, for the benefit of the Lenders, to allow the Administrative Agent and the Lenders to obtain, and the Administrative Agent and the Lenders agree to attempt to obtain, any refund of withholding tax described in this Section 11.9 as provided for under the relevant tax treaties then in force. The amount of any such refund shall be applied to reduce the Shortfall on Enforcement and, if and to the extent such reduction causes the Shortfall on Enforcement to be a negative amount, shall be paid (by the Administrative Agent or Lenders, as appropriate) to Alliance AG.

Section 11.10 Confirmation of Payment. The Administrative Agent and the Lenders will, upon request after payment in cash in full of the indebtedness and obligations under the Credit Documents which are the subject of the Foreign Guaranty and termination of the Revolving Commitments relating thereto, confirm to the Dutch Borrower, the Guarantors or any other Person that such indebtedness and obligations under the Credit Documents have been paid and the Revolving Commitments relating thereto terminated, subject to the provisions of Section 11.2.

Section 11.11 Continuing Guaranty. This Foreign Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Party to inquire into the capacity or powers of the Dutch Borrower or any other Foreign Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 11.12 Subordination of Indebtedness Held by Guarantors. Any indebtedness of the Dutch Borrower or any other Foreign Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Dutch Borrower or such other Foreign Guaranteed Party to the Secured Parties (in their capacities as such); and such indebtedness of the Dutch Borrower or such other Foreign Guaranteed Party to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Secured Parties on account of the indebtedness of the Dutch Borrower or such other Foreign Guaranteed Party to the Secured Parties (in their capacities as such), but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Foreign Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Dutch Borrower or any other Foreign Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Foreign Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all indebtedness of the Dutch Borrower owing to the Secured Parties (in their capacities as such) have been irrevocably paid in full in cash; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the indebtedness of the Dutch Borrower owing to the Secured Parties (in their capacities as such), such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied upon the indebtedness of the Dutch Borrower owing to the Secured Parties (in their capacities as such), whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Parties as collateral security for any indebtedness of the Dutch Borrower owing to the Secured Parties (in their capacities as such) thereafter existing.

Section 11.13 Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Dutch Borrower under Sections 2.10.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

COMPANY:

ALLIANCE ONE INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

DUTCH BORROWER:

INTABEX NETHERLANDS B.V.

By:
Name:
Title:

DOMESTIC GUARANTORS:

[NONE]

FOREIGN GUARANTOR:

ALLIANCE ONE INTERNATIONAL AG

By:
Name:
Title:

[signatures continue]

ADMINISTRATIVE AGENT, SWINGLINE LENDER, ISSUING LENDER, AND LENDERS:

DEUTSCHE BANK TRUST COMPANY AMERICAS

, as Administrative Agent, as Swingline Lender, as Issuing Lender and as a Lender

By:
Name:
Title:

By:
Name:
Title:

[signatures continue]

, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[signatures continue]

, as a Lender

By:
Name:
Title:

By:
Name:
Title: